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                                                                     EXHIBIT 4.4

                           THE NEW ENGLAND PROTOTYPE
                     401(K)/PROFIT SHARING PLAN AND TRUST

                            BASIC PLAN DOCUMENT #03
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                               TABLE OF CONTENTS
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ARTICLE I - PRELIMINARY MATTERS.................................................

     1.01.  Purpose of Plan.....................................................
     1.02.  Employer Adoption...................................................
     1.03.  Loss of Prototype Status............................................
     1.04.  Failure to Qualify..................................................

ARTICLE II - GENERAL DEFINITIONS................................................

ARTICLE III - ELIGIBILITY AND PARTICIPATION.....................................

     3.01.  Date of Participation...............................................
     3.02.  Rehired Former Employee.............................................
     3.03.  Rehired Former Participant..........................................
     3.04.  Change in Job Classification........................................
     3.05.  Information Furnished by Eligible Employee..........................
     3.06.  Salary Reduction/Thrift Contribution Requirement....................
     3.07.  Participation by Owner-Employees....................................

ARTICLE IV - PARTICIPANT ACCOUNTS...............................................

     4.01.  Establishment of Accounts...........................................
     4.02.  Value of Accounts...................................................
     4.03.  Annual Statement....................................................

ARTICLE V - EMPLOYER CONTRIBUTIONS..............................................

     5.01.  Source of Employer Contributions....................................
     5.02.  Amount of Employer Contributions....................................
     5.03.  Salary Reduction Contributions......................................
     5.04.  Matching Contributions..............................................
     5.05.  Qualified Matching Contributions....................................
     5.06.  Profit Sharing Contribution.........................................
     5.07.  Qualified Non-Elective Contributions................................
     5.08.  Payment of Employer Contributions...................................
     5.09.  Return of Contributions.............................................

ARTICLE VI - PARTICIPANT CONTRIBUTIONS, ROLLOVERS AND TRANSFERS.................

     6.01.  Salary Reduction Contributions......................................
     6.02.  Thrift Contributions................................................
     6.03.  Voluntary Non-Deductible Employee Contributions.....................
     6.04.  Rollover Contributions..............................................
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     6.05.  Transfer from Another Plan.....................................
     6.06.  Transfers to Another Account...................................

ARTICLE VII - PAYROLL AGREEMENTS...........................................

     7.01.  Type and Form of Agreement.....................................
     7.02.  Furnishing of Payroll Agreements...............................
     7.03.  Duration of Payroll Agreement..................................
     7.04.  Amount of Reduction or Contribution............................
     7.05.  Termination of Payroll Agreements..............................
     7.06.  Modification of Percentage.....................................
     7.07.  Cash Bonuses...................................................

ARTICLE VIII - ALLOCATION AND VALUATION

     8.01.  Allocation of Salary Contributions.............................
     8.02.  Allocation of Profit Sharing Contributions.....................
     8.03.  Allocation of Matching Contributions...........................
     8.04.  Allocation of Qualified Non-Elective Contributions.............
     8.05.  Application of Forfeitures.....................................
     8.06.  Valuation of Trust Fund........................................
     8.07.  Allocation of Trust Gains and Losses...........................

ARTICLE IX - PARTICIPANT DIRECTION OF INVESTMENTS..........................

     9.01.  Direction by Participant.......................................
     9.02.  Change in Investment of Future Contributions...................
     9.03.  Change in Investment of Prior Contributions....................
     9.04.  Notice to Trustee..............................................

ARTICLE X - RETIREMENT AND DISABILITY BENEFITS.............................

     10.01.  Retirement Benefits...........................................
     10.02.  Disability Benefits...........................................

ARTICLE XI - TERMINATION OF EMPLOYMENT AND VESTING.........................

     11.01.  Termination Benefits..........................................
     11.02.  Vesting in Employee Contributions and Qualified Employer
             Contributions.................................................
     11.03.  Vesting in Employer Contributions.............................
     11.04.  Exclusion of Years of Service.................................
     11.05.  Forfeitures...................................................
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     11.06.  Restoration of Account.............................................
     11.07.  Separate Accounts..................................................

ARTICLE XII - DEATH BENEFITS....................................................

     12.01.  Joint and Survivor Requirements....................................
     12.02.  Beneficiary Designation............................................
     12.03.  Amount of Death Benefit............................................
     12.04.  Death Before Commencement of Benefits..............................
     12.05.  Death After Benefit Commencement...................................

ARTICLE XIII - DISTRIBUTION AND FORM OF BENEFITS................................

     13.01.  Joint and Survivor and Minimum Distribution Requirements...........
     13.02.  Method of Payment..................................................
     13.03.  Commencement of Benefits...........................................
     13.04.  Restrictions on Immediate Distributions............................
     13.05.  Restriction on Early Distributions.................................
     13.06.  Vested Account Balance Defined.....................................

ARTICLE XIV - JOINT AND SURVIVOR AND SPOUSAL CONSENT REQUIREMENTS...............

     14.01.  Applicability of Article...........................................
     14.02.  Qualified Joint and Survivor Annuity...............................
     14.03.  Qualified Preretirement Survivor Annuity...........................
     14.04.  Definitions........................................................
     14.05.  Notice Requirements................................................
     14.06.  Safe Harbor Rules..................................................
     14.07.  Transitional Rules.................................................
             (a)  Automatic Joint and Survivor Annuity..........................
             (b)  Election of Early Survivor Annuity............................

ARTICLE XV - MINIMUM DISTRIBUTION REQUIREMENTS..................................

     15.01.  Applicability of Article...........................................
     15.02.  General Rules and Required Beginning Date..........................
     15.03.  Limits on Distribution Periods.....................................
     15.04.  Determination of Amount to be Distributed Each Year................
     15.05.  Death Distribution Provisions......................................
     15.06.  Definitions........................................................
     15.07.  Transitional Rule..................................................
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ARTICLE XVI - WITHDRAWALS FROM ACCOUNTS.........................................

     16.01.  Minimum Limits on Withdrawals......................................
     16.02.  Withdrawal of Voluntary Contributions..............................
     16.03.  Age 59 1/2 Withdrawals.............................................
     16.04.  Withdrawals at Normal Retirement Age...............................
     16.05.  Withdrawals Under IRS 2-Year Rule..................................
     16.06.  Hardship Withdrawals From Employer Contribution Accounts...........
     16.07.  Hardship Withdrawals From Salary Reduction Accounts................
     16.08.  Withdrawals From Thrift Contribution and Rollover Contribution
             Accounts...........................................................
     16.09.  Procedure for Making Withdrawals...................................
     16.10.  Non-forfeiture Provision...........................................
     16.11.  Special Vesting Provision..........................................
     16.12.  Frequency of Withdrawals...........................................
     16.13.  Restriction for Loans..............................................

ARTICLE XVII - LOANS............................................................

     17.01.  Loans to Participants..............................................
     17.02.  Minimum Participation Requirement..................................
     17.03.  Minimum Limits on Loans............................................
     17.04.  Maximum Limits on Loans............................................
     17.05.  Term of Loans......................................................
     17.06.  Loan Security......................................................
     17.07.  Loan Interest......................................................
     17.08.  Repayment..........................................................
     17.09.  Spousal Consent....................................................

ARTICLE XVIII - INSURANCE POLICIES..............................................

     18.01.  Purchase of Policies...............................................
     18.02.  General Rules and Limitations......................................
             (a)  Ordinary Life.................................................
             (b)  Term and Universal Life.......................................
             (c)  Combination...................................................
     18.03.  Dividends..........................................................
     18.04.  Premium Refund.....................................................
     18.05.  Conversion of Policies.............................................
     18.06.  Supplemental Agreements............................................
     18.07.  Conflict Between Terms.............................................
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ARTICLE XIX - GROUP ANNUITY POLICIES............................................

     19.01.  General Description................................................
     19.02.  Separate Investment Accounts.......................................
     19.03.  Conflicting Provisions.............................................

ARTICLE XX - INSURANCE COMPANY..................................................

     20.01.  Not Party to Plan or Trust.........................................
     20.02.  Protection of Insurance Company....................................
     20.03.  Insurance Company Forms............................................

ARTICLE XXI - PLAN ADMINISTRATION AND CLAIMS PROCEDURE..........................

     21.01.  Plan Administrator.................................................
     21.02.  Duties and Powers..................................................
     21.03.  Delegation of Duties...............................................
     21.04.  Uniformity of Rules................................................
     21.05.  Records and Recordkeeping..........................................
     21.06.  Notice to Trustee..................................................
     21.07.  Indemnification....................................................
     21.08.  Removal and Resignation............................................
     21.09.  Compensation and Expenses..........................................
     21.10.  Benefit Claims Procedure...........................................
     21.11.  Service of Legal Process...........................................
     21.12.  Person Authorized to Act for Employer..............................

ARTICLE XXII-THE TRUSTEE........................................................

     22.01.  The Trust Fund.....................................................
     22.02.  Investment of Trust Fund...........................................
     22.03.  Investment Direction by Participants...............................
     22.04.  Investment Direction by Plan Administrator.........................
     22.05.  Trustee Powers.....................................................
     22.06.  Distributions from Trust Fund......................................
     22.07.  Trustee Liability and Protection...................................
     22.08.  Indemnification....................................................
     22.09.  Compensation, Expenses and Taxes...................................
     22.10.  Records and Accounting.............................................
     22.11.  Removal of Trustee.................................................
     22.12.  Key Person Insurance...............................................
     22.13.  Procedure for Trustee Action.......................................
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     22.14.  Allocation of Responsibility.......................................
     22.15.  Investment Manager.................................................

ARTICLE XXIII - AMENDMENT AND TERMINATION.......................................

     23.01.  Amendment of Plan..................................................
     23.02.  Amendment by Adopting Employer.....................................
     23.03.  Restrictions on Amendments.........................................
     23.04.  Effect of Amendment on Account Balances............................
     23.05.  Participant Election...............................................
     23.06.  Termination of Plan................................................
     23.07.  Vesting on Termination.............................................
     23.08.  Procedure upon Termination.........................................
     23.09.  Termination of Plan with Respect to Division or Plant..............

ARTICLE XXIV - LIMITATIONS ON ALLOCATIONS.......................................

     24.01.  Basic Rule - No Other Qualified Plan...............................
     24.02.  Basic Rule - Additional Master or Prototype Defined Contribution
             Plan(s)............................................................
     24.03.  Basic Rule-Additional Non-Master/Prototype Defined Contribution
             Plan(s)............................................................
     24.04.  Basic Rule-Additional Defined Benefit Plan(s)......................
     24.05.  Definitions........................................................

ARTICLE XXV - LIMITATION ON ELECTIVE DEFERRALS..................................

ARTICLE XXVI - LIMITATIONS ON EMPLOYEE CONTRIBUTIONS AND MATCHING CONTRIBUTIONS.

     26.01.  Definitions........................................................
     26.02.  Average Contribution Percentage Test...............................
     26.03.  Special Rules for Average Contribution Percentage..................
     26.04.  Distribution of Excess Aggregate Contributions.....................

ARTICLE XXVII - TOP-HEAVY PROVISIONS............................................

     27.01.  Top-Heavy Status...................................................
     27.02.  Definitions........................................................
     27.03.  Minimum Allocation.................................................
     27.04.  Minimum Vesting Schedule...........................................
     27.05.  Adjustment to the Limitation on Contributions and Benefits.........
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ARTICLE XXVIII - MISCELLANEOUS PROVISIONS.......................................

     28.01.  Spendthrift Provisions.............................................
     28.02.  Limitation of Rights and Benefits..................................
     28.03.  Benefits Subject to Adequacy of Trust..............................
     28.04.  Plan and Trust for Exclusive Benefit of Employees..................
     28.05.  Construction.......................................................
     28.06.  Merger of Plan.....................................................
     28.08.  Multiple Employers.................................................
     28.09.  Leave of Absence...................................................

This prototype plan is an important legal document. You should consult with your attorney regarding the legal and tax implications of adopting this plan. Although the overall form of the plan has been approved by the Internal Revenue Service, neither The New England nor its agents can act as your attorney in qualifying your plan with the IRS, or assure that it automatically is suited to you needs.

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                                   ARTICLE I

                              PRELIMINARY MATTERS
                              -------------------

          1.01.  Purpose of Plan.  This Basic Plan Document together with the
                 ---------------
Adoption Agreement executed by the Employer and the Trustee shall constitute a Plan and Trust intended to qualify under the internal Revenue Code, for the purpose of providing retirement benefits and incidental death benefits for those Employees who qualify for participation under the terms of the Plan.

          1.02.  Employer Adoption.  Any organization, including a sole
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proprietorship or a partnership, with employees may become an Employer under this Prototype Plan by executing any one of several Adoption Agreements provided hereunder in a form satisfactory to the Trustee and complying with the registration requirements of the Sponsoring Organization. Upon executing such Adoption Agreement, the Employer, for all purposes, shall be deemed conclusively bound and obligated by all applicable terms and provisions of the Plan and the provisions of such Adoption Agreement. Except as provided in Section 28.09 in the case of multiple Employers, the participation of each Employer and its Employees in this Prototype Plan shall be separate from the participation of any other Employer and its Employees; however, nothing herein shall prevent the Sponsoring Organization from combining for investment purposes, the contributions with respect to any Employer to whom it has issued a Group Annuity Policy with any of its assets, accounts or investments. Further, a corporate Trustee may commingle for investment purposes the assets with respect to any or all Employers under the Plan with any of the Trust assets, accounts or investments.

          1.03.  Loss of Prototype Status.  If the Plan fails to attain or
                 ------------------------
retain qualification, it shall no longer participate in this Prototype Plan and will be considered an individually designed plan. In the event of the election of an option not provided for in the Adoption Agreement, or if the Employer fails to comply with the Sponsoring Organization's registration requirements, then the Plan shall no longer be a Prototype Plan and the Employer shall be considered to have an individually designed plan.

          1.04.  Failure to Qualify.  If the Internal Revenue Service determines
                 ------------------
that the Plan does not initially qualify under Section 401(a) of the Code, the Plan and Trust shall be considered rescinded and of no force or effect; provided the application for qualification is made by the time prescribed by law for filing the Employer's federal tax return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe. The Employer shall promptly notify the Trustee of such determination. Upon receipt of such notice, the Trustee, after payment of incurred expenses, shall within one year of such determination or, if contested, within one year of the date such determination if finally upheld, return any contributions made by the Employer or any Participant. Notwithstanding the foregoing, any Participant who terminated employment with the Employer prior to such determination or, in the case of the Participant's death prior to such determination, his Beneficiary, shall be entitled to receive any benefits which would otherwise have been payable under the Plan.

                                  ARTICLE II

                              GENERAL DEFINITIONS
                              -------------------

          The following words and phrases as used in the Plan shall have the meanings set forth in this Article, unless a different meaning is clearly required by the context. Additional definitions which primarily affect particular Articles of the Plan are set forth in those Articles. See Article XIV for Joint and Survivor definitions, Article XV for Minimum Distribution definitions, Article XXIV for definitions relating to Limitations on Allocations, Article XXV for definitions relating to Limitations on Elective
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Deferrals, Article XXVI for definitions relating to Limitations on Employee
Contributions and Matching Contributions and Article XXVII for Top-Heavy definitions.

          2.01. "ADOPTION AGREEMENT" shall mean the separate agreement, which shall be executed by the Employer and the Trustee adopting the Plan and establishing the Trust, in which the Employer's election of options under the Plan shall be set forth.

          2.02. "ANNUITY STARTING DATE" shall mean the first day of the first period for which an amount is paid as an annuity or any other form.

          2.03. "BASIC PLAN DOCUMENT" shall mean the portion of the Plan containing all the non-elective provisions applicable to all adopting Employers.

          2.04. "BENEFICIARY" shall mean any individual or legal entity designated by a Participant pursuant to Section 12.02 to receive any benefits, which may be payable under the Plan by reason of the death of the Participant, other than survivorship benefits payable to a contingent annuitant.

          2.05. "BOARD OF DIRECTORS" shall mean the Board of Directors or other governing body of the Employer.

          2.06. "CODE" shall mean the Internal Revenue of 1986, as amended from time to time.

          2.07.  "COMPENSATION" shall mean the Employee's wages as defined in
Section 3121(a) of the Code for purposes of calculating Social Security Taxes, but determined without regard to the dollar limitation of Section 3121(a)(1) of the Code, any rules that limit covered employment based on the type or location of an Employee's Employer, and any rules that limit the remuneration included in wages based on familial relationship or based on the nature or location of the employment or the services performed (such as the exception to the definition of employment in Section 3121(b)(1) through (20) of the Code), subject, however, to the following provisions:

                 (a) For any Self-Employed individual covered under the Plan, Compensation shall mean his Earned Income.

                 (b) Compensation shall include only that Compensation which is paid to the Participant during the applicable period. Except as provided elsewhere in the Plan, the applicable period shall be the period elected by the Employer in the Adoption Agreement. If the Employer makes no election, or if no election is available, the applicable period shall be the Plan Year.

                 (c) If specified on the Adoption Agreement, Compensation, for purposes of determining contributions under Articles V and VI and allocations under Article VIII and Sections 22.12 and 25.08, shall exclude (1) any "elective contributions" or "deferred compensation" as defined in paragraph (h) below, and
(2) in the case of the Non-Standardized Adoption Agreement #03.001, any overtime pay, commissions, bonuses or other special pay, or any Compensation in excess of the amount specified in the Adoption Agreement; provided, however, that the exclusions under (2) above shall not be available if the integrated formula is selected in Article VIII of the Adoption Agreement.

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                 (d)  For purposes of determining the limitations on Annual
Additions under Article XXIV, Compensation shall exclude any "elective contributions" or "deferred compensation" as defined in paragraph (h) below.

                 (e) For purposes of determining the minimum Top-Heavy allocation under Section 27.03, Compensation shall include any amounts excluded under Section 2.07A of the Non-Standardized Adoption Agreement #03-001, but shall exclude any "elective contributions" or "deferred compensation" as defined in paragraph (h) below.

                 (f) If the adoption of this Prototype Plan amends an existing Plan of the Employer to comply with the Tax Reform Act of 1986, the definition of Compensation as in effect under the existing Plan immediately prior to such amendment shall continue to apply (to the extent that it differs from the foregoing provisions of this Section) until the first day of the Plan Year next following the Plan Year in which such amendment is adopted.

                 (g) Effective with the first Plan Year beginning on or after January 1, 1989, the annual Compensation of each Participant taken into account under the Plan for any year shall not exceed $200,000, as adjusted by the Secretary at the same time and in the same manner as under Section 415(d) of the Code. In determining the Compensation of a Participant for purposes of this limitation, the family aggregation rules of Section 414(q)(6) of the Code shall apply, provided, however, that in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules the adjusted $200,000 limitation is exceeded, then (except for purposes of determining the portion of Compensation up to the integration level in the case of an integrated plan), the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this Section prior to the application of this limitation.

                 (h) For purposes of this Section, "elective contributions" shall mean any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under Sections 125, 402(a)(8), 402(h) or 403(b) of the Code, and "deferred compensation" shall mean any amount deferred under an eligible deferred compensation plan within the meaning of Section 457 of the Code, or any Employee contributions under a government plan described in Section 414(h)(2) of the Code that are "picked up" by the Employer and thus treated as an Employer contribution.

          2.08. "EARLY RETIREMENT DATE," if any, shall mean the date specified in the Adoption Agreement.

          2.09. "EARNED INCOME" for a Self-Employed individual shall mean his net earnings derived from the trade or business for which the Plan is established, provided his personal services are a material income-producing factor in such trade or business, determined after deduction for contributions to a qualified plan to the extent deductible under Section 404 of the Code, including contributions made on behalf of such individual. Net earnings shall be determined without regard to items not included in gross income and the deductions allocable to such items, but with regard to the deduction allowed to the Employer by Section 164(f) of the Code for taxable years beginning after December 31, 1989.

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          2.10.  "EFFECTIVE DATE" shall mean the effective date of the Plan as specified on the Adoption Agreement; provided, however, that the Effective Date with respect to an Employer who becomes a party to the Plan in accordance with
Section 2.13 after the date specified in the Adoption Agreement shall be the effective date of such Employer's adoption of the Plan.

          2.11. "ELIGIBLE EMPLOYEE" shall mean an Employee who is employed in the job classification specified in Section 3.01 of the Adoption Agreement.

          2.12. "EMPLOYEE" shall mean any individual who is employed by the Employer or any Related Employer. Employee shall include a Self-Employed individual and any Leased Employee deemed to be an Employee of the Employer or any Related Employer as provided in Section 414(n) or (o) of the Code.

          2.13. "EMPLOYER" shall mean the Employer named in the Adoption Agreement, and any trade or business which with the consent of the Principal Employer becomes a party to the Plan, and any successor trade or business which assumes the obligations of the Plan.

          2.14. "EMPLOYER CONTRIBUTION ACCOUNT" shall mean a Participant's Matching Contribution Account and Profit Sharing Contribution Account.

          2.15. "ENTRY DATE" shall mean the date(s) specified in the Adoption Agreement as of which an Eligible Employee may become a Participant.

          2.16. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations issued pursuant thereto as such law affects the Plan and Trust.

          2.17. "EXCESS COMPENSATION" shall mean Compensation in excess of the integration level as specified on the Adoption Agreement.

          2.18.  "FIVE-YEAR BREAK IN SERVICE" shall mean the following:

                 (a) If the "hourly method" under Section 2.57 of the Adoption Agreement is designated, "Five-Year Break in Service" shall mean a period of 5 or more consecutive One-Year Breaks in Service. Except as provided in Section 28.09, a "One-Year Break in Service" shall mean any computation period for determining Years of Service as specified in the Adoption Agreement, during which the Employee does not complete more than 500 Hours of Service.

                 (b) If the "elapsed time" method under Section 2.59 of the Adoption Agreement is designated, "Five-Year Break in Service" shall mean a Period of Severance exceeding 60 months.

          2.19. "GROUP ANNUITY POLICY" shall mean any group annuity policy as described in Article XIX and issued by the insurance Company to the Trustee.

          2.20. "HIGHLY COMPENSATED EMPLOYEE" shall include Highly Compensated Active Employees and Highly Compensated Former Employees, determined as follows:

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                 (a)  A Highly Compensated Active Employee includes any Employee who performs service for the Employer during the determination year and who, during the look-back year: (1) received Compensation in excess of $75,000 (as adjusted pursuant to Section 415(d) of the Code); (2) received Compensation from the Employer in excess of $50,000 (as adjusted pursuant to Section 415(d) of the Code) and was a member of the top-paid group for such year; or (3) was an officer of the Employer and received Compensation during such year that is greater than 50% of the dollar limitation in effect under Section 415(b)(1)(A) of the Code. The term Highly Compensated Employee also includes: (A) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the Employee is 1 of the 100 Employees who received the most Compensation from the Employer during the determination year; and (B) Employees who are 5% owners at any time during the look back year or determination year.

                 (b) If no officer has satisfied the Compensation requirement of (3) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

                 (c) For purposes of this Section,. the "determination year" shall be the Plan Year and the "look-back year" shall be the 12-month period immediately preceding the determination year.

                 (d) A Highly Compensated Former Employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year, and was a Highly Compensated Active Employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.

                 (e) If an Employee is, during a determination year or look-back year, a family member of either a 5% owner who is an active or former Employee or a Highly Compensated Employee who is one of the 10 most Highly Compensated Employees ranked on the basis of Compensation during such year, then the family member and the 5% owner or top-ten Highly Compensated Employee shall be aggregated. In such case, the family member and 5% owner or top-ten Highly Compensated Employee shall be treated as a single Employee receiving Compensation and Plan contributions or benefits equal to the sum of such Compensation and contributions or benefits of the family member and 5% owner or top-ten Highly Compensated Employee. For purposes of this Section, "family member" includes the Spouse, lineal ascendants and descendants of the Employee or former Employee and the Spouses of such lineal ascendants and descendants.

                 (f) The determination of who is a Highly Compensated Employee, including the determination of the number and identity of employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the Compensation that is considered, shall be made in accordance with
Section 414(q) of the Code and the Regulations thereunder.

          2.21.  "HOUR OF SERVICE" shall mean:

                 (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. Such hours shall be credited to the Employee for the computation period in which the duties are performed;

                 (b) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 hours of service shall be credited under this clause (b) for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph shall be calculated and credited pursuant to
Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference; and

                 (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same hours of service shall not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

          Solely for purposes of determining whether a One-Year Break in Service has occurred under Section 2.18(a), an Employee who is absent from work due to a Maternity or Paternity Absence shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, 8 Hours of Service per day of such absence. The Hours of Service credited under this paragraph shall be credited (1) in the computation period in which the absence begins if the crediting is necessary to prevent a One-Year Break in Service in that period, or (2) in all other cases, in the following computation period. Hours of Service shall be determined on the basis of actual hours for which an Employee is paid or entitled to payment. Hours of Service shall be credited for any individual consideration an Employee for purposes of this Plan under Section 414(n) or Section 414(o) and the Regulations thereunder. Hours of Service shall include employment in a prior or subsequent job classification, employment with any predecessor employer who maintained the Plan or is named in the Adoption Agreement, and employment with any Related Employer.

          2.22. "INSURANCE COMPANY" shall mean New England Mutual Life Insurance Company of Boston, Massachusetts or such other life insurance company or companies as may be designated from time to time by the Trustee.

          2.23. "LEASED EMPLOYEE" shall mean any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the recipient employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer. A Leased Employee shall not be considered an employee of the recipient if (1) such employee is covered by a money purchase pension plan providing (A) a non-integrated employer contribution rate of at least 10% of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed by the employer pursuant to a salary reduction agreement which are excludable from the employee's gross income under Section 125, Section 402(a)(8), Section 402(h) or Section 403(b) of the Code, (B) immediate participation, and (C) full and immediate vesting; and (2) Leased Employees do not constitute more than 20% oft he recipient's non highly-compensated workforce.

          2.24. "LIMITATION YEAR" shall mean the 12-consecutive month period designated in the Adoption Agreement. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

          2.25. "MATCHING CONTRIBUTION ACCOUNT" shall mean an account established for a Participant pursuant to Article IV.

          2.26. "MATERNITY OR PATERNITY ABSENCE" shall mean an absence (1) by reason of the pregnancy of the Employee, (2) by reason of a birth of a child of the Employee, (3) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Plan Administrator shall determine under rules of uniform application and based on information provided by the Employee whether or not the Employee's absence from work is a Maternity or Paternity Absence.

          2.27. "MONTHS OF SERVICE," for purposes of determining eligibility under Article III, shall mean the following:

                 (a) If the "hourly method" is specified in Section 3.01 of the Adoption Agreement, Months of Service shall mean any eligibility computation period during which an Employee completes at least an aggregate number of Hours of Service equal to 83-1/3 times the number of months specified in Section 3.01 of the Adoption Agreement. Eligibility computation periods shall be determined as follows:

                      (1) If the number of months so specified does not exceed 11, an eligibility computation period is a period equal to such number of months. The initial such eligibility computation period shall commence on the date an Hour of Service is first performed by the Employee. Each succeeding eligibility computation period shall commence on the first day following the end of the prior period.

                      (2) If the number of months so specified is exactly 12, an eligibility computation period is a 12-month period. The initial such computation period shall commence on the date an Hour of Service is first performed by the Employee. Each succeeding eligibility computation period shall commence on the first day following the end of the prior period, or if specified in Section 3.01 of the Adoption Agreement, the first day of the Plan Year in which the first eligibility computation period ends, and each succeeding Plan Year.

                      (3) If the number of months so specified exceeds 12, two eligibility computation periods shall be taken into account in measuring Months of Service. In such case, a Participant shall satisfy the eligibility requirement specified in Section 3.01 only by completing 12 Months of Service in a 12-consecutive month eligibility computation period commencing on the date an Hour of Service is first performed by an Employee, or commencing on an anniversary of such date, and by completing the remaining number of Months of Service in an eligibility computation period equal to such remaining number of months, commencing on the first day following the end of the 12-consecutive month computation period in which the Participant has completed 12 Months of Service, or commencing on the first day following the end of each computation period which is equal to such remaining number of months.

          Notwithstanding the provisions of (1), (2) and (3) above, if an Employee has not completed the number of Months of Service specified above, but does complete 1,000 Hours of Service within a 12-consecutive month period measured from the date an Hour of Service is first performed by him or within any succeeding 12-consecutive month period commencing with the anniversary thereof, he will be deemed to have completed 12 Months of Service. Each such 12-consecutive month period of at least 1,000 Hours of Service is counted as 12 Months of Service for purposes of determining whether any Months of Service requirement elected by the Employer in Section 3.01 of the Adoption Agreement is satisfied. Furthermore, if a single Entry Date has been elected on the Adoption Agreement, then an otherwise Eligible Employee who does not complete the number of Months of Service elected under Section 3.01 but who is deemed to have completed a number of Months of Service under this paragraph which exceeds the Months of Service elected shall be eligible to participate on the earlier of either the single Entry Date coincident with or following the deemed completion of the Months of Service requirement or the date 6 months prior to the next single Entry Date but, in any event no earlier than the end of the Months of Service period.

                 (b) If the "elapsed time method" is specified in Section 3.01 of the Adoption Agreement, Months of Service shall mean periods of employment of 30 days (whether or not consecutive) commencing on the Employee's employment commencement date (including reemployment) and ending on the date a Period of Severance begins. An Employee shall receive service credit for all purposes under the Plan for any Period of Severance of less than 12-consecutive months. "Employment commencement date" shall mean the date on which the Employee first performs an Hour of Service for the Employer.

          For purposes of (a) and (b) above, Months of Service shall include employment in a prior or subsequent job classification, employment with any predecessor employer who maintained the Plan or is named in the Adoption Agreement, and employment with any Related Employer.

          2.28. "NON-HIGHLY COMPENSATED EMPLOYEE" shall mean any Eligible Employee who is neither a Highly Compensated Employee nor a Family Member, as defined in Section 414(q)(6) of the Code.

          2.29. "NORMAL RETIREMENT AGE" shall mean the date specified in the Adoption Agreement. If the Employer enforces a mandatory retirement age, Normal Retirement Age shall mean the earlier of such mandatory retirement age or the date specified in Section 2.29 of the Adoption Agreement.

          2.30. "OWNER-EMPLOYEE" shall mean any individual who owns the entire interest in an unincorporated Employer, or who is a partner owning more than a 10% interest in either the capital or profits of an unincorporated Employer, and who has Earned Income (or would have had Earned Income but for the fact that the trade or business for which the Plan is established had no net profits for the taxable year). For purposes of the Plan, an Owner-Employee shall be considered to be in the employ of the Employer.

          2.31. "PARTICIPANT" shall mean any Eligible Employee who has met the eligibility requirements specified in Section 3.01 of the Adoption Agreement and becomes a Participant in the Plan in accordance with the provisions of Article III, and shall include any former Participant who is receiving or is eligible to receive benefits under the Plan.

          2.32. "PAYROLL AGREEMENT" shall mean an agreement entered into by a Participant pursuant to Article VII.

          2.33. "PERIOD OF SEVERANCE," applicable when the "elapsed time" method under Section 2.57 of the Adoption Agreement is elected, shall mean a continuous period of time, expressed in years and days, during which the Employee is not in the service of the Employer, commencing on his Termination Date and ending on the date he again performs an Hour of Service. Notwithstanding the foregoing, in the case of an Employee who is absent from work due to a maternity or Paternity Absence, the 12-consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a Period of Severance. The determination of an Employee's Period of Severance shall be subject to Section 28.09. For purposes of this Section and
Section 2.58(b), "Termination Date" shall mean the date on which an Employee
                  ----------------
ceases to be in the service of the Employer. For this purpose, an Employee shall be deemed to have severed from the service of the Employer on the date on which he quits, retires, dies or is discharged by the Employer or, if earlier, on the 12 month anniversary of the date he was first absent from active employment with the Employer for a reason other than quitting, retirement, death or discharge (such as leave of absence, disability, or lay-off).

          2.34. "PLAN" shall mean the profit sharing plan and trust adopted by the Employer and embodied herein, as it may be amended from time to time, and shall be named as specified in the Adoption Agreement.

          2.35. "PLAN ADMINISTRATOR" shall mean the Employer unless an officer of the Employer or other person has been so designated by the Employer on the Adoption Agreement.

          2.36. "PLAN YEAR" shall mean the 12-consecutive month period specified in the Adoption Agreement. In the case of an initial short Plan Year or an amendment to an existing Plan Year, the term "Plan Year" shall include the short Plan Year specified in the Adoption Agreement.

          2.37.  "POLICY" shall mean a life insurance contract as described in
Article XVIII and issued by the Insurance Company to the Trustee.

          2.38. "PRINCIPAL EMPLOYER" shall mean, in the case of more than one Employer adopting the Plan, the Principal Employer specified on page 1 of the Adoption Agreement.

          2.39. "PROFITS" shall mean, for any taxable year of the Employer, the net income or profits of the Employer for such year, without any deduction for taxes and without regard to the income or contributions to the Plan or any other qualified plan of the Employer, and the accumulated net earnings or profits of the Employer, as the Employer shall determine on the basis of its books of account in accordance with regular accounting practices.

          2.40. "PROFIT SHARING CONTRIBUTION ACCOUNT" shall mean an account established for a Participant pursuant to Article IV.

          2.41. "PROTOTYPE PLAN" shall mean the Plan established hereunder when registered with the Sponsoring Organization in accordance with the Sponsoring Organization's requirements.

          2.42. "QUALIFIED MATCHING CONTRIBUTIONS" shall mean Matching Employer contributions that are made to the Plan, pursuant to Section 401(m) of the Code, which are subject to the distribution and nonforfeitability requirements under
Section 401(k) of the Code when made.

          2.43. QUALIFIED MATCHING CONTRIBUTION ACCOUNT" shall mean an account established for the Participant pursuant to Article IV.

          2.44. "QUALIFIED NON-ELECTIVE CONTRIBUTIONS" shall mean contributions (other than Matching Contributions or Qualified Matching Contributions) made by the Employer and allocated to Participants' accounts, that the Participants may not elect to receive in cash until distributed from the Plan; that are nonforfeitable when made; and that are distributable only in accordance with distribution provisions that are applicable to Elective Deferrals and Qualified Matching Contributions.

          2.45. "QUALIFIED NON-ELECTIVE CONTRIBUTION ACCOUNT" shall mean an account established for a Participant pursuant to Article IV.

          2.46. "RELATED EMPLOYERS" shall mean all employers who are members of a controlled group of corporations (as defined in Section 414(b) of the Code), commonly controlled trades or businesses (as defined in Section 414(c)) of the Code, or affiliated service groups (as defined in Section 414(m) of the Code) of which the Employer is a member, and any other entity required to be aggregated with the Employer pursuant to Section 414(o) of the Code and the Regulations thereunder.

          2.47. "ROLLOVER CONTRIBUTION ACCOUNT" shall mean an account established for a Participant (or Eligible Employee, if applicable) pursuant to
Article IV.

          2.48. SALARY REDUCTION ACCOUNT" shall mean an account established for a Participant pursuant to Article IV.

          2.49. SELF-EMPLOYED INDIVIDUAL" shall mean any individual (including Owner-Employees) who receives Earned Income from an unincorporated Employer (or who would have received such but for the fact that the trade or business carried on by such Employer did not have net profits for the taxable year). For purposes of the Plan, a Self-Employed individual shall be considered to be in the employ of the Employer or a Related Employer with which he is associated.

          2.50. "SPONSORING ORGANIZATION" shall mean New England Mutual Life Insurance Company of Boston, Massachusetts.

          2.51. "TAXABLE WAGE BASE" shall mean the maximum amount of earnings which may be considered wages for any year under Section 3121(a)(1) of the Code in effect as of the first day of the Plan Year.

          2.52. "THRIFT CONTRIBUTION ACCOUNT" shall mean an account established for a Participant pursuant to Article IV.

          2.53. "TOTAL AND PERMANENT DISABILITY" shall mean a physical or mental condition of a Participant resulting from bodily injury or disease or mental disorder which (1) renders the Participant incapable of performing his usual duties for the Employer, and (2) can be expected to result in death or to last for a continuous period of not less than twelve months. The Total and Permanent Disability of a Participant and the cessation of such disability shall be determined by the Plan Administrator in accordance with uniform principles consistently applied, upon the basis of such medical evidence as the Plan Administrator deems necessary and desirable.

          2.54. "TRUST" shall mean the trust established as part of the Plan adopted by the Employer.

          2.55. "TRUSTEE" shall mean the person or persons or corporation having trust powers and named on the Adoption Agreement, and any successor Trustee.

          2.56. "TRUST FUND" shall mean all the assets and other property held by the Trustee under the Trust.

          2.57. "VALUATION DATE" shall mean the date(s) specified on the Adoption Agreement and such other date as may be designated for the valuation of Trust assets as provided by Section 8.06.

          2.58. "VOLUNTARY CONTRIBUTION ACCOUNT" shall mean the account established for a Participant pursuant to Article IV.

          2.59. "YEARS OF SERVICE," for purposes of determining eligibility for early retirement under Article X, vesting under Article XI and the election under Section 23.05 shall mean, as specified on the Adoption Agreement and subject to Section 11.04, either

                 (a) If the "hourly method" is designated under Section 2.59 of the Adoption Agreement, the sum of 12-consecutive month computation periods determined as follows:

                      (1) If the "employment year" is designated on the Adoption Agreement, computation periods for all purposes under the Plan shall be 12-month periods beginning on the date on which the Employee first completes an Hour of Service or on his re-employment date, as the case may be, and on each anniversary thereof.

                      (2) If the "Plan Year" is designated on the adoption Agreement, computation periods shall be 12-month periods coinciding with the Plan Year. If the Plan Year is amended, a participant who has completed 1,000 Hours of Service in both the prior Plan Year and the overlapping new Plan Year shall be credited with two Years of Service for purposes of determining the nonforfeitable percentage of his Employer Contribution Account under Section
11.03. Further, a participant shall receive credit for a ratable portion of a full Year of Service for allocation eligibility purposes during the short Plan Year that is necessary to accomplish such amendment, as specified on the Adoption Agreement; or

                 (b)  If the "elapsed time" method is designated under Section
2.59 of the Adoption Agreement, the sum of certain periods of time, expressed in years and days, commencing on the date an Employee first completes an Hour of Service or, in the case of an Employee who is reemployed following a Period of Severance of more than 1 year, on the first date he again completes an Hour of Service, and ending on his next following Termination Date. For purposes of determining vesting under Article XI, Years of Service shall also include any Period of Severance which ends within 12 months after his Termination Date. For purposes of this paragraph (b), Hour of Service shall mean each hour for which an Employee is paid or entitled to payment for the performance of duties for the Employer.

          Years of Service under (a) or (b) above shall include employment in a prior or subsequent job classification, employment with any predecessor employer who maintained the Plan or is named in the Adoption Agreement, and employment with any Related Employer. Years of Service shall be credited for any individual required under Section 414(n) or 414(o) and the Regulations thereunder to be considered an Employee of an Employer aggregated under Section 414(b), (c) or (m) of the Code.


                                  ARTICLE III

                         ELIGIBILITY AND PARTICIPATION
                         -----------------------------

          3.01.  Date of Participation.  Each Eligible Employee shall become a
                 ---------------------
Participant in the Plan on the earliest Entry Date on which he meets the eligibility requirements specified in the Adoption Agreement and, if salary reduction contributions or thrift contributions are required as a condition of participation in the Plan pursuant to Section 3.06, has submitted a Payroll Agreement to the Plan Administrator. Notwithstanding the foregoing, if the adoption of this Prototype Plan amends an existing Plan, all Employees and former Employees on the effective date of such amendment who were Participants in the Plan immediately prior to such effective date shall continue to participate hereunder in accordance with the provisions of this amendment without any action on their part to evidence their participant.

          3.02.  Rehired Former Employee.  If the employment of an Employee is
                 -----------------------
terminated prior to his becoming a Participant and he is subsequently reemployed, all his Months of Service prior to such reemployment shall be recognized in determining his eligibility to participate and he shall become a Participant upon his reemployment provided (1) he is reemployed as an Eligible Employee, (2) he then meets the eligibility requirements, and (3) his reemployment date is coincident with or follows the date on which he would have first become a Participant had his employment with the Employer continued, and
(4) if salary reduction contribution or thrift contributions are required as a condition of participation in the Plan pursuant to Section 3.06, he has submitted a Payroll Agreement to the Plan Administrator.

          3.03.  Rehired Former Participant.  If the enforcement of a
                 --------------------------
Participant is terminated and he is subsequently reemployed, he shall resume his participation in the Plan on the earliest date following such reemployment on which he is an Eligible Employee and, if salary reduction contributions or thrift contributions are required as a condition of participation in the Plan pursuant to Section 3.06, he has submitted a Payroll Agreement to the Plan Administrator.

          3.04.  Change in Job Classification.  If an Employee who is not a
                 ----------------------------
member of the eligible class of Employees subsequently becomes an Eligible Employee due to a change in his job classification, he shall participate in the Plan on the date he becomes an Eligible Employee provided 91) he then meets the eligibility requirements, (2) such date is coincident with or follows the date he would have first been eligible to participate had he always been an Eligible Employee, and (3) if salary reduction contributions or thrift contributions are required to become a Participant, he has submitted a Payroll Agreement to the Plan

Administrator. In the event a Participant becomes ineligible to participate in the Plan due to a change in his job classification, he shall be eligible to resume his active participation on the first subsequent date on which he is again an Eligible Employee, and, if salary reduction contributions or thrift contributions are required as a condition of participation in the Plan pursuant to Section 3.06, on which he has submitted a Payroll Agreement to the Plan Administrator.

          3.05.  Information Furnished by Eligible Employee.  In addition to the
                 ------------------------------------------
above requirements, each Eligible Employee must, as a condition of participation, execute such instrument and furnish such evidence of age and other information as may be reasonably required of him by the Plan Administrator. Notwithstanding the foregoing, in the case of an Employer adopting a Standardized Adoption Agreement, if an Eligible Employee fails to supply such information or execute such forms, the Employer shall supply such information from best available sources and such Eligible Employee shall be deemed to have satisfied the requirements of this Section.

          3.06.  Salary Reduction/Thrift Contribution Requirement.  For purposes
                 ------------------------------------------------
of this Article, an Eligible Employee shall be required to make salary reduction contributions or thrift contributions to the Plan as a condition of participation if (1) salary reduction contributions are specified on the Adoption Agreement and the Employer has elected not to make profit sharing contributions nor to allow thrift or voluntary Employee contributions under the Plan, (2) thrift contributions are specified on the Adoption Agreement and the Employer has elected not to make profit sharing contributions nor to allow salary reduction or voluntary Employee contributions, or (3) both thrift contributions and salary reduction contributions are specified on the Adoption Agreement and the Employer has elected not to make any profit sharing contributions nor to allow voluntary Employee contributions.

          3.07.  Participation by Owner-Employees.  Notwithstanding any other
                 --------------------------------
provision of the Plan to the contrary, contributions made under the Plan on behalf of Owner-Employees shall be subject to the following restrictions:

                 (a) If this Plan provides contributions or benefits for one or more Owner-Employees who control both the trade or business for which this Plan is established and one or more other trade or businesses, this Plan and the plan established for such other trades or businesses must, when looked at as a single plan, satisfy Sections 401(a) and (d) of the Code with respect to the employees of this and all such other trades or businesses.

                 (b) If this Plan provides contributions or benefits for one or more Owner-Employees who control one or more other trades or businesses, the employees of each such other trade or businesses must be included in a plan which satisfied Sections 4019a) and (d) of the Code and which provides contributions and benefits not less favorable than provided for such Owner-Employees under this Plan.

                 (c) If an individual is covered as an Owner-Employer under the plans of two or more trades or businesses which he does not control, and such individual controls a trade or business, then the contributions or benefits of the employees under the plan of the trade or business which he does control must be as favorable as those provided for him under the most favorable plan of the trade or business which he does not control.

          For purposes of this Section, an Owner-Employee, or two or more Owner-Employees, shall be considered to control a trade or business if such Owner-Employee, or such two or more Owner-Employees together (1) own the entire interest in an unincorporated trade or business; or (2) in the case of a partnership, own more than 50% of either the capital interest or the profits interest in such partnership. For purposes of the preceding sentence, an Owner-Employee, or two or more Owner-Employees shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner-Employee, or such two Owner-Employees, are considered to control within the meaning of the preceding sentence.

                                  ARTICLE IV

                             PARTICIPANT ACCOUNTS
                             --------------------

          4.01.  Establishment of Accounts.  The Plan Administrator shall
                 -------------------------
establish and maintain on behalf of each Participant the following accounts, or accounts of equivalent purpose:

                 (a) If salary reduction contributions are specified in the Adoption Agreement, a Salary Reduction Account to which shall be credited the Participant's share of any salary reduction contributions by the Employer pursuant to Section 5.03, and any income thereon.

                 (b) If thrift contributions are specified in the Adoption Agreement, a Thrift Contribution Account to which shall be credited any thrift contributions made by the Participant pursuant to Section 6.02, and any income thereon.

                 (c) If Matching Contributions are specified in the Adoption Agreement, a Matching Contribution Account to which shall be credited the Participant's share of any matching contributions made by the Employer pursuant to Section 5.04 which are not designated as Qualified Matching Contributions and, if applicable, any forfeitures allocated pursuant to Article XI, and any income thereon.

                 (d) If profit sharing contributions are specified in the Adoption Agreement, a Profit Sharing Contribution Account to which shall be credited the Participant's share of any profit sharing contributions made by the Employer pursuant to Section 5.06, any top-heavy minimum contributions made by the Employer pursuant to Section 27.03 and, if applicable, any forfeitures allocated pursuant to Article XI, and any income thereon.

                 (e) If voluntary contributions are specified in the Adoption Agreement, a Voluntary Contribution Account to which shall be credited any voluntary contributions made by the Participant pursuant to Section 6.03, and any income thereon.

                 (f) If profit sharing contributions are specified on the Adoption Agreement, a Qualified Non-Elective Account to which shall be credited the Participant's share of any qualified Non-Elective contributions, including any Special Qualified Non-Elective Contributions, made by the Employer pursuant to Section 5.07, and any income thereon.

                 (g) If Qualified Matching Contributions are specified in the Adoption Agreement, a Qualified Matching Contribution Account to which shall be credited the Participant's share of any matching contributions made by the Employer pursuant to Section 5.04 which are designated as Qualified Matching Contributions, and any income thereon.

                 (h) If rollover contributions are specified in the Adoption Agreement, a Rollover Contribution Account to which shall be credited any rollover contribution made by the Participant (or Eligible Employee, if applicable) pursuant to Section 6.04, and any income thereon.

          The Plan Administrator shall also establish and maintain such other accounts for each Participant as may be required to carry out the provisions of the Plan. All payments of benefits to a Participant or his Beneficiary shall be charged against the respective accounts of the Participant.

          4.02.  Value of Accounts.  For all purposes of the Plan including the
                 -----------------
payment of benefits, withdrawals, loans, the furnishing of statements to Participants and the determination of the Plan's Top-Heavy Status, the value of any account established under the Plan on behalf of a Participant, as of any date of reference, shall be its value as determined on the Valuation Date coinciding with or immediately preceding such date of reference, plus any contributions or other amounts credited to such account subsequent to such Valuation Date, less any distribution or other amounts charged to such account subsequent to such Valuation Date.

          4.03.  Annual Statement.  As soon as practicable after the end of each
                 ----------------
Plan Year, at such other times as the Plan Administrator may prescribe, the Plan Administrator shall furnish each Participant (or his Beneficiary, if appropriate) a statement of the accounts established under the Plan on his behalf showing the balance of each such account at the beginning of such year, and any changes during such year and the balance of each such account at the end of such year. Statements to Participants or their Beneficiaries are for reporting purposes only, and no allocation, valuation or statement of account shall operate to vest any right or title to any portion of the Trust Fund, except as specifically provided in the Plan.

                                   ARTICLE V

                            EMPLOYER CONTRIBUTIONS
                            ----------------------

          5.01.  Source of Employer Contributions.  Employer contributions shall
                 --------------------------------
be made either out of Profits or without regard to Profits, as specified in
Section 5.01 of the Adoption Agreement. If the Employer elects to make contributions without regard to Profits, the Plan shall, nevertheless, be designated to qualify as a profit-sharing plan for purposes of Section 401(a), 402, 412 and 417 of the Code. If the Employer elects to make contributions out of Profits, (1) such election shall not apply to the extent Employer contributions are required to provide minimum top-heavy contributions under
Article XXVII and the Employer maintains a defined benefit, money purchase or target benefit plan which designates this Plan to satisfy such top-heavy minimum contribution requirements, and (2) if the total Employer contributions which may be required under the Adoption Agreement for any Plan Year should exceed Profits as of the end of the taxable year ending with or without such Plan Year, the Employer's obligation to make such contributions to the Plan shall be reduced by the amount of such excess, subject however to the requirements of (1) above.

          5.02.  Amount of Employer Contributions.  For each Plan Year beginning
                 --------------------------------
on or after the Effective Date of the Plan, or if the adoption of this Prototype Plan amends as existing Plan, on or after the effective date of such amendment, the Employer shall make contributions to the Plan to the extent and in the manner specified in this Article.

          5.03.  Salary Reduction Contributions.  If specified on the Adoption
                 ------------------------------
Agreement, the Employer shall contribute a salary reduction contribution to the Plan on behalf of each Participant who has agreed to make contributions to the plan on a "pre-tax" basis under a Payroll Agreement. The amount of such contribution shall be equal to the amount by which the Participant's Compensation for the Plan Year has been reduced pursuant to such agreement.

          5.04.  Matching Contributions.  If specified on the Adoption
                 ----------------------
Agreement, the Employer shall contribute a matching contribution to the Plan on behalf of each eligible Participant who during the Plan Year has salary reduction contributions made on his behalf pursuant to Section 5.03 or makes thrift contributions pursuant to Section 6.02. Such matching contributions shall be equal to a percentage of the Participant's salary reduction contributions or thrift contributions, or both, for such Plan Year. If the "fixed" matching formula is selected on the Adoption Agreement, the amount of such matching contribution shall be as specific in the Adoption Agreement. If the "flexible" matching formula is selected on the Adoption Agreement, the amount of such matching contributions shall be determined by the Board of Directors each Plan Year and applied uniformly to all Participants; provided, however, that in the absence of such resolution, the amount of matching contributions shall be as specified in the Adoption Agreement. If the "optional" matching formula is selected on the Adoption Agreement, the amount of such matching contribution, if any, shall be determined by the Board of Directors each Plan Year and applied uniformly to all Participants.

          5.05.  Qualified Matching Contributions.  If specified on the Adoption
                 --------------------------------
Agreement, any matching contributions under Section 5.04 for any Plan Year shall be designated, pursuant to Regulations under the Code, as Qualified Matching Contributions and taken into account as Employer contributions for purposes of calculating the Actual Deferral Percentage Test under Section 25.05. Qualified Matching Contributions shall be subject to such other requirements as may be prescribed by the Secretary of the Treasury.

          5.06.  Profit Sharing Contribution.  If specified on the Adoption
                 ---------------------------
Agreement, the Employer shall contribute to the Plan for each Plan Year, on a fixed or discretionary basis, as specified on the Adoption Agreement , a profit sharing contribution which shall be in addition to the other contributions set forth above. The amount of such profit sharing contribution, if any, for any Plan Year shall be as specified on the Adoption Agreement.

          5.07.  Qualified Non-Elective Contributions.  The Employer may
                 ------------------------------------
contribute to the Plan for any Plan Year Qualified Non-Elective Contributions, provided the Employer has elected on the Adoption Agreement to make profit sharing contributions to the Plan. The amount of Qualified Non-Elective Contributions, if any, for any Plan Year shall be determined by the Board of Directors and shall be taken into account for purposes of the Actual Deferral Percentage Test under Section 25.05 pursuant to Regulations under the Code; provided, however, that if there is no Average Deferral Percentage Test under the Plan because the Employer has not elected on the Adoption Agreement to make salary reduction contributions, any Qualified Non-Elective contributions shall be used in the Average Contribution Percentage Test under Section 26.02 pursuant to Regulations under the Code. In addition, in lieu of distributing Excess Contributions as provided in Section 25.07, or Excess Aggregate Contributions as provided in Section 26.04, the Employer may, for any Plan Year, make Special Qualified Non-Elective

Contributions on behalf of Non-Highly Compensated Employees that are sufficient to satisfy either the Actual Deferral Percentage Test or the Average Contribution Percentage Test, or both, pursuant to Regulations under the Code, provided the Employer has elected on the Adoption Agreement to make profit sharing contributions. Qualified Non-Elective Contributions, including Special Qualified, Non-Elective Contributions, shall be subject to such other requirements as may be prescribed by the Secretary of the Treasury. Notwithstanding the foregoing, Qualified Non-Elective Contributions, including Special Qualified Non-Elective Contributions, shall not be permitted under the Standardized Adoption Agreements #03-003 or #03-004.

          5.08.  Payment of Employer Contributions.  The Employer contributions
                 ---------------------------------
for any Plan Year shall be paid to the Trustees on any date or dates that the Employer may select, subject to the consent of the Trustee. It is further provided that the total contribution made by the Employer for any Plan Year shall be paid within the time prescribed by law for the deduction of such contribution for purposes of the Employer's federal income tax for such year, as determined by the applicable provisions of the Code. Notwithstanding the foregoing, Employee contributions, including any salary reduction contributions under Section 5.03, shall be paid to the Trustee as soon as such contribution can reasonably be segregated from the Employer's general assets, but in no event later than 90 days after the date such contributions would have otherwise been paid to the Participant in cash.

          5.09.  Return of Contributions.  Any contribution made by the Employer
                 -----------------------
because of a mistake of fact may be returned to the Employer within one year of the contribution. If the Employer makes a contribution to the Plan conditioned upon its deductibility under Section 404 of the Code and the deduction is subsequently disallowed, the Employer may recover the amount of such contribution which was disallowed within one year after the disallowance of the deduction. For purposes of this Section, all contributions made to the Plan by the Employer are made conditioned upon their deductibility under Section 404 of the Code unless the Employer specifies to the contrary in a Board of Directors Resolution (or document of similar import) prior to making the contribution.
Any Employer contributions returned pursuant to this Section shall not include any earnings thereon, and shall be reduced by any losses thereon.

                                  ARTICLE VI

                          PARTICIPANT CONTRIBUTIONS,
                            ROLLOVERS AND TRANSFERS
                            ------------------------

          6.01.  Salary Reduction Contributions. If specified on the Adoption
                 ------------------------------
Agreement, each Participant may contribute a percentage of his Compensation to the Plan on a pre-tax basis by salary reduction. All such reductions shall be made by Payroll Agreement pursuant to Article VII. The amount of such reductions shall be contributed to the Plan by the Employer pursuant to Article V.

          6.02.  Thrift Contributions.  If specified on the Adoption Agreement,
                 --------------------
each Participant may contribute a percentage of his Compensation to the Plan on an after-tax basis. All such contributions shall be made by Payroll Agreement to Article VII and shall be paid over to the Trustee within the same period as prescribed for salary reduction contributions under Section 5.08. Each thrift contribution made by a Participant shall be credited to his Thrift Contribution Account as of the date such contribution is received by the Trustee. Notwithstanding the foregoing, any thrift contributions which are not matched by the

Employer pursuant to Section 5.04, shall be deemed to be voluntary contributions by the Participant pursuant to Section 6.03.

          6.03.  Voluntary Non-Deductible Employee Contributions.  If specified
                 -----------------------------------------------
on the Adoption Agreement, a Participant may elect in writing to the Plan Administrator to make voluntary non-deductible Employee contributions under the Plan in such amounts and at such times as the Plan Administrator, in his sole discretion and pursuant to a uniform non-discriminatory policy, shall determine with the consent of the Trustee. Each voluntary contribution made by the Participant shall be credited to his Voluntary Contribution Account as of the date such contribution is received by the Trustee.

          6.04.  Rollover Contributions.  If specified in the Adoption
                 ----------------------
Agreement, an Eligible Employee, whether or not he is a Participant, may file a written request with the Plan Administrator requesting that the Trustee accept a rollover contribution from the Eligible Employee. The Plan Administrator, pursuant to a uniform, non-discretionary policy, shall determine whether or not such Eligible Employee shall be permitted to contribute such rollover contribution to the Plan. Any such request shall set forth the amount of such rollover contribution, the nature of the property contained in such rollover contribution, and a statement satisfactory to the Plan Administrator, that such amount constitutes a rollover contribution within the meaning set forth below. Each rollover contribution made by the Eligible Employee shall be credited to his Rollover Contribution Account as of the date such contribution is received by the Trustee. For this purpose, "rollover contribution" shall mean any rollover amount or rollover contribution as defined in Section 402(a)(5) or 403(a)(4) of the Code (relating to certain lump sum or partial distributions from an employer trust or employee annuity plan) or Section 408(d)(3) of the Code (relating to certain distributions from an individual retirement account or individual retirement annuity).

          6.05.  Transfer from Another Plan.  If specified on the Adoption
                 --------------------------
Agreement, the Plan Administrator may cause to be transferred to the Trustee all or any of the assets (whether by custodian, trustee or otherwise) in respect of any other plan which satisfies the applicable requirements of the Code relating to qualified plans and trusts, and which is maintained by the Employer for the benefit of its Employees or any other employer. Any such assets transferred shall be accompanied by written instructions from the Employer (or other employer) naming the persons for whose benefit such assets have been transferred and showing separately the respective contributions by the Employer (or other employer) and by the Participant and the current value of the assets attributed thereto. Upon receipt of such assets, the Trustee shall proceed in accordance with the applicable provision of the Trust and shall provide for separate accounting of such transferred assets as necessary to carry out the provisions of the Plan.

          6.06.  Transfers to Another Account.  The Plan Administrator may, by
                 ----------------------------
written instructions to the Trustee, transfer all or a portion of a Participant's accounts under the Plan to another plan or trust which satisfies the requirements of the Code relating to qualified plans and trusts, provided such amount is otherwise payable to the Participant or the Participant is no longer covered by this Plan. Prior to the transfer of any Employer securities, the Trustee must be satisfied that the holding of such assets is permitted by such other plan or trust. Upon receipt of such written direction, the Trustee shall cause to be transferred the assets so directed and, as appropriate, shall direct the insurance Company to transfer any Group Annuity Policy or any Policies held thereunder to the new Trustee. Any transfer under this Section shall satisfy the requirements of Sections 28.06.

                                 ARTICLE VII

                               PAYROLL AGREEMENTS
                               ------------------

          7.01.  Type and Form of Agreement.  Each Payroll Agreement shall be a
                 --------------------------
legally binding agreement entered into by a Participant and the Employer which shall provide for the following:

                 (a) If salary reduction contributions are specified on the Adoption Agreement, the Participant shall agree to make contributions to the Plan on a pre-tax basis by reducing his Compensation pursuant to this Article and the Employer shall agree to make salary reduction contributions on the Plan pursuant to Article V.

                 (b) If thrift contributions are specified on the Adoption Agreement, the Participant shall agree to make contributions to the Plan on an after-tax basis by having part of his Compensation deducted and paid to the Plan pursuant to this Article.

All Payroll Agreement shall be on such forms as shall be prescribed by the Plan Administrator. If the Employer specifies both salary reduction contributions and thrift contributions on the Adoption Agreement, a single Payroll Agreement may be used for purposes of both such contributions.

          7.02.  Furnishing of Payroll Agreements.  If salary reduction
                 --------------------------------
contributions or thrift contributions are specified on the Adoption Agreement, the Plan Administrator shall furnish each Eligible Employee who has satisfied the requirements of Section 3.01 with a Payroll Agreement. An Eligible Employee may enter into Payroll Agreement as of any Entry Date by filing such agreement with the Plan Administrator at least 30 days (or such shorter period as may be prescribed by the Plan Administrator) before such Entry Date. Notwithstanding the foregoing, if the adoption of this Prototype Plan establishes a new salary reduction or thrift contribution arrangement, no Payroll Agreement shall be effective until adequate payroll procedures have been established by the Employer to implement such salary reduction or thrift contributions.

          7.03.  Duration of Payroll Agreement.  Any Payroll Agreement shall
                 -----------------------------
remain in effect until it is terminated by the Participant pursuant to Section
7.05 or modified by the Participant or the Plan Administrator pursuant to
Section 7.06, or suspended pursuant to Section 16.07.

          7.04.  Amount of Reduction or Contribution.  The amount of
                 -----------------------------------
Compensation reduced or contributed under any Payroll Agreement by a Participant shall be subject to the limits specified in the Adoption Agreement. If the Employer elects in the Adoption Agreement to allow a Participant to make both salary reduction contributions and thrift contributions during the Plan Year, the aggregate of such contributions shall not exceed such limits.

          7.05.  Termination of Payroll Agreements.  A Participant may terminate
                 ---------------------------------
his Payroll Agreement at any time by delivering his written termination to the Employer at least 30 days (or such shorter period as may be prescribed by the Plan Administrator) before the effective date of such termination. If a Participant terminates his Payroll Agreement, he may enter into a new Payroll Agreement as of any subsequent Entry Date by filing the new agreement with the Employer at least 30 says (or such shorter period as may be prescribed by the Plan Administrator) before the effective date of the new agreement. If elected by the Employer on the Adoption Agreement, a Participant who terminates his

Payroll Agreement shall not enter into a new Agreement until after the waiting period specified on the Adoption Agreement. Notwithstanding the foregoing, no waiting period shall be permitted under Adoption Agreement #03-001 or #03-002 if the first option (single Entry Date) is selected by the Employer under Section
2.15 of the Adoption agreement.

          7.06.  Modification of Percentage.  A Participant may, at least once
                 --------------------------
each calendar year and at such other times as may be prescribed by the Plan Administrator pursuant to a uniform non-discriminatory policy, increase or decrease the percentage of his Payroll Agreement by entering into a new Payroll Agreement at least 30 days (or such shorter period as may be prescribed by the Plan Administrator) before the effective date of such increase or decrease. The Plan Administrator may at any time decrease the percentage of the Payroll Agreement of any Highly Compensated Employee to the extent necessary to meet the requirements of Article XXV or XXVI.

          7.07.  Cash Bonuses.  To the extent permitted by the Employer, a
                 ------------
Participant may base his salary reduction contributions on cash bonuses that, at the Participant's election, may be contributed to the Plan or received by the Participant in cash.

                                 ARTICLE VIII

                            ALLOCATION AND VALUATION
                            ------------------------

          8.01.  Allocation of Salary Contributions.  Any salary reduction
                 ----------------------------------
contributions under Section 6.01 shall be allocated to Participants as of the date such contributions are received by the Trustee.

          8.02.  Allocation of Profit Sharing Contributions.  Any profit sharing
                 ------------------------------------------
Employer contributions under Section 5.06 shall be allocated to eligible Participants (as specified in Section 8.02 of the Adoption Agreement) in accordance with the following formula:

                 (a) If the Employer has elected a non-integrated formula in the Adoption Agreement, the allocation shall be in accordance with the allocation formula specified in Section 8.02 of the Adoption Agreement. In the case of Standardized Adoption Agreement #03-003, the allocation formula shall be a non-integrated formula.

                 (b) If the Employer has elected an integrated formula in the Adoption Agreement and the minimum top-heavy allocation requirements of Section
27.03 do not apply with respect to the Plan Year, the allocation shall be as follows:

                      (1) Profit sharing Employer contributions shall be allocated first to eligible Participants in the ration that the sum of each Participant's Compensation and Excess Compensation bears to the sum of the Compensation and Excess Compensation of all eligible Participants; provided, however, that such allocation shall not exceed the Maximum Disparity Rate specified in the Adoption Agreement .

                      (2) Any unallocable amounts remaining after the allocation in (b)(i) above has been performed shall be allocated to eligible Participants in the ratio that each Participant's Compensation bears to the Compensation of all eligible Participants .

                 (c) If the Employer has elected an integrated formula in the Adoption Agreement and the minimum top-heavy allocation requirements of Section
27.03 apply with respect to the Plan Year, the allocation shall be as follows:

                      (1) Profit sharing Employer contributions shall first be allocated to eligible Participants (including any Employee who is not an eligible Participant but is eligible for the minimum top-heavy allocation under
Section 27.03) in the ratio that each such Participant's Compensation bears to the total Compensation of all such Participants; provided, however, that such allocation shall not exceed 3% of each Participant's Compensation.

                      (2) Any unallocated amounts remaining after the allocation in (c)(i) above has been performed shall be allocated to eligible Participants in the ratio that each Participant's Excess Compensation bears to the Excess Compensation of all eligible Participants; provided, however, that such allocation shall not exceed the lesser of the percentage allocated under
                                ------
(c)(i) above or the Maximum Disparity Rate specified in the Adoption Agreement.

                      (3) Any unallocated amounts remaining after the allocation in (c)(ii) above has been performed shall be allocated as follows:

                          (i)  If the percentage allocated under (c)(ii) is less
than the Maximum Disparity Rate, the allocation shall be in accordance with the allocation formula specified in (b)(i) and (b)(ii) above, provided, however, that in performing such allocation, the Maximum Disparity Rate shall be reduced by the percentage allocated under (c)(ii) above.

                          (ii) If the percentage allocated under (c)(ii) above
is not less than the Maximum Disparity Rate, the allocation shall be in accordance with the allocation formula specified in (b)(ii) above.

          8.03.  Allocation of Matching Contributions.  Any matching Employer
                 ------------------------------------
contributions under Section 5.04 (including Qualified Matching Contributions) shall be allocated to eligible Participants as specified in the Adoption Agreement.

          8.04.  Allocation of Qualified Non-Elective Contributions.  Any
                 --------------------------------------------------
Qualified Non-Elective Contributions under Section 5.07, other than Special Qualified Non-Elective Contributions, shall be allocated to the same group of Participants and in the same manner as profit sharing Employer contributions are allocated under Section 8.02. Any Special Qualified Non-Elective Contributions under Section 5.07 shall be allocated to all Non-Highly Compensated Employees on the basis of each such Employee's Compensation for the Plan Year.

          8.05.  Application of Forfeitures. Amounts forfeited under the Plan,
                 --------------------------
as determined pursuant to Section 11.05 or 26.04, shall be applied as specified in the Adoption Agreement. Forfeitures shall not be applied for the benefit of another adopting Employer.

          8.06.  Valuation of Trust Fund.  The Trustee shall, as of each
                 -----------------------
Valuation Date and at such other times as directed by the Plan Administrator, determine the fair market value of the Trust Fund and deliver a statement of such valuation to the Employer and the Plan Administrator. Such valuation shall include a statement of the net gain or loss of the Trust Fund since the prior Valuation Date, as reflected by investment income, realized and unrealized gains and losses and Plan expenses paid from the Trust Fund. If the Adoption Agreement permits Participants to direct how their accounts shall be invested among the Plan's investments funds, such valuation shall include a separate statement for each investment fund showing the market value and net gain or loss of the Trust assets held under each such fund as prescribed above.

          8.07.  Allocation of Trust Gains and Losses.  As of each Valuation
                 ------------------------------------
Date, the Plan Administrator shall allocate to each account under the Plan its share of the net gain or loss of the Trust Fund since the prior Valuation Date as determined by the Trustee pursuant to Section 8.06. Such allocation shall be made in the ration that the balance of each account determined as of the prior Valuation Date bears to the aggregate balance of all accounts determined as of the prior Valuation Date. The Plan Administrator may adjust such account balances to reflect any contributions, distributions or transfers that occurred during the valuation period provided such adjustment is performed in a uniform, nondiscriminatory manner.

                                 ARTICLE IX

                      PARTICIPANT DIRECTION OF INVESTMENTS
                      ------------------------------------

          9.01.  Direction by Participant.  To the extent permitted by the
                 ------------------------
Adoption Agreement, each Participant shall direct how Plan contributions made on his behalf shall be invested among the investment funds made available under the Plan by the Trustee. Such investment direction shall be in accordance with the provisions contained in this Article. The Participant shall file such direction with the Plan Administrator, on such form as the Plan Administrator may provide, which shall specify how such contribution shall be allocated among such investment funds. The percentage of such allocation may be in multiples of 1% and shall apply uniformly to all contributions.

          9.02.  Change in Investment of Future Contributions.  A Participant
                 --------------------------------------------
may, at least annually and at such other times as may be prescribed by the Plan Administrator pursuant to uniform, non-discriminatory policy, change his investment direction with respect to future contributions by filing a new direction form with the Plan Administrator at least 30 days (or such shorter period as may be prescribed by the Plan Administrator) prior to the effective date of such change. Such new direction shall apply only to contributions made by or on behalf of the Participant on or after such date.

          9.03.  Change in Investment of Prior Contributions.  A Participant
                 -------------------------------------------
may, at least annually and at such other times as may be prescribed by the Plan Administrator pursuant to a uniform, non-discriminatory policy, change his investment direction with respect to the investment of his prior contributions by filing a written request with the Plan Administrator, on such form as the Plan Administrator may provide, at least 30 days (or such shorter period as may be prescribed by the Plan Administrator) before the effective date of such change; provided, however, that all such changes shall in any event be as of a Valuation Date. The Participant may thereby direct the Trustee to transfer all or a portion of the value of any account (over which the Participant has investment direction) in multiples of 1% to any one or a combination of the investment funds available under the Plan. Any such transfer with respect to assets held under a Group Annuity Policy shall be subject to such restrictions as may be contained under the terms of the Group Annuity Policy with respect to transfers between investment accounts.

          9.04.  Notice to Trustee.  All Participant investment directions and
                 -----------------
changes thereof filed with the Plan Administrator pursuant to the provisions of this Article shall be promptly communicated by the Plan Administrator to the Trustee in accordance with Section 22.03.

                                   ARTICLE X

                       RETIREMENT AND DISABILITY BENEFITS
                       ----------------------------------

          10.01.  Retirement Benefits.  A Participant who terminates his
                  -------------------
employment with the Employer on or after this Early Retirement Date, if provided, or on or after the earlier of any mandatory retirement age enforced by the Employer and his Normal Retirement Age for a reason other than death shall be entitled to receive the total amount held in his accounts under the Plan. The Trustee shall distribute such amounts to the Participant in accordance with the provisions of Article XIII.

          10.02.  Disability Benefits.  If a Participant terminates his
                  -------------------
employment with the Employer before his Early Retirement Date, if provided, or Normal Retirement Age because of his Total and Permanent Disability, he shall be entitled to receive the total amount held in all his accounts under the Plan. The Trustee shall distribute such amounts to the Participant in accordance with the provisions of Article XIII.

                                 ARTICLE XI

                     TERMINATION OF EMPLOYMENT AND VESTING
                     -------------------------------------

          11.01.  Termination Benefits.  A Participant who terminates his
                  --------------------
employment with the Employer before his Early Retirement Date, if provided, or Normal Retirement Age for a reason other than his death, or Total and Permanent Disability shall be entitled to receive the nonforfeitable portion of his accounts under the Plan determined in accordance with the provisions of this Article. The Trustee shall distribute such nonforfeitable portion of the Participant in accordance with the provisions of Article XIII.

          11.02.  Vesting in Employee Contributions and Qualified Employer
                  --------------------------------------------------------
Contributions.  A Participant's interest in his Voluntary Contribution Account,
- -------------
Salary Reduction Account, Thrift Contribution Account, Qualified Non-Elective Contribution Account, Qualified Matching Contribution Account and Rollover Contribution Account shall be fully vested and nonforfeitable at all times.

          11.03.  Vesting in Employer Contributions.  A Participant's interest
                  ---------------------------------
in his Employer Contribution Account shall be fully vested and nonforfeitable upon the occurrence of any of the following events; his death, Total and Permanent Disability or attainment of his Early Retirement Date, if provided, or Normal Retirement Age while in the service of the Employer, the termination of the Plan or the permanent discontinuance of Employer contributions. Prior to the occurrence of any of the preceding events, his vested interest in his Employer Contribution Account shall be determined in accordance with the vesting schedule(s) set forth in the Adoption Agreement. In the case of the Non-Standardized Adoption Agreement, the Employer shall elect whether, if the Plan becomes a Top-Heavy Plan, the vesting schedule prescribed for Top-Heavy Plan Years under Section 27.04 shall continue to apply to succeeding Plan Years in lieu of the vesting schedule for non Top-Heavy Plan Years irrespective of whether the Plan remains in Top-Heavy status. If the Plan's Top-Heavy status changes in the Plan's vesting schedule changes as a result of the change in Top-Heavy status, then the provisions of Section 23.05 shall apply.

          11.04.  Exclusion of Years of Service.  In determining a Participant's
                  -----------------------------
nonforfeitable percentage of his Employer Contribution Account under the Plan's vesting schedule, all his Years of Service determined under Section 2.59 shall be credited except as follows:

                  (a) Any Year of Service excluded under the Adoption Agreement shall be disregarded.

                  (b) Any Year of Service after a Five-Year Break in Service shall be disregarded for purposes of determining the Participant's nonforfeitable percentage of such account balance attributable to Employer contributions that accrued to such break; however, both pre-break and post-break Years of Service shall be counted for purposes of determining the nonforfeitable percentage of such account balance attributable to Employer contributions that accrue after such break.

                  (c) If the "hourly method" under Section 2.59 of the Adoption Agreement is designated and the Participant sustains a Five-Year Break in Service (either as an Employee or a Participant) at a time when he has no vested interest in his Employer Contribution Account, Qualified Matching Contribution Account or Qualified Non-Elective Contribution Account and has not made any salary reduction contributions, his Years of Service prior to such break shall be disregarded if the number of consecutive One-Years Breaks in Service during such break equals or exceeds the number of his Years of Service before such break, (not including in such number of Years of Service any Year of Service previously excluded because of an earlier Five-Year or One-Year Break in Service).

                  (d) If the "elapsed time method" under Section 2.59 of the Adoption Agreement is designated, and the Participant sustains a Five-Year Break in Service (either as an Employee or a Participant) at the time when he has no vested interest in his Employer Contribution Account, Qualified Matching Contribution Account or Qualified Non-Elective Contribution Account and has not made any salary reduction contributions, his Years of Service prior to such break shall be disregarded if the length of his Period of Severance during such break equals or exceeds his Years of Service before such break, (not including in such number of Years of Service any Year of Service previously excluded because of an earlier Five-Year or One-Year Break in Service).

          11.05.  Forfeitures.  If a Participant terminates his employment with
                  -----------
the Employer at a time when he is less than fully vested in his Employer Contribution Account, Qualified Matching Contribution Account or Qualified Non-Elective Contribution Account and has not made any salary reduction contributions, the non-vested portion of such accounts shall be forfeited pursuant to Section 13.04 and the following provisions. All forfeitures shall be applied in accordance with the provisions of Section 8.05.

                  (a) If the Participant receives a distribution pursuant to
Section 13.02 of his entire vested benefit, the non-vested portion shall be forfeited as of the date of such distribution.

                  (b) If the Participant receives a distribution pursuant to
Section 13.02 which is less than his entire vested benefit, part of the non-vested portion shall be forfeited as of the date of such distribution the amount of such forfeiture to be based on a fraction the numerator of which is the amount of the distribution attributable to Employer contributions, the denominator of which is the total amount of his vested Employer derived account balances. The remaining non-vested portion shall be forfeited as of the last day of the Plan Year in which the Participant sustains a Five-Year Break in Service.

                  (c) If the Participant has no vested interest in his Employer Contribution Account, he shall be deemed to have received his entire vested benefit and the entire account shall be forfeited as of the date of his termination of employment with the Employer.

                  (d) If the distribution of the Participant's vested benefit is deferred pursuant to Section 13.03(a)or (c), the non-vested portion shall be forfeited as of the lst day of the Plan Year in which he sustains a Five-Year Break in Service, or if earlier, when he receives a distribution as prescribed in (a) or (b) above.

          11.06.  Restoration of Account.  If a Participant who has received a
                  ----------------------
distribution of all or a portion of his vested benefit is subsequently reemployed, he may at any time following his reemployment but before the earlier of (1) 5 years after his date of reemployment or (2) the date he sustains a Five-Year Break in Service following the date of distribution, repay the full amount of his distribution attributable to Employer contributions and thereupon have his Employer derived account balance fully restored to the amount on the date of the distribution. Such restoration shall be made as of the date of repayment by the Participant, but assets for the restored account balance need not be provided until the last day of the Plan Year following the Plan Year in which the repayment occurs. Such restoration shall, at the Employer's sole discretion, be made from the income or gain of the Plan for the Plan Year in which the restoration is to be made or forfeitures occurring in such Plan Year, or by a special Employer contribution. If forfeitures are allocated to Participants, any such restoration from forfeiture shall be made prior to such allocation. If a Participant who is deemed to have received his vested interest in his Employer Contribution Account when he terminated employment is subsequently reemployed before he sustains a Five-Year Break in Service, his Employer Contribution Account shall be fully restored to the amount on the date of the deemed distribution.

          11.07.  Separate Accounts.  If a Participant who has terminated his
                  -----------------
employment at a time when he is less than fully vested in his Employer Contribution Account sustains a Five-Year Break in Service, and he is subsequently reemployed by the Employer without receiving payment of the entire nonforfeitable portion of such account, a separate Employer Contribution Account shall be established to receive his share of Employer contributions and forfeitures, if applicable, allocated to him following such reemployment. Upon his subsequent termination of employment, his nonforfeitable portion shall be determined separately with respect to such accounts.

                                  ARTICLE XII

                                DEATH BENEFITS
                                --------------

          12.01.  Joint and Survivor Requirements.  The provisions contained in
                  -------------------------------
this Article shall be subject to Article XIV, "Joint and Survivor and Spousal Consent Requirements" and Article XV, "Minimum Distribution Requirements."

          12.02.  Beneficiary Designation.  Each Participant shall designate one
                  -----------------------
or more direct or contingent Beneficiaries to receive any amounts which may become payable under the Plan upon his death, including proceeds from any Policy or annuity payable to the Trustee as Beneficiary, but excluding any survivor benefits payable under any form of annuity. In the event that the Trustee is not named as Beneficiary, Policy or annuity proceeds, including any refund of premium and/or dividends on death payable by the insurance Company and proceeds from a Group Annuity Policy, shall be paid to the Beneficiary named in the Life Insurance Policy or Group Annuity Policy as of the time of death. A Participant's designation of a Beneficiary shall be in writing and filed with the Plan Administrator on a form prescribed by the Plan Administrator. A Participant may change such designation at any time by filing a new or revised form with the Plan Administrator. If the Trustee is named as a beneficiary or Policy proceeds, then the Trustee is required to pay over all proceeds including life insurance proceeds to the Participant's Beneficiary in satisfying the provisions of this Article. With respect to Plan proceeds, if no Beneficiary designation is made by the Participant, or if the designated Beneficiary dies before the Participant or before complete distribution of the Participant's benefit, then the Participant shall be deemed to have designated the following person or persons as he direct and contingent Beneficiaries in the following order of priority:

                  (a)  The Participant's Spouse;

                  (b) The Participant's natural and adopted children and children of deceased children, per stirpes;

                  (c)  The Participant's parents in equal shares;

                  (d) The Participant's brothers and sisters, and nephews and nieces who are children of deceased brothers and sisters, per stirpes; and

                  (e)  The Participant's estate.

          12.03.  Amount of Death Benefit.  The death benefits payable under the
                  -----------------------
Plan for a Participant shall be the total amount in all his accounts under the Plan, plus the proceeds of any Policy in force on his life on the date of his death; provided, however, that in the case of a Participant who has terminated his employment with the Employer before his Normal Retirement Age for a reason other than death, Early Retirement, if provided, or Total and Permanent Disability, his death benefit thereafter is the nonforfeitable portion of his accounts, plus the proceeds of any Policy in force on his life on and after the date of his termination of employment reduced by any portion of such amounts distributed to him prior to his death.

          12.04.  Death Before Commencement of Benefits.  If a Participant dies
                  -------------------------------------
before distribution of his benefits commences and the value of his death benefits under the Plan, including any Policy proceeds, is not greater than $3,500, his death benefits shall be paid to his Beneficiary in a lump sum as soon as administratively practicable following the Participant's death, unless the Beneficiary elects a later distribution date. If the value of such death benefits is greater than $3,500, his death benefits shall be paid to the Beneficiary in a lump sum less the Beneficiary elects another meathead of payment permitted under Section 13.02, and in any event shall be distributed to the Beneficiary as soon as administratively practicable following the Participant's death unless the Beneficiary elects a later distribution date.

          12.05.  Death After Benefit Commencement.  No benefit shall be payable
                  --------------------------------
under the Plan in the event of the death of a Participant after distribution of benefits commences, except such death benefit as may be payable under the method of distribution or form of annuity then in effect for him.

                                 ARTICLE XIII

                       DISTRIBUTION AND FORM OF BENEFITS
                       ---------------------------------

          13.01.  Joint and Survivor and Minimum Distribution Requirements.  The
                  --------------------------------------------------------
provisions entitled in this Article shall be subject to Article XIV, "Joint and Survivor and Spousal Consent Requirements," and Article XV," Minimum Distribution Requirements."

          13.02.  Method of Payment.  Any benefits payable under the Plan to a
                  -----------------
Participant who has retired or terminated employment for any reason other than death shall be distributed to the Participant as follows: (1) if the value of his Vested Account Balance does not exceed $3,500, the distribution shall be in a lump sum payment; (2) if the value of his Vested Account Balance exceeds $3,500, the distribution shall, at the election of the Participant and with Spousal consent, where applicable, be in any one or a combination of the methods of payment set forth below:

                  (a)  By lump sum payment;

                  (b) By the purchase of a non-transferable annuity payable over the life of the Participant or the joint lives of the Participant and a designated individual. The terms of any such annuity contract purchased and distributed by the Plan to a Participant or Spouse shall comply with the requirements of the Plan;

                  (c) By the payment of installments over a period certain not extending beyond the life expectancy of the Participant or the joint life expectancy of the Participant and a designated individual; such payments to be made directly from the Plan or by the purchase of a non-transferable period certain annuity. The terms of such annuity contract purchased and distributed by the Plan to a Participant or Spouse shall comply with the requirements of the Plan.

                  (d) By the transfer to the Participant of any Policy on his life; or

                  (e) By the surrender of any Policy on the Participant's life for its cash value and the distribution of such cash value in accordance with
(a) or (c) above.

          13.03.  Commencement of Benefits.  Any benefits payable to a
                  ------------------------
Participant pursuant to this Article shall commence as soon as administratively practicable following his retirement or termination of employment, subject, however to (a), (b) and (c) below and the provisions of Section 13.04:

                  (a) If specified in Section 13.03(a) of the Adoption Agreement, any Employer derived benefits under the Plan shall not commence until the Participant's Early Retirement Date or Normal Retirement Age, provided the value of his Vested Account Balance exceeds $3,500. Notwithstanding the foregoing, if a Participant separates from service before satisfying the age requirement for Early Retirement, but has satisfied the service requirement for Early Retirement, he shall be entitled to receive such benefits upon satisfaction of such age requirement.

                  (b) Except as provided in (c) below, distribution of benefits shall begin no later than the 60th day after the latest of the close of the Plan Year in which (1) the Participant attains age 65 (or Normal Retirement Age, if earlier); (2) occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan; or (3) the Participant terminates service with the Employer.

                  (c) If permitted in Section 13.03(c) of the Adoption Agreement, a participant whose Vested Account Balance exceeds $3,500 may elect to defer the commencement of his benefits beyond the latest date in (b) above, but in no event beyond his Required Beginning Date (as defined in Section 15.06). The failure of a Participant and Spouse to consent to a distribution while a benefit is "immediately distributable" (as defined in Section 13.04) shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this Section.

          13.04.  Restrictions on Immediate Distributions.  Notwithstanding the
                  ---------------------------------------
foregoing provisions of this Article, if the value of a Participant's Vested Account Balance exceeds (or at the time of any prior distribution exceeded) $3,500, and the account balance is "immediately distributable," the Participant and the Participant's Spouse (or where either the Participant or the Spouse has died, the survivor) must consent to any distribution of such account balance. The consent of the Participant and the Participant's Spouse shall be obtained in writing within the 90-day period ending on the Annuity Starting Date. The Plan Administrator shall notify the Participant and the Participant's Spouse of the right to defer any distribution until the Participant's account balance is no longer immediately distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Section 417()(3), and shall be provided no less than 30 days and no more than 90 days prior to the Annuity Starting Date. The failure of a Participant and Spouse to consent to a distribution while a benefit is immediately distributable shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this Section. Notwithstanding the foregoing, only the Participant need consent to the commencement of a distribution in the form of a Qualified Joint and Survivor Annuity while the account balance is immediately distributable. (Furthermore, if payment in the form of a Qualified Joint and Survivor Annuity is not required pursuant to Section 14.06, only the Participant need consent to the distribution of an account balance that is immediately distributable.) Neither the consent of the Participant nor the Participant's Spouse shall be required to the extent that a distribution is required to satisfy Section 401(a)(9) or 415 of the Code. In addition, upon termination of the Plan, if the Plan does not offer an annuity option (purchased from a commercial provider), the Participant's account balance may, without the Participant's consent, be distributed to the Participant or transferred to another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code) within the same controlled group. An account balance is "immediately distributable" if any part of the account balance could be distributed to the Participant (or surviving Spouse) before the Participant attains (or would have attained if not deceased) the later of Normal Retirement Age or age 62. For purposes of determining the applicability of the foregoing consent requirements to distributions made before the first day of the first Plan Year beginning after December 31, 1988, the Participant's Vested Account Balance shall not include amounts attributable to accumulated deductible Employee contributions within the meaning of Section 72(o)(5)(B) of the Code.

          13.05.  Restriction on Early Distributions.  Notwithstanding any other
                  ----------------------------------
provision of the Plan to the contrary, salary reduction contributions, Qualified Non-Elective Contributions and Qualified

Matching Contributions, and income attributable thereto, shall not be distributed to Participants or their Beneficiaries unless one of the following events occurs:

                  (a) Termination of the Plan without the establishment of another defined contribution plan;

                  (b) The disposition by a corporation to an unrelated corporation of substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) use in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring such assets;

                  (c) The disposition by a corporation to an unrelated entity of such corporation's interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code)if such corporation continues to maintain this Plan, but only with respect to Employees who continue employment with such subsidiary;

                  (d) The Participant's attainment of age 59 1/2;

                  (e) The hardship of the Participant in accordance with Article XVI and applicable Regulations; or

                  (f) The separation from service, death or Total and Permanent Disability of the Participant.

All distributions that may be made pursuant to one or more of the foregoing events are subject to the Spousal and Participant consent requirements (if applicable) contained in sections 401(a)(11) and 417 of the Code.

          13.06.  Vested Account Balance Defined.  Except as provided in the
                  ------------------------------
last sentence of Section 13.04, the term Vested Account Balance as used in this Article shall have the same meaning as set forth in Section 14.04(f).

                                 ARTICLE XIV

              JOINT AND SURVIVOR AND SPOUSAL CONSENT REQUIREMENTS
              ---------------------------------------------------

          14.01.  Applicability of Article.  Except as provided in Section
                  ------------------------
14.06, the provisions of this Article shall apply to any Participant who is credited with at least 1 Hour of Service on or after August 23, 1984, and such other Participants as provided in Section 14.06, and shall take precedence over any conflicting provision of the Plan.

          14.02.  Qualified Joint and Survivor Annuity.  Unless an optional form
                  ------------------------------------
of benefit is selected pursuant to a Qualified Election within the 90-day period ending on the Annuity Starting Date, a married Participant's Vested Account Balance shall be paid in the form of a Qualified Joint and Survivor Annuity and an unmarried Participant's Vested Account Balance shall be paid in the form of a life annuity. Notwithstanding the foregoing, if the value of the Participant's Vested Account Balance on the Annuity Starting Date is not greater than $3,500, his benefits shall be paid in a lump sum pursuant to Section 13.02;

however, no lump sum payment shall be made after the first day of the first period for which an amount is received as an annuity unless the Participant and his Spouse, if applicable, consents in writing to such lump sum payment. The Participant may elect to have such annuity distributed upon attainment of the earliest retirement age under the Plan.

          14.03.  Qualified Preretirement Survivor Annuity.  Unless an optional
                  ----------------------------------------
form of benefit has been selected within the Election Period pursuant to a Qualified Election, if a participant dies before benefits have commenced, then 50% of the Participant's Vested Account Balance shall be applied toward the Purchase of an annuity for the life of the Surviving Spouse. The Surviving Spouse may elect to have such annuity distributed within a reasonable period after the Participant's death. Notwithstanding the foregoing, if the value of the Participant's Vested Account Balance on the Annuity Starting Date is not greater than $3,500, the value of such annuity shall be paid in a lump sum to the Spouse pursuant to Section 12.04.

          14.04.  Definitions. For purposes of this Article, the following terms
                  -----------
shall be defined as follows:

                  (a) "ELECTION PERIOD": shall mean the period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death. If a participant separates from service prior to the first day of the Plan Year in which age 35 is attained, with respect to the account balance as of the date of separation, the Election Period shall begin on the date of separation. A Participant who will not yet attain age 35 as of the end of any current Plan Year may make a special Qualified Election to waive the Qualified Preretirement Survivor Annuity for the period beginning on the date of such election on the first day of the Plan Year in which the Participant will attain age 35. Such election shall not be valid unless the Participant receives a written explanation of the Qualified Preretirement Survivor Annuity in such terms as are comparable to the explanation required under Section 14.05(b). Qualified Preretirement Survivor Annuity coverage shall be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after such date shall be subject to the full requirements of this Article.

                  (b) "EARLIEST RETIREMENT AGE": shall mean the earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

                  (c) "QUALIFIED ELECTION": shall mean a waiver of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity. Any waiver of a Qualified Preretirement Survivor Annuity shall not be effective unless: (1) the Participant's Spouse consents in writing to the election; (2) the election designates a specific Beneficiary, including any class of Beneficiaries or any contingent Beneficiaries, which may not be changed without Spousal consent for the Spouse expressly permits designations by the Participant without any further Spousal consent); (3) the Spouse's consent acknowledges the effect of the election; and (4) the Spouse's consent is witnessed by a Plan representative or notary public. Additionally, a Participant's waiver of the Qualified Joint and Survivor Annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without Spousal consent (or the Spouse expressly permits designations by the Participant without any further Spousal consent). If it is established to the satisfaction of a Plan representative that there is no Spouse or that the Spouse cannot be located, a waiver will be deemed a qualified election. Any consent by a Spouse obtained under this provision (or establishment that the consent of a Spouse may not be obtained) shall be effective only with respect to such Spouse. A consent that permits designations by the Participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to specific Beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided below.

                  (d) "QUALIFIED JOINT AND SURVIVOR ANNUITY": shall mean an immediate annuity for the life of the Participant with a survivor annuity for the life of the Spouse which is 50% of the amount of the annuity which is payable during the joint lives of the Participant and the Spouse and which is the amount of benefit which can be purchased with the Participant's Vested Account Balance.

                  (e) "SPOUSE (SURVIVING SPOUSE)": shall mean the Spouse or Surviving Spouse of the Participant, provided that a former spouse shall be treated as the Spouse or Surviving Spouse and a current spouse shall not be treated as the Spouse or Surviving Spouse to the extent provided under a qualified domestic relations order as described in Section 414(p) of the Code.

                  (f) "VESTED ACCOUNT BALANCE": shall mean the aggregate value of the Participant's vested account balances derived from Employer and Employee contributions (including rollovers), whether vested before or upon death, including the proceeds of insurance contracts, if any, on the Participant's life. The provisions of this Article shall apply to a participant who is vested in amounts attributable to Employer contributions, Employee contributions (or both) at the time of death or distribution.

          14.05.  Notice Requirements. The Plan Administrator shall provide the
                  -------------------
following notices:


                  (a) In the case of a Qualified Joint and Survivor Annuity, the Plan Administrator shall provide each Participant not less than 30 days and no more than 90 days prior to the Annuity Starting Date a written explanation of:
(1) the terms and conditions of Qualified Joint and Survivor Annuity; (2) the participant's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit; (3) the rights of a Participant's Spouse; and (4) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

                  (b) In the case of a Qualified Preretirement Survivor Annuity, the Plan Administrator shall provide each Participant, within the applicable period for such Participant, a written explanation of the Qualified Preretirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of paragraph
(a) above applicable to a Qualified Joint and Survivor Annuity. The "applicable period" for a Participant is whichever of the following periods ends last: (1) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35; (2) a reasonable period ending after the individual becomes a Participant; (3) a reasonable period ending after the Qualified Preretirement Survivor Annuity ceases to be a fully subsidized benefit, and (4) a reasonable period ending after this Article first applies to the Participant. Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from service in the case of a participant who separates from service in the case of a participant who separates from service before attaining age 35.

          For purposes of applying the preceding paragraph, a reasonable period ending after the enumerated events described in (2), (3) and (4) above is the end of the 2-year period beginning 1 year prior to the date the applicable event occurs, and ending one year after that date. In the case of a Participant who separates from service before the Plan Year in which age 35 is attained, notice shall be provided within the 2-year period beginning 1 year prior to separation and ending 1 year after separation. If such a Participant thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined.

          Notwithstanding the foregoing provisions of this Section, the respective notices prescribed in this Section need not be given to a Participant if (1) the Plan "fully subsidizes" the costs of a Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity, and (2) the plan does not allow the Participant to waive the Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity and does not allow a married Participant to designate a nonspouse Beneficiary. For purposes of this Section, a Plan fully subsidizes the costs of a benefit if no increase in cost, or decrease in benefits to the Participant may result from the Participant's failure to elect another benefit.

          14.06.  Safe Harbor Rules.  The provisions of this Article, other than
                  -----------------
Section 14.07, shall not apply to a Participant if the following conditions are satisfied: (1) the Employer adopts the Non-Standardized Adoption Agreement #03-001 or Standardized Adoption Agreement #03-002, (2) the Employer specifies in
Section 14.06 of the Adoption Agreement that the full survivor annuity requirements of Sections 401(a)(11) and 417 of the Code shall not apply to a Participant until he elects an annuity, (3) the Participant does not or cannot elect payments in the form of a life annuity, and (4) on the death of a Participant, the Participant's Vested Account Balance shall be paid to the Participant's Surviving Spouse, but if there is no Surviving Spouse, or if the Surviving Spouse has consented in a manner conforming to a Qualified Election, then to the Participant's designated Beneficiary. The Surviving Spouse may elect to have distribution of the Vested Account Balance commence within the 90-day period following the date of the Participant's death. The account balance shall be adjusted for gains or losses occurring after the Participant's death in accordance with the provisions of the Plan governing the adjustment of account balances for other types of distributions. A Participant may waive the Spousal death benefit described in this Section at any time; provided, however, that no such waiver shall be effective unless it satisfies the conditions described in
Section 14.04 (other than the notification requirement referred to therein) that would apply to the Participant's waiver of the Qualified Preretirement Survivor Annuity. For purposes of this Section, "Bested Account Balance" shall have the same meaning as provided in Section 14.04. Notwithstanding the foregoing, the provisions of this Article shall apply with respect to all Participants if the Plan is a direct or indirect transferee of a defined benefit plan, money purchase plan, a target benefit plan, a stock bonus, or profit-sharing plan which is subject to the full survivor annuity requirements of Sections 401(a)(11) and 417 of the Code.

          14.07.  Transitional Rules.  Any living Participant not receiving
                  ------------------
benefits on August 23, 1984, who would otherwise not receive the benefits prescribed by the previous Sections of this Article shall be given the opportunity to elect to have such prior Sections apply if such Participant is credited with at least 1 Hour of Service under this Plan or a predecessor plan in a Plan Year beginning on or after January 1, 1976, and such Participant at least 10 Years of Service for vesting purposes when he or she separated from service. Any living Participant not receiving benefits on August 23, 1984, who was credited with at least 1 Hour of Service under this Plan or a predecessor plan on or after September 2, 1974, and who is not otherwise credited with any service in a Plan Year beginning on or after January 1,

1976 must be given the opportunity to have his benefits paid in accordance with this Section. The respective opportunities to elect must be afforded to the appropriate Participants during the period commencing on August 23, 1984, and ending on the date benefits would otherwise commence to said Participants. Any Participant who has elected pursuant to this Section and any Participant who does not elect under this Section or who meets the requirements of this Section, except that such Participant does not have at least 10 Years of Service for vesting purposes when he separates from service, shall have his benefits distributed in accordance with the following requirements if benefits would have been payable in the form of a life annuity:

               (a)  Automatic Joint and Survivor Annuity. If benefits in the
                    ------------------------------------
form of a life annuity become payable to a married Participant who

                    (1) begins to receive payments under the Plan on or after Normal Retirement Age;

                    (2) dies on or after Normal Retirement Age while still working for the Employer;

                    (3) begins to receive payments on or after the Qualified Early Retirement Age; or

                    (4) separates from service on or after attaining Normal Retirement Age (or the Qualified Early Retirement Age) and after satisfying the eligibility requirements for the payment of benefits under the Plan and thereafter dies before beginning to receive such benefits; then such benefits will be received under this Plan in the form of a Qualified Joint and Survivor Annuity, unless the Participant has elected otherwise during the election period. The election period must begin at least 6 months before the Participant attains Qualified Early Retirement Age and end not more than 90 days before the commencement of benefits. Any election hereunder will be in writing and may be changed by the Participant at any time.

               (b)  Election of Early Survivor Annuity. A Participant who is
                    ----------------------------------
employed after attaining the Qualified Early Retirement Age will be given the opportunity to elect, during the election period, to have a survivor annuity payable on death. If the Participant elects the survivor annuity, payments under such annuity must not be less than the payments which would have been made to the Spouse under the Qualified Joint and Survivor Annuity if the Participant had retired on the day before his or her death. Any election under this provision will be in writing and may be changed by the Participant at any time. The election period begins on the later of (1) the 90th day before the Participant attains the Qualified Early Retirement Age, or (2) the date on which Participant begins, and ends on the date the Participant terminates employment.

               (c)  For purposes of this Section:

                    (1)  QUALIFIED EARLY RETIREMENT AGE is the latest of:

                         (i)    the earliest date, under the Plan, on which the
Participant may elect to receive retirement benefits,

                         (ii)   the first day of the 120th month beginning
before the Participant reaches Normal Retirement Age, or

                         (iii)  the date the Participant begins participation;
and

                    (2) QUALIFIED JOINT AND SURVIVOR ANNUITY is an annuity for the life of the Participant with a survivor annuity for the life of the Spouse as described in Section 14.02.

                                  ARTICLE XV

                       MINIMUM DISTRIBUTION REQUIREMENTS
                       ---------------------------------

          15.01.  Applicability of Article.  Subject to Article XIV, "Joint and
                  ------------------------
Survivor and Spousal Consent Requirements," the provisions contained in this Article shall apply to any distribution of a Participant's interest and shall take precedence over an inconsistent provisions of this Plan. Unless otherwise specified, the provisions of this Article apply to calendar years beginning after December 31, 1984.

          15.02.  General Rules and Required Beginning Date.  All distributions
                  -----------------------------------------
required under this Article shall be determined and made in accordance with the Income Tax Regulations under Section 401(a)(9), including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the Regulations. The entire interest of a Participant shall be distributed or begin to be distributed no later than the Participant's Required Beginning Date.

          15.03.  Limits on Distribution Periods.  As of the first Distribution
                  ------------------------------
Calendar Year, distributions, if not made in a single-sum, may only be made over one of the following periods (or a combination thereof):

                  (a)    The life of the Participant;

                  (b)    The life of the Participant and a designated
Beneficiary;

                  (c) A period certain not extending beyond the life expectancy of the Participant; or

                  (d) A period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated Beneficiary.

          15.04.  Determination of Amount to be Distributed Each Year.  If the
                  ---------------------------------------------------
Participant's interest is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the Required Beginning Date:

                  (a)    If a Participant's benefit is to be distributed over
(1) a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's designated Beneficiary or (2) a period not extending beyond the life expectancy of the designated Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first Distribution Calendar Year, must at least equal the quotient obtained by dividing the Participant's benefit by the applicable life expectancy.

                  (b) For calendar years beginning before January 1, 1989, if the Participant's Spouse is not the designated Beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

                  (c) For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first Distribution Calendar Year shall not be less than the quotient obtained by dividing the Participant's benefit by the lesser of (1) the applicable life expectancy or (2) if the Participant's Spouse is not the designated beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of the Income Tax Regulations. Distributions after the death of the Participant shall be distributed using the applicable life expectancy in subsection (a) above as the relevant divisor without regard to regulations
Section 1.401(a)(9)-2.

                  (d) The minimum distribution required for the Participant's first Distribution Calendar Year must be made on or before the Participant's Required Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the Distribution Calendar Year in which the Employee's Required Beginning Date occurs, must be made on or before December 31 of that Distribution Calendar Year.

                  (e) If the Participant's benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code and the Regulations thereunder.

          15.05.  Death Distribution Provisions.  If the Participant dies after
                  -----------------------------
distribution of his interest has begun, the remaining portion of such interest shall continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death. If the Participant dies before distribution of his interest begins, distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death except to the extent that an election is made to receive distributions in accordance with (a) or (b) below:

                  (a) If any portion of the Participant's interest is payable to a designated Beneficiary, distributions may be made over the life or over a period certain not greater than the life expectancy of the designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died;

                  (b) If the designated Beneficiary is the Participant's Surviving Spouse, the date distributions are required to begin in accordance with (a) above shall not be earlier than the later of (1) December 31 of the calendar year immediately following the calendar year in which the Participant died and (2) December 31 of the calendar year in which the Participant would have attained age 70 1/2.

          If the Participant has not made an election pursuant to this Section by the time of his or her death, the Participant's designated Beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this Section, or (2) December 31 of the calendar year which contains the 5th anniversary of the date of death of the Participant. If the Participant has no designated Beneficiary, or if the designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the 5th anniversary of the Participant's death. For purposes of this Section, if the Surviving Spouse dies after the Participant, but before payments to such Spouse begin, the provisions contained in this Section 15.05, except paragraph (b) above and the third sentence above, shall be applied as if the Surviving Spouse were the Participant. For purposes of this Section, any amount paid to a child of the Participant shall be treated as if it had been paid to the Surviving Spouse when the child reaches the age of majority. For purposes of this Section, distribution of a Participant's interest is considered to begin on the Participant's Required Beginning Date (or, if the Surviving Spouse dies after the Participant but before payments to the Spouse begin, the date distribution is required to begin to the Surviving Spouse as provided above). If distribution in the form of an annuity irrevocably commences to the Participant before the Required Beginning Date, the date distribution is considered to begin is the date distribution actually commences.

          15.06.  Definitions. For purposes of this Article, the following terms
                  -----------
shall be defined as follows:

                  (a) "APPLICABLE LIFE EXPECTANCY" shall mean the life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or designated Beneficiary) as of the Participant's (or designated Beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the Applicable Life Expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first Distribution Calendar Year, and if life expectancy is being recalculated such succeeding calendar year.

                  (b) "DESIGNATED BENEFICIARY" shall mean the individual who is designated as the Beneficiary under the Plan in accordance with Section 401(a)(9) and the Regulations thereunder.

                  (c) "DISTRIBUTION CALENDAR YEAR" shall mean a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distribution beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to Section 15.05.

                  (d) "LIFE EXPECTANCY." Life expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. Unless otherwise elected by the Participant (or Spouse, in the case of distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant (or Spouse) and shall apply to all subsequent years. The life expectancy of a nonspouse Beneficiary may not be recalculated.

                  (e) "PARTICIPANT'S BENEFIT" shall mean the account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (Valuation Calendar Year), increased by the amount of any contributions or forfeitures allocated to the account balance as of dates in the Valuation Calendar Year after the Valuation Date, decreased by distributions made in the valuation calendar year after the Valuation Date. For purposes of this paragraph, if any portion of the minimum distribution for the first Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Required Beginning Date, the amount of the minimum distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

                  (f) "REQUIRED BEGINNING DATE." The Required Beginning Date of a Participant shall be the first day of April of the calendar year following the calendar year in which the Participant attains age 70 1/2; provided, however, that the required beginning date of a Participant who attains age 70 1/2 before January 1, 1988, shall be determined in accordance with (1) or (2) below:

                         (1)  The Required Beginning Date of a Participant who
is not a 5% owner shall be the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age 70 1/2 occurs.

                         (2)  The Required Beginning Date of a Participant who
is a 5% owner during any year beginning after December 31, 1979, shall be the first day of April following the later of A. the calendar year in which the Participant attains age 70 1/2, or B. the earlier of the calendar year with or within which ends the Plan Year in which the Participant became a 5% owner, or the calendar year in which the Participant retires.

          Further, the Required Beginning Date of a Participant who is not a 5% owner, who attains age 70 1/2 during 1988 and who has not retired as of January 1, 1989, shall be April 1, 1990. A Participant shall be treated as a 5% owner for purposes of this Section if he is a 5% owner for purposes of this Section if he is a 5% owner as defined in Section 416(i) of the Code (determined in accordance with Section 416 but without regard to whether the Plan is Top-Heavy) at any time during the Plan Year ending with or within the calendar year in which he attains age 66 1/2 or any subsequent Plan Year. Once distributions have begun to a 5% owner under this Section, they shall continue to be distributed, even if the Participant ceases to be a 5% owner in a subsequent year.

          15.07.  Transitional Rule.  Notwithstanding the foregoing provisions
                  -----------------
of this Article, and subject to Article XIV, "Joint and Survivor and Spousal Consent Requirements," distribution on behalf of any Participant, including a "5% owner," may be made in accordance with all of the following requirements (regardless of when distribution commences):

                  (a) The distribution by the Plan is one which would not have disqualified the Plan under Section 401(a)(9) of the Code as in effect prior to amendment by the Deficit Reduction Act of 1984.

                  (b) The distribution is in accordance with a method of distribution designated by the Participant whose interest in the Plan is being distributed or, if the Participant is deceased, by a Beneficiary of such Employee.

                  (c) Such designation was in writing, was signed by the Participant or the Beneficiary, and was made before January 1, 1984.

                  (d) The Participant had accrued a benefit under the Plan as of December 31, 1983.

                  (e) The method of distribution designated by the Participant or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Participant's death, the Beneficiaries of the Participant listed in order of priority. If a designation is revoked any subsequent distribution must satisfy the requirements of Section 401(a)(9) of the Code and the Proposed Regulations thereunder.

                  (f) A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Employee.

                  (g) For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Employee, or the Beneficiary, to whom such distribution is being made, shall be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in subsections (a) and (e) above.

                  (h) If a designation is revoked subsequent to the date distributions are required to begin, the Trust must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Section 401(a)(9) of the Code and the Proposed Regulations thereunder, but for the Section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in Section 1.401(a)(9)-2 of the Proposed Regulations. Any changes in the designation shall be considered to be a revocation of the designation. However, the mere substitution or addition of another beneficiary (one not named in the designation) under the designation shall not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Q&A J-2 and Q&A J-3 of the Proposed Regulations shall apply.

                                  ARTICLE XVI

                           WITHDRAWALS FROM ACCOUNTS
                           -------------------------

          16.01.  Minimum Limits on Withdrawals.  The minimum withdrawal amount,
                  -----------------------------
if any, shall be as specified on the Adoption Agreement.

          16.02.  Withdrawal of Voluntary Contributions.  If voluntary
                  -------------------------------------
contributions are permitted under the Adoption Agreement, a Participant who is in the employ of the Employer may, subject to Section 16.01, withdraw all or a part of his Voluntary Contribution Account by filing a written request with the Plan Administrator at least 30 days (or such shorter period as may be prescribed by the Plan Administrator) before the proposed withdrawal date.

          16.03.  Age 59 1/2 Withdrawals.  If permitted under the Adoption
                  ----------------------
Agreement, a Participant who is in the employ of the Employer and has attained age 59 1/2 may, subject to Section 16.01, withdraw all or a portion of any account by filing a written request with the Plan Administrator at least 30 days (or such shorter period as may be prescribed by the Plan Administrator) before the proposed withdrawal date.

          16.04.  Withdrawals at Normal Retirement Age.  If permitted under the
                  ------------------------------------
Adoption Agreement, a Participant who is in the employ of the Employer and has attained his Normal Retirement Age may, subject to Section 16.01, withdraw all or a part of any account by filing a written request with the Plan Administrator at least 30 days (or such shorter period as may be prescribed by the Plan Administrator) before the proposed withdrawal date.

          16.05.  Withdrawals Under IRS 2-Year Rule.  If permitted under the
                  ---------------------------------
Adoption Agreement, a Participant who is in the employ of the Employer may, subject to Section 16.01, withdraw all or a part of the vested portion of his Employer Contribution Account by filing a written request with the Plan Administrator at least 30 days (or such shorter period as may be prescribed by the Plan Administrator) before the proposed withdrawal date; provided, however, that if the Participant has not completed at least 60 months of participation in the Plan, any such withdrawal shall be limited to amounts held in the Trust Fund for at least 2 years. No withdrawals under this Section shall be permitted under Standardized Adoption Agreements #03-003 or #03-004.

          16.06.  Hardship Withdrawals From Employer Contribution Accounts.  If
                  --------------------------------------------------------
permitted under the Adoption Agreement, a Participant who is in the employ of the Employer may, subject to Section 16.01, withdraw all or a part of the vested portion of his Employer Contribution Account by filing a written request with the Plan Administrator at least 30 days (or such shorter period as may be prescribed by the Plan Administrator) before the proposed withdrawal date, provided the Plan Administrator determines that such withdrawal is being made for one of the following reasons:

                  (a) To apply all or a portion of the cost of purchase, construction, improvement or preservation of a house occupied or to be occupied by the Participant;

                  (b) To pay all or a portion of the cost of education of the Participant or any of his dependents;

                  (c) To pay all or a portion of any unusual expense incurred by the Participant because of illness, accident or disability of the Participant or any of his dependents; or

                  (d) To meet any severe and undue financial hardship of the Participant or any of his dependents.

          16.07.  Hardship Withdrawals From Salary Reduction Accounts.  If
                  ---------------------------------------------------
permitted under the Adoption Agreement, a Participant who is in the employ of the Employer may, subject to Section 16.01, withdraw all or a part of his Salary Reduction Account (excluding any income accrued after 1988) by filing a written request with the Plan Administrator at least 30 days (or such shorter period as may be prescribed by the Plan Administrator) before the proposed withdrawal date, provided the Plan Administrator determines that such withdrawal is being made due to a hardship of the Participant. For purposes of this Section, hardship is defined as an immediate and heavy financial need of the Participant where the Participant lacks other available resources. Hardship distributions are subject to the Spousal consent requirements contained in Section 401(a)(11) and 417 of the Code. The following are the only financial needs considered immediate and heavy: (1) deductible medical expenses (within the meaning of

Section 213(d) of the Code) of the Participant, the Participant's Spouse, children, or dependents; (2) the purchase (excluding mortgage payments) of a principal residence for the Participant; (3) payment of tuition for the next quarter or semester of post-secondary education for the Participant, the Participant's Spouse, children or dependents; or (4) the need to prevent the eviction of the Participant from, or a foreclosure on the mortgage of, the Participant's principal residence. A distribution shall be considered as necessary to satisfy an immediate and heavy financial need of the Participant only if:

                  (a) The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans under all plans maintained by the Employer;

                  (b) All plans maintained by the Employer provide that the employee's Elective Deferrals (and Employee Contributions) shall be suspended for 12 months after the receipt of the hardship distribution;

                  (c) The distribution is not in excess of the amount of an immediate and heavy financial need; and

                  (d) All plans maintained by the Employer provide that the Participant may not make Elective Deferrals for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Section 402(g) of the Code for such taxable year less the amount of such Participant's Elective Deferrals for the taxable year of the hardship distribution.

          16.08.  Withdrawals From Thrift Contribution and Rollover Contribution
                  --------------------------------------------------------------
Accounts.  If permitted under the Adoption Agreement, a Participant who is in
- --------
the employ of the Employer may, subject to Section 16.01, withdraw all or a part of his Thrift Contribution Account and/or Rollover Contribution Account by filing a written request with the Plan Administrator at least 30 days (or such shorter period as may be prescribed by the Plan Administrator) before the proposed withdrawal date.

          16.09.  Procedure for Making Withdrawals.  Any request for withdrawal
                  --------------------------------
under this Article shall be filed with the Plan Administrator on such forms as the Plan Administrator may provide and shall specify the account from which such withdrawal is being made and the value to be withdrawn in terms of dollars or percentage of account value. If the Adoption Agreement permits Participants to direct how their accounts shall be invested among the Plan's investment funds, and the Participant's accounts are invested in more than one investment fund, the Participant shall also specify on such request what portion of his withdrawal is to be charged against each such investment fund. Each withdrawal shall be charged against the applicable account as of the date such withdrawal is made. Any withdrawal with respect to assets held under a Group Annuity Policy shall be subject to such restrictions as may be contained under the terms of the Group Annuity Policy with respect to the withdrawal of funds thereunder.

          16.10.  Non-forfeiture Provision.  In no event shall any withdrawal
                  ------------------------
made by a Participant pursuant to the provisions of this Article result in the forfeiture of such Participant's vested interest under the Plan.

          16.11.  Special Vesting Provision.  If a Participant makes a
                  -------------------------
withdrawal under this Article from his Employer Contribution Account at a time when he is less than fully vested in such account, the nonforfeitable portion of such account following such withdrawal shall be calculated by first adding back the amount of such withdrawals to the balance of such account before applying the Participant's vested percentage and then deducting the amount of all such withdrawals from the product of such application.

          16.12.  Frequency of Withdrawals.  Hardship withdrawals may be made on
                  ------------------------
a monthly basis. The frequency of other withdrawals under this Article shall be as prescribed by the Plan Administrator pursuant to a uniform, nondiscriminatory policy.

          16.13.  Restriction for Loans.  The portion of the Participant's
                  ---------------------
accounts available for withdrawal under this Article shall be reduced by the portion of his accounts assigned as collateral to secure any loan to the Participant under Article XVII.

                                 ARTICLE XVII

                                     LOANS
                                     -----

          17.01.  Loans to Participants.  If permitted under the Adoption
                  ---------------------
Agreement, the Plan Administrator, upon receipt of a Participant's written application and in accordance with a uniform, nondiscriminatory policy, shall direct the Trustee to make a loan or loans to the Participant against his accounts hereunder. Any such loan shall be required to be repaid and shall not be considered as a distribution or subject to withholding of federal income tax. Notwithstanding the foregoing, no loan shall be made to an Owner-Employee or a "shareholder-employee" unless such loan qualifies for the prohibited transaction exemption relating to loans under Section 408(a) of ERISA and is secured solely by property other than the Participant's interest in the Trust Fund. For this purpose, a shareholder-employee means an employee or officer of an electing shall business (Subchapter S) corporation who owns (or is considered as owning within the meaning of Section 318(a)(1) of the Code) on any day during the taxable year of such corporation more than 5% of the outstanding stock of the corporation. Loans shall be made available to all Participants and Beneficiaries on a reasonably equivalent basis, and shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Employees. The Plan Administrator shall provide each Participant with a written document which includes (1) the identity of the person(s) authorized to administer the Plan's loan program; (2) the procedures for applying for loans; (3) the basis on which loans shall be approved or denied; (4) the limitation, if any, on the types and amount of loans offered;
(5) the procedure for determining the reasonable rate of interest under Section 17.07; (6) the types of collateral which may be accepted for a loan; and (7) a description of the events that constitute a default and the procedures that will be taken to preserve Plan assets in the event of a default.

          17.02.  Minimum Participation Requirement.  A Participant must satisfy
                  ---------------------------------
any participation requirements specified on the Adoption Agreement in order to be eligible for a loan under this Article.

          17.03.  Minimum Limits on Loans. The minimum loan amount, if any,
                  -----------------------
shall be as specified on the Adoption Agreement.

          17.04.  Maximum Limits on Loans.  In no event shall the total of any
                  -----------------------
outstanding loan balances under this Article to any Participant, including any interest accrued thereon, when aggregated with corresponding loan balances of the Participant under any other funded pension or profit sharing plans of the Employer or any Related Employer, exceed the lesser of (a) or (b) below:

                  (a) $50,000, reduced by the excess (if any) of the highest outstanding balance of such loans during the 1-year period ending on the day before the date any such loan is made over the outstanding balance of such loans on the date any such loan is made.

                  (b) 1/2 of the value of the vested portion of the Participant's accounts.

          For purposes of this Section, the value of a Participant's accounts shall be determined pursuant to Section 4.02 as of the date of the loan.

          17.05.  Term of Loans.  The term of any loan shall be determined by
                  -------------
mutual agreement between the Plan Administrator and the Participant. Every Participant who is granted a loan shall receive a statement of the charges and interest rates involved in each loan transaction and an annual statement reflecting the current loan balance and all transactions with respect to that loan to date. The term of any loan shall not exceed 5 years unless the purpose of the loan is to acquire any dwelling unit which within a reasonable time is to be used as a principal residence of the Participant. The term of any outstanding loan may be renegotiated by agreement between the Participant and the Plan Administrator, provided that, except in the case of a loan described in the preceding sentence of this Section, the final payment date of the balance of any such loan shall in no event be more than 5 years later than the date of the original loan. All loans shall be amortized in level payments made not less frequently than quarterly over the term of the loan.

          17.06.  Loan Security.  Each loan made under this Article shall be
                  -------------
evidenced by a note payable to the order of the Trustee and shall be secured by adequate collateral. Except as provided in Section 17.01 in the case of loans to owner-employees or shareholder-employees, such collateral shall consist of the assignment of so much of the Participant's right, title and interest in and to the Trust Fund as is necessary to adequately secure the loan, unless the Trustee and the Participant agree in writing that the collateral shall consist of other property of sufficient value to adequately secure the loan. Notwithstanding the foregoing, no more than 1/2 of the vested portion of the Participant's accounts under the Plan shall be used to secure any loan made or renewed after October 18, 1989.

          17.07.  Loan Interest.  All Participant loans under this Article shall
                  -------------
be considered investments of the Trust, and interest shall be charged thereon at a reasonable rate established by the Trustee commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances. If the Adoption Agreement permits Participants to direct the investment of their accounts among the Plan's investment funds, each loan shall be considered an investment by the Participant of his accounts and the Participant shall specify the account(s) against which the loan is being made. If such account(s) are invested in more than one investment fund, the Participant shall also specify what portion of the loan is to be charged against each such investment fund.

          17.08.  Repayment.  The terms and conditions of each loan shall be
                  ---------
arrived at by mutual agreement between the Trustee and the Participant pursuant to a uniform, nondiscriminatory policy. If the Adoption Agreement permits Participants to direct how their accounts shall be invested among the Plan's investment funds, all loan repayments and interest earned on any loan shall be credited to the Participant's accounts in accordance with current investment directions, and in proportion to amounts that were drawn from the accounts to make the loan. The Plan Administrator shall take all necessary action to ensure that each loan is repaid on schedule by its maturity date. In the event of default, foreclosure on the note and attachment of security, to the extent that such security constitutes the Participant's interest in the Trust

Fund, shall not occur until a distributable event occurs under the Plan. In the event a Participant or his Beneficiary or Spouse becomes entitled to and elects to receive a distribution from the Trust Fund at a time when there is an unpaid balance of a loan against the Participant's accounts, and the collateral for the loan is the Participant's interest in and to the Trust Fund as provided by
Section 17.06, then the Trustee shall deduct the unpaid balance of the principal of such loan or any portion thereof, and any interest accrued to the date of such deduction, from any payment or distribution from the Trust Fund to which the Participant or his Beneficiary or spouse may be entitled. If the amount of such payment or distribution is not sufficient to repay the outstanding balance of such loan and any interest accrued thereon, the Participant (or his estate, if applicable) shall be liable for and continue to make payments on any balance still due from him.

          17.09.  Spousal Consent.  A Participant must obtain the consent of his
                  ---------------
Spouse, if any, to the use of his account balances as security for a loan; provided, however, that no Spousal consent shall be required if (1) the safe harbor rules under Section 14.06 apply to the Participant at the time his account balances are used as security for the loan, or (2) the total value of his account balances which is subject to the security is not in excess of $3,500. Spousal consent shall be obtained no earlier than the beginning of the 90-day period that ends on the date on which the loan is to be so secured. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a Plan representative or notary public. Such consent shall thereafter be binding with respect to the consenting Spouse or any subsequent Spouse with respect to that loan. A new consent shall be required if the account balance is used for renegotation, extension, renewal, or other revision of the loan. If a valid Spousal consent has been obtained as prescribed above, then, notwithstanding any other provision of the Plan, the portion of the Participant's Vested Account Balance used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall not be taken into account for purposes of determining the amount of the account balance payable at the time of death or distribution, but only if such portion of the Participant's Vested Account Balance is used as repayment of the loan. If less than 100% of the Participant's Vested Account Balance (determined without regard to the preceding sentence) is payable to the Surviving Spouse, then the account balance shall be adjusted by first reducing the Vested Account Balance by the amount of the security used as repayment of the loan, and then determining the benefit payable to the Surviving Spouse.

                                 ARTICLE XVIII

                              INSURANCE POLICIES
                              ------------------

          18.01.  Purchase of Policies.  The Trustee may apply a portion of
                  --------------------
contributions made by or on behalf of the Participant toward the purchase of Policies on the life of the Participant. The Trustee shall be designated the sole owner of such Policies, but all benefits, rights, privileges and options under such Policies and all dividends payable or refunds made by the Insurance Company on such Policies shall be exercised and dealt with for the benefit of the Participant (or his Beneficiary) on whose behalf such Policies were purchased. Employee contributions may be used to pay premiums on Policies or supplemental agreements, but such contributions shall not be subject to the limitations contained in Section 18.02.

          18.02.  General Rules and Limitations.  All Policies shall be issued
                  -----------------------------
on a uniform and nondiscriminatory basis as of such date(s) as shall be prescribed by the Plan Administrator. Any adjustment to an existing Policy to increase or decrease the face amount and premium may be made as of an anniversary of such date(s), or as of another date during the calendar year. Payments made to the

Insurance Company with respect to any Policy purchased on behalf of a Participant shall constitute an investment of funds credited to such Participant's account, and his accounts shall accordingly be reduced by any such payments. The purchase of Policies shall be limited as follows:

                  (a)    Ordinary Life. If ordinary life insurance Policies are
                         -------------
purchased, less than 1/2 of the aggregate Employer contributions and forfeitures allocated to any Participant shall be used to pay the premiums attributable to them. For purposes of this Section, ordinary life insurance Policies are Policies with both nondecreasing death benefits and nonincreasing premiums.

                  (b)    Term and Universal Life. If term life insurance
                         -----------------------
Policies, universal life insurance Policies, or any other life insurance Policies which are not ordinary life are purchased, or if supplemental agreements are purchased, no more than 1/4 of the aggregate Employer contributions and forfeitures allocated to any Participant will be used to pay the premiums attributable to them.

                  (c)    Combination. The sum of 1/2 of the ordinary life
                         -----------
insurance premiums and all other life insurance premiums and supplemental agreement premiums shall not exceed 1/4 of the aggregate Employer contributions and forfeitures allocated to any Participant.

          Notwithstanding the foregoing, if the Plan was in existence on July 1, 1982 and the premiums paid on Policies of a Participant satisfied the foregoing percentage requirement as of the later of September 30, 1983 or the last day of the Limitation Year beginning after December 31, 1981, but future premium payments after such date on the Policies will not satisfy the percentage requirement due to the application of the provisions in Article XXIV, the Trustee may continue to pay premiums on Policies from the Participant's accounts. However, no additional policies may be purchased for the Participant until the premiums paid on all Policies on his life satisfy the percentage requirement. This paragraph shall not apply if the Plan is amended after such date so as to decrease contributions for any participant, nor shall it apply to the extent that Employer contributions and forfeitures, where applicable, on behalf of the Participant are decreased after such date due to a decrease in his Compensation or due to an operational reduction of the Participant's Annual Additions under Section 24.04.

          18.03.  Dividends.  Any dividends payable on a Policy while premium
                  ---------
paying shall be applied in any manner permitted by the Insurer and shall increase the Participant's accounts on whose life the Policy was issued. Any dividends payable upon the surrender of a Policy shall increase the Participant's accounts on whose life the Policy was issued. Any dividends payable on a Policy upon death of a Participant shall be paid with the Policy proceeds to increase the death benefit of the Participant.

          18.04.  Premium Refund.  Any refund of premiums payable upon the
                  --------------
surrender of a Policy shall increase the Participant's account on whose life the Policy was issued. Any refund of premiums on a Policy payable upon the death of the Participant, for the pro-rata portion of the premium paid beyond the date of death, shall be paid with the Policy proceeds to increase the death benefit of the Participant.

          18.05.  Conversion of Policies.  Notwithstanding any other provisions
                  ----------------------
herein, in the event any Policy is converted to an annuity pursuant to the provisions of this Article, such annuity shall be endorsed as nontransferable.

          18.06.  Supplemental Agreements.  The cost of any agreement for
                  -----------------------
supplemental benefits, waiver of premium, waiver of side fund or any other optional coverages available from the Insurer shall be paid from the Participant's accounts.

          18.07.  Conflict Between Terms.  In the event of any conflict between
                  ----------------------
provisions of the Plan and the terms of any policy, the Trustee shall not exercise any Policy rights which would be in conflict with the provisions of the Plan.

                                  ARTICLE XIX

                            GROUP ANNUITY POLICIES
                            ----------------------

          19.01.  General Description.  The Trustee may obtain from the
                  -------------------
Insurance Company a Group Annuity Policy to provide all or a portion of the benefits of the Plan. The Group Annuity Policy shall provide for the establishment and maintenance of an investment fund or funds by the Insurance Company to which contributions made hereunder shall be credited and from which amounts shall be withdrawn to pay retirement benefits and such other benefits as may be provided by the Plan.

          19.02.  Separate Investment Accounts.  To the extent permitted under
                  ----------------------------
applicable law and regulations, the Group Annuity Policy shall provide that contributions made hereunder may be deposited in the general investment account of the Insurance Company, with interest guaranteed on such deposits, or in one or more separate investment accounts of the Insurance Company without any guarantees as to principal or interest thereon. Such separate investment accounts may be invested primarily in equities, bonds and other fixed income securities. The value of the general investment account and such separate investment accounts shall be determined at least once during each policy year.

          19.03.  Conflicting Provisions.  The terms and provisions of the Group
                  ----------------------
Annuity Policy shall be as agreed upon between the Trustee and the Insurance Company and shall, to the extent possible, be consistent with the provisions of the Plan. In the event of any conflict between the provisions of the Plan and the provisions of the Group Annuity Plan, the provisions of the Plan shall control.

                                  ARTICLE XX

                               INSURANCE COMPANY
                               -----------------

          20.01.  Not Party to Plan or Trust.  The Insurance Company shall not
                  --------------------------
be deemed to be a party to the Plan for any reason nor shall it be responsible for its validity.

          20.02.  Protection of Insurance Company.  The obligations and
                  -------------------------------
responsibilities of the Insurance Company shall be determined solely by the terms of any Group Annuity Policy and any insurance Policies, and it shall not be required to perform any act not provided therein or any act contrary to the provisions of such Group Annuity Policy or insurance Policies. The Insurance Company shall have no responsibility for any action of the Trustee, for determining the propriety of accepting contributions and making payments in accordance with directions of the Trustee or for the application of such payments. The Insurance Company shall be fully protected in dealing with any officer, partner or principal of the Employer or the Trustee.

          20.03.  Insurance Company Forms.  Any and all forms or other documents
                  -----------------------
as required by the Insurance Company may be executed and signed by any one Trustee. Any such form or document when so executed by the Trustee may be treated by the Insurance Company as conclusive evidence of any matters mentioned in the Plan and Trust, and the Insurance Company shall be fully protected in taking any action on the faith thereof and shall incur no liability or responsibility for doing so.

                                  ARTICLE XXI

                   PLAN ADMINISTRATION AND CLAIMS PROCEDURE
                   ----------------------------------------

          21.01.  Plan Administrator.  The Plan Administrator shall be the
                  ------------------
Employer unless otherwise designated by the Employer in Section 2.35 of the Adoption Agreement. The Plan Administrator shall be a "named fiduciary" within the meaning of Section 402 of ERISA and shall have the authority as set forth herein to control and manage the operation and administration of the Plan. However, the Plan Administrator shall not have any authority over the investment of the assets of the Trust Fund.

          21.02.  Duties and Powers.  The Plan Administrator shall have all the
                  -----------------
power and authority necessary and appropriate to carry out the provisions of the Plan and Trust. For this purpose, the Plan Administrator's powers shall include, but shall not be limited to the following rights and privileges to be exercised in its discretion:

                  (a) To adopt and enforce such rules and regulations as it deems necessary and appropriate to carry out the provisions of the Plan and Trust. For this purpose, the Plan Administrator's powers shall include, but shall not be limited to the following rights and privileges to be exercised in its discretion;

                  (b) To interpret and apply all terms of the Plan, to authorize the payment of benefits hereunder, and to determine all questions concerning eligibility, status, benefits and rights and all other questions arising in the administration of the Plan;

                  (c) To employ or retain such actuaries, attorneys, accountants, physicians, investment advisors, consultants, specialists and other persons or firms to advise or assist in the performance of its duties.

          All determinations and actions of the Plan Administrator shall be final and conclusive on the Employer, the Trustee, Participants, Employees, Beneficiaries and all other persons. The Plan Administrator's powers described above shall be subject to such elections by Participants and Beneficiaries as may be permitted in the Plan.

          21.03.  Delegation of Duties.  The Plan Administrator at its
                  --------------------
discretion may delegate specific fiduciary responsibilities (other than those of the Trustee) or ministerial duties to employees of the Employer or other individuals, all of whom shall serve at the pleasure of the Plan Administrator and, if full-time employees of the Employer, without compensation. Any such person may resign by delivering written notice of such resignation to the Plan Administrator. Vacancies created by resignation, death or other causes may be filled by the Plan Administrator or reabsorbed or redelegated by the Plan

Administrator. Any delegation hereunder shall be communicated in writing to the Employer, the Trustee and the Insurance Company.

          21.04.  Uniformity of Rules.  The Plan Administrator, at all times, in
                  -------------------
the administration of the Plan and in the interpretation and application of the provisions of the Plan, shall exercise all powers and authority given it in a nondiscriminatory manner, and shall apply uniform administrative rules of general application in order to assure similar treatment to all persons in similar circumstances.

          21.05.  Records and Recordkeeping.  The Plan Administrator shall keep
                  -------------------------
a record of all proceedings and acts, and shall keep all such books of account, records and other data as may be necessary for the proper administration of the Plan, which, if the Employer is not the Plan Administrator, shall be subject to inspection or audit by the Employer at any reasonable time. The Employer shall supply all Employee data and other information required by the Plan Administrator to administer the Plan, and the Plan Administrator may rely upon the accuracy of such information. The Plan Administrator shall file or cause to be filed such annual reports, financial and other statements, and shall furnish such reports, statements and other documents to such Participants and Beneficiaries under the Plan as may be required by any federal or state statute or regulation within the time prescribed for filing and furnishing such documents.

          21.06.  Notice to Trustee.  The Plan Administrator shall promptly
                  -----------------
notify the Trustee and the Insurance Company in writing of the death, retirement or termination of a Participant and shall execute and deliver to the Trustee such forms as may be required to carry out the provisions of the Plan. All notices, instructions and certifications by the Employer to effectuate the administration of the Plan shall be in writing signed by the Plan Administration or its duly authorized representative.

          21.07.  Indemnification.  If the Employer is not the Plan
                  ---------------
Administrator, the Employer may, by separate agreement and to the extent permitted by law and its charter and by-laws, indemnify the Plan Administrator, whether or not he continues to hold such office, for any personal liability incurred in the administration of the Plan, except such liability as may arise from his own gross negligence or willful misconduct. However, such indemnification shall not relieve the Plan Administrator from any responsibility, liability, obligation or duty that he may have under ERISA.

          21.08.  Removal and Resignation.  The Plan Administrator, if other
                  -----------------------
than the Employer, may be removed at any time, without cause, by the Employer by giving written notice to the Plan Administrator at least 30 days prior to the effective date of such removal. The Plan Administrator, if other than the Employer, may resign at any time by giving written notice to the Employer at least 30 days prior to the effective date of such resignation. Upon such removal or resignation, the Employer shall become the Plan Administrator who accepts such appointment. The Employer shall promptly notify the Trustee and the Insurance Company in writing of any such resignation or removal.

          21.09.  Compensation and Expenses.  The expenses properly incurred by
                  -------------------------
the Plan Administrator in the performance of its duties, and such compensation to the Plan Administrator as may be agreed upon in writing from time to time between the Employer and the Plan Administrator, shall be paid by the Trust Fund except to the extent paid by the Employer. However, no compensation shall be paid to the Plan Administrator if he receives full-time compensation from the Employer.

          21.10.  Benefit Claims Procedure.  Any person who thinks he is
                  ------------------------
entitled to a benefit under the Plan shall have the right to file with the Plan Administrator a written notice of claim for such benefit. The Plan Administrator, in its discretion, may request a meeting with the claimant to clarify any matters it deems pertinent. Within 90 days after receipt of such written notice of claim, the Plan Administrator shall either grant or deny such claim. If there are special circumstances, a notice may be given to the claimant that up to 90 additional days will be needed. In the event such claim is denied, the Plan Administrator shall give written notice to the claimant that describes:

                  (a)    The specific reasons for denial;

                  (b) Specific reference to the pertinent Plan provisions on which the denial is based;

                  (c) A description of any additional material or information that could be presented in order to review the claim and an explanation of why such denial or information is necessary;

                  (d) An explanation of the Plan's procedure to appeal the denial of a claim.

          Each claimant shall have the right to appeal the denial of his claim to the Plan Administrator for a full and fair review at any time within 60 days after the claimant's receipt of the written notice of such denial. The Plan Administrator shall thereby afford the claimant or his duly authorized representative the opportunity (1) to review documents pertinent to the claim and (2) to submit issues and comments in writing. The final decision of the Plan Administrator shall be made promptly, and no later than 60 days after its receipt from the claimant of such request for review. An additional 60 days is permitted in special circumstances after notice to the claimant. Such final decision shall be made in writing and shall include specific reasons for the decisions, written in a manner calculated to be understood by the claimant, and specific references to pertinent Plan provisions on which the decision is based.

          21.11.  Service of Legal Process. The Plan Administrator shall be the
                  ------------------------
agent for service of legal process.

          21.12.  Person Authorized to Act for Employer.  Whenever under the
                  -------------------------------------
terms of the Plan the Employer is permitted or required to take some action, such action may be taken by any officer of an incorporated Employer who has been duly authorized by the Board of Directors of the Employer, or in the case of an unincorporated Employer by any individual employed by the Employer who has been duly authorized by its legally constituted authority.

                                 ARTICLE XXII

                                  THE TRUSTEE
                                  -----------

          22.01.  The Trust Fund.  The Trustee shall hold such sums of money and
                  --------------
other property as it shall receive from time to time, all of which together with income therefrom shall constitute the Trust Fund. The Trustee shall be a "named fiduciary" with respect to the control and management of the Trust Fund within the meaning of Section 402(c)(3) of ERISA and shall administer the Trust Fund pursuant to the provisions of the Trust. The Trustee shall not be responsible for the collection of any funds from the

Employer and shall have no authority or duty to inquire into the accuracy of any payments made by the Employer.

          22.02.  Investment of Trust Fund.  Subject to the provisions of
                  ------------------------
Sections 22.03 and 22.04, the Trustee shall have the power and authority in its discretion to invest the assets of the Trust Fund, without distinction as to ______ Fund income, in such property, real or personal, which the Trustee shall consider best suited to the purposes of the Trust, including, but not limited to, common or preferred stock bonds, notes, indentures, mutual funds, Policies, annuities, Group Annuity Policies, bank accounts, common trust funds, whether or not established or operated by the Trustee, and "qualifying employer securities and real property" within the meaning of Section 407(d) of ERISA in such amounts as the Trustee may in its discretion determine. The investment of Trust Fund assets under a Group Annuity Policy shall be subject to such restrictions as may be contained under the terms of the Group Annuity Policy with respect to investment accounts. If the Adoption Agreement permits Participants to direct the investment of their accounts, the Trustee shall have the power and authority to establish the investment funds which shall be available under the Plan.

          22.03.  Investment Direction by Participants.  To the extent specified
                  ------------------------------------
in the Adoption Agreement, each Participant shall have the right to direct the Trustee as to the manner in which Plan contributions made on his behalf shall be invested among the investment funds made available under the Plan by the Trustee. Any such investment direction shall be made pursuant to the provisions of Article IX and shall establish the portion of the Trust assets which shall be subject to such investment direction. The Trustee shall not be liable for any losses incurred by the Trust by reason of any such investment direction properly communicated to the Trustee.

          22.04.  Investment Direction by Plan Administrator.  The Plan
                  ------------------------------------------
Administrator at its discretion shall have the full authority to direct the Trustee in the investment of the Trust Fund, including the establishment of any investment funds under Section 22.03.

          22.05.  Trustee Powers.  The Trustee shall have all the power and
                  --------------
authority necessary and appropriate to carry out the administration and management of the Trust Fund. For this purpose the Trustee's powers shall include, but shall not be limited to, the following rights and privileges to be exercised in its discretion:

                  (a) To sell, exchange, convey, assign or otherwise transfer any security or other property held in trust, either by private contract or public offering;

                  (b) To exercise all rights of ownership over any property held in the Trust, including but not limited to, all rights incident to stock ownership, Policies, annuities, or Group Annuity Policies issued by the Insurance Company;

                  (c) To register securities or other Trust property in the name of the Trust or of the Trustee and to hold instruments in bearer form; to incur and pay all necessary custodian fees;

                  (d) If permitted under the Adoption Agreement, to make secured loans to Participants hereunder in such amounts, upon such terms and at such rate of interest as are consistent with the provisions of Article XVII;

                  (e) To purchase, hold, and own any Policy and Group Annuity Policy for the benefit of Participants hereunder which are consistent with the provisions of Article XVIII and XIX and the methods of distribution in Section 13.02;

                  (f) To retain such portion of the Trust Fund uninvested and in non-income producing property for such period of time as the Trustee deems to be in the best interest of the Trust, without liability for interest thereon;

                  (g) To bring, defend, settle, compromise or submit to arbitration actions, suits, controversies, or proceedings of any kind arising out of the Trust, and to satisfy or collect judgments, decrees, or awards of any kind in connection therewith;

                  (h) To employ such clerical help, attorneys and other agents, and to give them such titles and to delegate to them such duties, powers and functions as the Trustee deems necessary or expedient, and to pay reasonable expenses and compensation for such services.

          22.06.  Distributions from Trust Fund.  The Trustee shall from time to
                  -----------------------------
time, on written directions of the Plan Administrator, make distributions from the Trust to such persons, in such manner, in such amounts and for such purposes as may be specified by the Plan Administrator. The Trustee shall be under no liability for any distribution made pursuant to such written direction and shall be under no duty to make inquiry as to whether any distribution directed by the Plan Administrator is made pursuant to the provisions of the Trust. The Trustee shall not be liable for the proper application of any portion of the Trust Fund if distribution is made in accordance with the written directions of the Plan Administrator, as herein provided, nor shall the Trustee be responsible for the adequacy of the Trust to meet and discharge any and all payments and liabilities under the Trust.

          22.07.  Trustee Liability and Protection.  The Trustee shall be fully
                  --------------------------------
protected in acting upon any instrument, certificate, or paper, believed by it to be genuine and to be signed or presented by the proper person or persons, and the Trustee shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing but may accept the same as conclusive evidence of truth and accuracy of the statements therein contained. The Trustee shall be free from all liabilities for its acts and conduct in the administration and management of the Trust assets and for any losses or diminution in value of the Trust Fund, except for its acts of negligence or willful misconduct and except for losses or diminution in the value that result from the Trustee's own negligence or willful misconduct. However, nothing contained herein shall relieve the Trustee from any liability, responsibility, obligation or duty that the Trustee may have under ERISA.

          22.08.  Indemnification.  The Employer may, by separate agreement and
                  ---------------
to the extent permitted by law and its charter and by-laws, indemnify any individual Trustee, whether or not such person continues to hold such office, for any personal liability incurred in the administration of the Trust, except such liability as may arise from his own personal and willful neglect and misconduct. Any amounts paid pursuant to such indemnification shall not relieve such individual Trustee from any liability, responsibility, obligation or duty that he may have under ERISA.

          22.09.  Compensation, Expenses and Taxes.  The expenses incurred by
                  --------------------------------
the Trustee in the performance of its duties, including fees for legal, accounting and investment services rendered to the Trustee, and such compensation to the Trustee as may be agreed upon in writing from time to time between the Employer and the Trustee, shall be paid by the Trust Fund except to the extend paid by the Employer. All taxes of any and all kinds whatsoever that may be levied or assessed under existing or future laws upon, or in respect of, the Trust Fund or income thereof shall be paid from the Trust Fund.

          22.10.  Records and Accounting.  The Trustee shall keep accurate and
                  ----------------------
detailed accounts of all investments, receipts, disbursements and other transactions hereunder, and all accounts, books and records relating thereto shall be open to inspection at all reasonable times by the Employer and the Plan Administrator. Within 60 days following the close of each Plan Year, or such other date as may be agreed upon, the Trustee shall file with the Employer and the Plan Administrator a written report of the receipts, disbursements and other transactions effected by the Trustee during such Plan Year. The Trustee shall also determine the net worth of the Trust Fund in accordance with the provisions of Section 8.06.

          22.11.  Removal of Trustee.  The Trustee may be removed at any time,
                  ------------------
without cause, by the Employer at any time by giving written notice to the Trustee at least 30 days prior to the effective date of such removal. The Trustee may resign at any time by giving written notice to the Employer at least 30 days prior to the effective date of such resignation. Upon such removal or resignation, or upon the death of the Trustee, the Employer shall appoint a successor Trustee who shall have the same powers, duties, privileges and immunities as its predecessor in office. The Employer shall promptly notify the Insurance Company of any such change. If there is no remaining Trustee after such removal or resignation then upon such appointment and acceptance, the replaced Trustee shall transfer, pay over and deliver to such successor the assets then held under the Trust Fund.

          22.12.  Key Person Insurance.  The Trustee may, upon direction of the
                  --------------------
Employer, invest in life insurance on the lives of key employees of the Employer, payable on death to the Trust as beneficiary. Such policies shall be vested exclusively in the Trustee for the benefit of the Trust. The value of such policies, including any dividends and refund of premium payable on the policies, shall be included in the fair market value of the Trust Fund and the net value allocated among Participant accounts in accordance with Section 8.07. On death, the proceeds from the policy, including any refund of premium and/or dividends on death payable by the Insurer, less the value of the policy previously included in the Trust Fund on the last valuation date of the Trust, shall be allocated in the same manner as profit sharing contributions under
Section 8.02. If the Employer has not elected profit sharing contributions on the Adoption Agreement, such allocation shall be made to all Participants on the basis of their Compensation for the Plan Year.

          22.13.  Procedure for Trustee Action.  If the Trustee consists of more
                  ----------------------------
than one party, the Trustee shall act by agreement of a majority of the Trustees at a meeting, or by unanimous consent in writing without a meeting. In the event of a deadlock or other situation which prevents agreement of a majority of the Trustees, the matter shall be decided by the Board of Directors. Further, the Trustee may authorize one or more of the Trustees to sign all checks and execute all instruments or memoranda necessary or appropriate to carry out the actions and decisions of the Trustee, or to act on behalf of the Trustee.

          22.14.  Allocation of Responsibility.  If there is more than one
                  ----------------------------
Trustee, the Trustee shall jointly manage and control the assets of the Trust unless the Employer chooses to allocate specific responsibilities, obligations and duties among the Trustees. If the Employer shall make such an allocation, then each Trustee shall be responsible for the duties allocated to such Trustee and the other Trustees shall not be liable for any breach of such fiduciary responsibility for the duties allocated except as provided by ERISA.

          22.15.  Investment Manager.  The Trustee may, in its discretion,
                  ------------------
appoint an investment manager to manage all or a portion of the assets of the Trust. Such manager shall be a registered investment advisor, bank or insurance company within the meaning of Section 3(38) of ERISA and shall acknowledge in writing that he is a fiduciary with respect to the Trust. The Trustee shall notify the Employer and the Plan Administrator (if other than the Employer) of any such appointment and shall designate in writing the portion of the Trust assets which shall be subject to the management of such investment manager.

                                 ARTICLE XXIII

                           AMENDMENT AND TERMINATION
                           -------------------------

          23.01.  Amendment of Plan.  The New England, as the Sponsoring
                  -----------------
Organization of this Prototype Plan, shall have the power to amend such Plan, including retroactive amendment, by providing a copy of such amendment to the Employer and the Trustee who, by execution of the Adoption Agreement, are deemed to have consented to any such amendment. For purposes of Sponsoring Organization amendments, the mass submitter shall be recognized as the agent of the Sponsoring Organization. If the Sponsoring Organization does not adopt the amendments made by the mass submitter, the Sponsoring Organization's Plan shall no longer be identical to or a minor modifier of the mass submitter plan.

          23.02.  Amendment by Adopting Employer.  An Employer may (1) change
                  ------------------------------
the choice of options in the Adoption Agreement, (2) add overriding language in the Adoption Agreement when such language is necessary to satisfy Section 415 or 416 of the Code because of the required aggregation of multiple plans, and (3) add certain model amendments published by the Internal Revenue Service which specifically provide that their adoption will not cause the Plan to be treated as an individually designed Plan. An Employer that amends the Plan for any other reason shall no longer participate in this Prototype Plan and shall be considered to have an individually designed Plan.

          23.03.  Restrictions on Amendments.  Neither the sponsor nor the
                  --------------------------
Employer shall have the authority to amend the Plan in such a manner as would
(1) permit any part of the assets of the Trust to be diverted to purposes other than for the exclusive benefit of Participants or their Beneficiaries; (2) permit any portion of such assets to revert to or become property of the Employer; (3) increase the duties or liabilities of the Trustee without its written consent; or (4) deprive any Participant or his Beneficiary of any benefit to which he was entitled under the Trust by reason of contributions made prior thereto, unless such amendment is necessary to conform the Plan to, or to satisfy the conditions of, any law, governmental regulations or rulings, or to permit the Plan and the Trust to meet the requirements of Sections 401(a) and 501(a) of the Code.

          23.04.  Effect of Amendment on Account Balances.  No Amendment to the
                  ---------------------------------------
Plan shall be effective to the extent that it has the effect of decreasing a Participant's accrued benefit. For purpose of this Section, a Plan amendment which has the effect of decreasing a Participant's account balance or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued benefit. Furthermore, if the vesting schedule of the Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's Employer-derived accrued benefit shall not be less than the percentage computed under the Plan without regard to such amendment.

          23.05.  Participant Election.  If the adoption of this Prototype Plan
                  --------------------
amends an existing Plan, or in the event of any future amendment of the Plan, if the vesting schedule of the Plan is changed or other provisions of the Plan are changed in any way which directly or indirectly affects the determination of his nonforteitable percentage, or, if the Plan is deemed amended by an automatic change to or from a Top-Heavy vesting schedule, each active Participant with at least 3 years of Service may make an election during the period prescribed below to have his nonforfeitable percentage determined without regard to such amendment. For Participants who do not have at least 1 Hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting "5 years of service" for "3 years of service" where such language appears, with respect to all benefits accrued both before and after the amendment. The election period shall begin no later than the date the Plan amendment is adopted or deemed to be made and end no earlier than the last to occur of the following:

                  (a) 60 days after the day such amendment is adopted,

                  (b) 60 days after the day such amendment becomes effective, or

                  (c) 60 days after a participant is issued written notice by the Employer or Plan Administrator of such amendment.

          Notwithstanding the foregoing, no election shall be provided for any Participant whose nonforfeitable percentage shall not be less at any time than his percentage determined under the vesting provisions of the Plan in effect prior to the Plan amendment. The provisions contained in this Section shall also apply if the Plan's vesting schedule changes because the Plan's Top-Heavy Status changes.

          23.06.  Termination of Plan.  The Employer expects to continue the
                  -------------------
Plan indefinitely, but reserves the right at any time and within its sole discretion to reduce, suspend or discontinue contributions to the Plan or to terminate the Plan. In the event the Employer shall at any time be judicially declared bankrupt or insolvent, or in the event of dissolution, merger or consolidation with another employer without any provisions made for continuance of the Plan, the Plan shall be deemed to have terminated. In the event of such dissolution, merger or consolidation, provisions may be made by the successor Employer for the continuance of the Plan, and said successor shall in any event be substituted in the place of the present Employer by an instrument authorizing such substitution executed by the Employer and his successor, a copy of which shall be delivered to the Trustee.

          23.07.  Vesting on Termination.  In the event of a termination or
                  ----------------------
partial termination of the Plan or upon complete discontinuance of contributions by the Employer, each affected Participant shall have a non-forfeitable right to his Employer Contribution Account except as otherwise provided by Section 5.09.

          23.08.  Procedure upon Termination.  In the event Employer
                  --------------------------
contributions to the Plan are completely discontinued or the Plan is terminated pursuant to Section 23.06, no Employee shall thereafter be admitted to participation hereunder. The date of such termination or discontinuance shall be treated as a Valuation Date and all unallocated amounts in the Trust Fund shall be allocated in accordance with Article

VIII. The Employer shall determine whether to disburse the interest of participants and their Beneficiaries as immediate benefit payments or to retain such interest in the Trust Fund and disburse them in the future in accordance with Plan provisions pertaining to benefit payments, subject nevertheless to the provisions of Section 13.02 limiting the method of payment. The determinations of the Plan Administrator under this Section shall be conclusive and binding on all persons and shall be applied uniformly to all affected Participants and their Beneficiaries. Notwithstanding the foregoing, any distribution or transfer under this Section with respect to assets held under a Policy or Group Annuity Policy shall be subject to such restrictions as may be contained under the terms of the Policy or Group Annuity Policy with respect to the withdrawal, distribution or transfer of funds thereunder.

          23.09.  Termination of Plan with Respect to Division or Plant.  In the
                  -----------------------------------------------------
case of the Non-Standardized Adoption Agreement #03-001, the Employer may at any time terminate the Plan with respect to any division, plant, location, or other identifiable unit of the Employer or in respect of any other identifiable group of Employees. Such occurrence may be deemed a partial termination under the Code, in which event the provisions of Section 23.07 shall apply to those Participants affected by such partial termination.

                                 ARTICLE XXIV

                          LIMITATIONS ON ALLOCATIONS
                          --------------------------

          24.01.  Basic Rule - No Other Qualified Plan.  If a Participant does
                  ------------------------------------
not participate in, and has never participated in another qualified plan or a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer, or an individual medical account, as defined in Section 415(1)(2) of the Code, maintained by the Employer, which provides an Annual Addition, the amount of Annual Additions which may be credited to the Participant's account for any Limitation Year will not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan. If the Employer contributions that would otherwise be contributed or allocated to the Participant's account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated shall be reduced so that the Annual Additions for the Limitation Year shall be equal to the Maximum Permissible Amount. The following rules shall also apply:

                  (a) Prior to determining the participant's actual Compensation for the Limitation year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimation of the Participant's Compensation for the Limitation Year, uniformly determined for all Participants similarly situated.

                  (b) As soon as is administratively feasible after the end of the Limitation year, the Maximum Permissible Amount for the Limitation year will be determined on the basis of the Participant's actual Compensation for the Limitation Year.

                  (c) If, pursuant to (b) above or as a result of the allocation of forfeitures, there is an Excess Amount, such excess shall be disposed of as follows:

                      (1) Any nondeductible voluntary participant contributions, to the extent they would reduce the Excess Amount, shall be returned to the Participant;

                      (2) If after the application of paragraph (1) an Excess Amount still exists, and the Participant is covered by the Plan at the end of the Limitation Year, the Excess Amount in the Participant's account shall be used to reduce Employer contributions (including any allocation of forfeitures) for such participant in the next Limitation year, and each succeeding Limitation year if necessary;

                      (3) If after the application of paragraph (1) an Excess Amount still exists, and the Participant is not covered by the Plan at the end of a Limitation Year, the Excess Amount shall be held unallocated in a suspense account. The suspense account shall be applied to reduce future Employer contributions (including allocation of any forfeitures) for all remaining participants in the next Limitation year, and each succeeding Limitation Year if necessary;

                      (4) If a suspense account is in existence at any time during a Limitation year pursuant to this Section, it shall not participate in the allocation of the Trust's investment gains and losses. If a suspense account is in existence at any time during a particular Limitation year, all amounts in the suspense account must be allocated and reallocated to Participants' accounts before any Employer contributions or any Employee contributions may be made to the Plan for the Limitation year. Excess Amounts may not be distributed to Participants or former Participants.

          24.02.  Basic Rule - Additional Master or Prototype Defined
                  ---------------------------------------------------
Contribution Plan(s).  This Section applies if, in addition to this Plan, a
- --------------------
Participant is covered under another qualified Master or Prototype defined contribution plan, maintained by the Employer, or welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer, or an individual medical account, as defined in Section 415(1)(2) of the Code, maintained by the Employer, which provides an Annual Addition during any Limitation Year. The Annual Additions which may be credited to a Participant's account under this Plan for any such Limitation Year shall not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to a Participant's account under the other plans and welfare benefit funds for the same Limitation Year. If the Annual Additions with respect to the Participant under other defined contribution plans and welfare benefit funds maintained by the Employer are less than the Maximum Permissible Amount and the Employer contribution that would otherwise be contributed or allocated to the Participant's account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, this amount contributed or allocated shall be reduced so that the Annual Additions under all such plans and funds for the Limitation Year shall equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other defined contributions plans and welfare benefit funds in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount shall be contributed or allocated to the Participant's account under this Plan for the Limitation Year. The following rules shall also apply:

                  (a) Prior to determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant in the manner described in Section 24.01(a).

                  (b) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year shall be determined on the basis of the Participant's actual Compensation for the Limitation Year.

                  (c) If, pursuant to (b) above or as a result of the allocation of forfeitures, a Participant's Annual Additions under this Plan and such other plans would result in an Excess Amount for a Limitation Year, the Excess Amount shall be deemed to consist of the Annual Additions last allocated, except that the Annual Additions attributable to a welfare benefit fund or individual medical account shall be deemed to have been allocated first regardless of the actual allocation date .

                  (d) If an Excess Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan shall be the product of

                      (1) the total Excess Amount allocated as of such date, times

                      (2) the ratio of (A) the Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan to (B) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all the other qualified Master or Prototype defined contribution plans of the Employer.

                  (e) Any Excess Amount attributed to this Plan shall be disposed in this manner described in Section 24.01(c).

          24.03.  Basic Rule-Additional Non-Master/Prototype Defined
                  --------------------------------------------------
Contribution Plan(s).  If a Participant is covered under another qualified
- --------------------
defined contribution plan maintained by the Employer which is not a Master or Prototype plan, Annual Additions which may be credited to the Participant's account under this Plan for any Limitation Year shall be limited in accordance with Section 24.02 as though the other plan were a Master or Prototype plan unless the Employer provides other limitations in the Adoption Agreement.

          24.04.  Basic Rule-Additional Defined Benefit Plan(s).  If the
                  ---------------------------------------------
Employer maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan, the sum of the Participant's Defined Benefit Fraction and Defined Contribution Fraction shall not exceed 1.0 in any Limitation Year. The Annual Additions which may be credited to the Participant's account under this Plan for any Limitation Year shall be limited in accordance with the Adoption Agreement.

          24.05.  Definitions.  For purposes of this Article, the following
                  -----------
terms shall be defined as follows:

                  (a) "ANNUAL ADDITION" shall mean the sum of the following amounts credited to a Participant's account for the Limitation Year: (1) Employer contributions, (92) Employee contributions, (3) forfeitures, and (4) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Section 415(1)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer, are treated as Annual Additions to a defined contribution plan. Furthermore, amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee, as defined in Section 419(A)(d)(3) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer, are treated as Annual Additions to the defined contribution plan. For this purpose, any excess amount applied under Sections 24.01(c) or 24.02(e) in the

Limitation Year to reduce Employer contributions shall be considered Annual Additions for such Limitation Year.

                  (b) "CONTRIBUTION" shall mean Compensation as defined in
Section 2.07.

                  (c) "DEFINED BENEFIT FRACTION" shall mean a fraction, the numerator of which is the sum of the Participant's Projected Annual Benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125% of the dollar limitation in effect under Sections 415(b) and (d) of the Code or 140 percent of the highest average Compensation, including any adjustments under Section 415(b) of the Code. Notwithstanding the foregoing, if the Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction shall not be less than 125% of the sum of the annual benefits sunder such plans which the Participant has accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the Plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of
Section 415 for all Limitation Years beginning before January 1, 1987.

                  (d) "DEFINED CONTRIBUTION FRACTION" shall mean a fraction, the numerator of which is the sum of the Annual Additions to the Participant's account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant's nondeductible Participant contributions to all defined benefit plans, whether or not terminated, maintained by the Employer and the Annual Additions attributable to all welfare benefit funds, as defined in Section 419(e) of the Code, and individual medical accounts, as defined in Section 415(1)(2) of the Code, maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer), the maximum aggregate amount in any Limitation Year is lesser of 125% of the dollar limitation in effect under Section 415(c)(1)(A) of the Code or 35% of the Participant's Compensation for such year. If the Plan satisfied the applicable requirements of Section 415 of the Code as in effect for all Limitation Years beginning before January 1, 1987, an amount shall be subtracted from the numerator of the defined contribution plan fraction (not exceeding such numerator) as prescribed by the Secretary of the Treasury so that the sum of the defined benefit plan fraction and defined contribution plan fraction computed under Section 415(e)(1) of the Code does not exceed 1.0 for such Limitation Year.

          If the Employee was a Participant as of the end of the first day of the first limitation year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction shall be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of the Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 and (2) the denominator of this fraction, shall be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 987. The Annual Addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all Employee contributions as Annual Additions.

                  (e) "EMPLOYER." For purposes of this Article, shall mean the Employer that adopts this Plan, and all other members of a controlled group of corporations (as defined in Section 414(b) of the Code as modified by Section 415(h)), all commonly controlled trades or businesses (as defined in Section 414(c) as modified by Section 415(h)) or affiliated service groups (as defined in Section 414(m)) of which the adopting Employer is a part and any other entity required to be aggregated with the Employer pursuant to Regulations under
Section 414(o) of the Code.

                  (f) "EXCESS AMOUNT" shall mean the excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

                  (g) "HIGHEST AVERAGE COMPENSATION" shall mean the average Compensation for the three consecutive Years of Service with the Employer that produces the highest average. A Year of Service with the Employer is the 12-consecutive month period defined in Section 2.59 of the Adoption Agreement.

                  (h) "MASTER OR PROTOTYPE PLAN" shall mean a plan the form of which is the subject of a favorable opinion letter from the Internal Revenue Service.

                  (i) "MAXIMUM PERMISSIBLE AMOUNT" shall mean the maximum Annual Addition that may be contributed or allocated to a Participant's account under the Plan for any Limitation Year shall not exceed the lesser of:

                      (1) the Defined Contribution Dollar Limitation, or

                      (2) 25% of the participant's Compensation for the Limitation Year.

          The Compensation limitation referred to in (2) shall not apply to any contribution for medical benefits (within the meaning of Section 401(h) or 419(f)(2) of the Code) which is otherwise treated as an Annual Addition under
Section 415(l)(1) or 419(d)(2) of the Code.

          If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive month period, the maximum permissible amount shall not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:

                 Number of months in the short Limitation Year
                 ---------------------------------------------
                                      12

                  (j) "DEFINED CONTRIBUTION DOLLAR LIMITATION" shall mean $30,000 or, if greater, 1/4 of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code as in effect for the Limitation Year.

                  (k) "PROJECTED ANNUAL BENEFIT" shall mean the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or Qualified Joint and Survivor Annuity) to which the Participant would be entitled under the terms of the Plan assuming:

                  (1) the Participant will continue employment until Normal Retirement Age under the Plan (or current age, if later), and

                  (2) the Participant's Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Plan shall remain constant for all future Limitation Years.

                                  ARTICLE XXV

                       LIMITATION ON ELECTIVE DEFERRALS
                       --------------------------------

          25.01.  Definitions.  For purposes of this Article and Article XXVI,
                  -----------
where applicable, the following terms shall be defined as follows:

                  (a) "ACTUAL DEFERRAL PERCENTAGE" shall mean, for a specified group of Eligible Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (1) the amount of Employer contributions actually paid to the Plan on behalf of such Participant for the Plan Year, to (2) the Participant's Compensation for the applicable period specified in Section 2.07 of the Adoption Agreement (or Section 2.07C, in the case of the Non-Standardized Adoption Agreement #03-001 and Standardized Adoption Agreement #03-002). Employer contributions on behalf of any Participant shall include: (A) any Elective Deferrals made pursuant to the Participant's deferral election, including Excess Elective Deferrals, but excluding Elective Deferrals that are taken into account in the Actual Contribution Percentage test (provided the Actual Deferral Percentage Test is satisfied both with and without exclusion of such Elective Deferrals); (B) any Qualified Non-elective Contributions; and (C) any Qualified Matching Contributions.

                  (b) "COMPENSATION" shall mean all of each Eligible Participant's Compensation paid to him during the application period specified in Section 2.07 of the Adoption Agreement (or Section 2.07C, in the case of the Non-Standardized Adoption Agreement #03-001 and Standardized Adoption Agreement #03-002). Notwithstanding the foregoing, effective with Plan Years commencing after the later of (1) December 31, 1991, or (2) the date that is 60 days after publication of final regulations, the applicable period shall be the Plan Year unless otherwise provided by such regulations.

                  (c) "ELIGIBLE PARTICIPANT" shall mean any Eligible Employee who is otherwise authorized to have Elective Deferrals or Qualified Non-Elective Contributions allocated to his account for the Plan Year. If Elective Deferrals are required as a condition of participation in the Plan, any Employee who would be a Participant but for his failure to make such deferrals shall be treated as an Eligible Participant on behalf of whom no Elective Deferrals are made.

                  (d) "ELECTIVE DEFERRALS" shall mean any Employer contributions made to the Plan at the election of the Participant, in lieu of cash compensation, and shall include contributions made pursuant to a Salary Reduction Agreement or other deferral mechanism. With respect to any taxable year, a Participant's Elective Deferral is the sum of all employer contributions made on behalf of such

Participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in Section 401(k) of the Code, any simplified employee pension or cash or deferred arrangement as described in Section 402(h)(1)(B), any eligible deferred compensation plan under Section 457, any plan as described under Section 501(c)(18), and any Employer contributions made on behalf of a Participant for the purchase of an annuity contract under Section 403(b) pursuant to a Salary Reduction Agreement.

                 (e) "EXCESS ELECTIVE DEFERRALS" shall mean those Elective Deferrals that are includible in a Participant's gross income under Section 402(g) of the Code to the extent such Participant's Elective Deferrals for a taxable year exceed the dollar limitation under such Code Section. Excess Elective Deferrals shall be treated as Annual Additions under the Plan.

                      (1) The aggregate amount of Employer contributions actually taken into account in computing the Actual Deferral Percentage of Highly Compensated Employees for such Plan Year, over

                      (2) The maximum amount of such contributions permitted by the Actual Deferral Percentage test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the Actual Deferral Percentages, beginning with the highest of such percentages).

          25.02.  Maximum Amount of Elective Deferrals.  No Participant shall be
                  ------------------------------------
permitted to have Elective Deferrals made under this Plan, or any other qualified Plan maintained by the Employer, during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect at the beginning of such taxable year. In the case of a Participant who receives a hardship withdrawal from his Salary Reduction Account pursuant to Section 16.07, such dollar limitation shall be reduced as specified in Section 16.07(d).

          25.03.  Assignment and Claim of Excess Elective Deferrals.  A
                  -------------------------------------------------
Participant may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant by notifying the Plan Administrator on or before the March 1 next following such taxable year of the amount of the Excess Elective Deferrals to be assigned to the Plan. Participants who claim Excess Elective Deferrals for the preceding taxable year must submit their claims in writing to the Plan Administrator by March 1.

          25.04.  Distribution of Excess Elective Deferrals.  Notwithstanding
                  -----------------------------------------
any other provision of the Plan, Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant to whose account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year. The amount of Excess Elective Deferrals shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Elective Deferrals is the sum of (1) income or loss allocable to the Participant's Salary Reduction Account for the taxable year multiplied by a fraction, the numerator of which is such Participant's Excess Elective Deferrals for the year and the denominator is the Participant's account balance attributable to Elective Deferrals without regard to any income or loss occurring during such taxable year; and (2) 10% of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Participant's taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

          25.05.  Actual Deferral Percentage Test.  The Actual Deferral
                  -------------------------------
Percentage for Eligible Participants who are Highly Compensated Employees for each Plan Year must satisfy one of the following tests:

                  (a) The Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Actual Deferral Percentage for Eligible Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by 1.25; or

                  (b) The Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Actual Deferral Percentage for Eligible Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by 2, provided that the Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Actual Deferral Percentage for Eligible Participants who are Non-Highly Compensated Employees by more than 2 percentage points.

          25.06.  Special Rules for Actual Deferral Percentages.  The following
                  ---------------------------------------------
rules shall apply in determining Actual Deferral Percentages:

                  (a) The Actual Deferral Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals (and Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, if treated as Employer contributions for purposes of Actual Deferral Percentages) allocated to his account under two more plans or arrangements described in Section 401(k) of the Code that are maintained by the Employer or any Related Employer shall be determined as if all such Elective Deferrals (and Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, if treated as Employer contributions for purposes of Actual Deferral Percentages) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

                  (b) In the event that this Plan satisfies the requirements of Sections 401(k), 401(a), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if the aggregate with this Plan, then this Section shall be applied by determining the Actual Deferral Percentage of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same Plan Year.

                  (c) For purposes of determining the Actual Deferral Percentage of a Participant who is a 5% owner of one of the ten most highly-paid Highly Compensated Employees, the Elective Deferrals (and Qualified Non-elective Contributions or Qualified Matching Contributions, or both, if treated as Employer contributions for purposes of Actual Deferral Percentages) and Compensation of such Participant shall include the Elective Deferrals, (and Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, if treated as Employer contributions for purposes of Actual Deferral Percentages) and Compensation for the Plan Year of Family Members (as defined in
Section 414(q)(6) of the Code) and such Family Members shall be disregarded in determining the Actual Deferral Percentage for Participants who are Non-Highly Compensated Employees.

                  (d) For purposes of determining the Actual Deferral Percentage Test, Elective Deferrals, Qualified Non-elective Contributions and Qualified Matching Contributions must be made before the last day of the 12-month period immediately following the Plan Year to which contributions relate.

                  (e) The Employer shall maintain records sufficient to demonstrate satisfaction of the Actual Deferral Percentage Test and the amount of Qualified Non-elective Contributions or Qualified Matching Contributions, or both, used in such test.

                  (f) The determination and treatment of the Actual Deferral Percentage amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

          25.07.  Distribution of Excess.  Excess Contributions plus any income
                  ----------------------
and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Contributions were allocated for the preceding Plan Year. If such excess amounts are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10% excise tax shall be imposed on the Employer maintaining the Plan with respect to such amounts. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each of such Employees. Excess Contributions shall be allocated to Participants who are subject to the Family Member aggregation rules of Section 414(q)(6) of the Code in the manner prescribed by the Regulations. Excess Contributions shall be treated as an Annual Additions under the Plan. Excess Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess contributions is the sum of (1) income or loss allocable to the Participant's Salary Reduction Account (and, if applicable, the Qualified Non-elective Contribution Account or the Qualified Matching Contributions Account or both) for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Contributions for the year and the denominator is a Participant's account balance attributable to Elective Deferrals (and Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, if any of such contributions are included in the ADP test) without regard to any income or loss occurring during such Plan Year; and
(2) 10% of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month. Excess Contributions shall be distributed from the Participant's Salary Reduction Account and Qualified Matching Contribution account (if applicable) in proportion to the Participant's Elective Deferrals and Qualified Matching Contributions (to the extent used in the Actual Deferral Percentage Test) for the Plan Year. Excess Contributions shall be distributed from the Participant's Qualified Non-elective Contribution account only to the extent that such Excess Contributions exceed the balance in the Participant's Salary Reduction Account and Qualified Matching Contribution Account.

          25.08.  Forfeiture of Matching Contributions.  Any matching
                  ------------------------------------
contributions made by the Employer under Section 5.04 for any Plan Year which are based on Excess Contributions shall be forfeited as of the end of the next Plan Year and disposed of in the same manner as other forfeitures of matching contributions. If matching contributions are at all times fully vested and non-forfeitable under the Plan's vesting schedule, such forfeited matching contributions shall be reallocated to the remaining Participants on the basis of their Compensation for the Plan Year.

                                 ARTICLE XXVI

                     LIMITATIONS ON EMPLOYEE CONTRIBUTIONS
                          AND MATCHING CONTRIBUTIONS
                     -------------------------------------

          26.01.  Definitions.  For purposes of this Article, the following
                  -----------
terms shall be defined as follows:

                  (a) "AGGREGATE LIMIT" shall mean the sum of f(1) 125% of the greater of the Actual Deferral Percentage of the Non-highly Compensated Employees for the Plan Year or the Average Contribution Percentage of Non-highly Compensated Employees under the Plan subject to Code Sections 401(m) for the Plan Year beginning with or within the Plan Year of the cash or deferred arrangement and (2) the lesser of 200% or two plus the lesser of such Actual Deferral Percentage or Average Contribution Percentage. The word "lesser" shall be substituted for the word "greater" in (1) above, and the word "greater" shall be substituted for the word "lesser" in (2) above if such substitutions would result in a larger Aggregate Limit.

                  (b) "AVERAGE CONTRIBUTION PERCENTAGE" shall mean the average of the Contribution Percentages of the Eligible Participants in a group.

                  (c) "COMPENSATION" shall mean all of each Eligible Participant's Compensation paid to him during the applicable period specified in
Section 2.07 of the Adoption Agreement (or Section 2.07C, in the case of the Non-Standardized Adoption Agreement #03-001 and Standardized Adoption Agreement #03-002). Notwithstanding the foregoing, effective with Plan Years commencing after the later of (1) December 31, 1991, or (2) the date that is 60 days after publication of final regulations, the applicable period shall be the Plan Year unless otherwise provided by such regulations.

                  (d) "CONTRIBUTION PERCENTAGE" shall mean the ratio (expressed as a percentage) of the Participant's Contribution Percentage Amounts to the Participant's Compensation for the period specified in Section 2.07C of the Adoption Agreement.

                  (e) "CONTRIBUTION PERCENTAGE AMOUNTS" shall mean the sums of the Employee Contributions, Matching Contributions, and Qualified Non-Elective Contributions (to the extent not taken into account for purposes of the Actual Deferral Percentage Test) made on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall include forfeitures of Excess Aggregate Contributions or Matching Contributions allocated to the Participant's account which shall be taken into account in the Year in which such forfeiture is allocated. The Employer also may use Elective Deferrals in the Contribution Percentage Amounts so long as the Actual Deferral Percentage Test is met before the Elective Deferrals are used in the Actual Contribution Percentage Test and continues to be met following the exclusion of those Elective Deferrals that are used to meet the Actual Contribution Percentage Test.

                  (f) "ELIGIBLE PARTICIPANT" shall mean any Employee who is eligible to make an Employee Contribution, or any Elective Deferral (if the Employer takes such contributions into account in the calculation of the Contribution Percentage), or to receive a Matching Contribution (including forfeitures) or a Qualified Matching Contribution. If an Employee Contribution is required as a condition of participation in the Plan, any Employee who would be a Participant but for his failure to make such a contribution shall be treated as an Eligible Participant on behalf of whom no Employee Contributions are made.

                  (g) "EXCESS AGGREGATE CONTRIBUTIONS" shall mean, with respect to any Plan Year, the excess of:

                      (1) The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

                      (2) The maximum Contribution Percentage Amounts permitted by the Actual Contribution Percentage Test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

          Such determination shall be made after the first determining Excess Elective Deferrals pursuant to Section 25.02 and then determining Excess Contributions pursuant to Section 25.05.

                  (h) "EMPLOYEE CONTRIBUTION" shall mean any thrift or voluntary non-deductible contributions made to the Plan by or on behalf of a Participant that is included in the Participant's gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated.

                  (i) "MATCHING CONTRIBUTION" shall mean an Employer contribution made to the Plan on behalf of a Participant on account of an Employee Contribution made by such Participant, or on account of a Participant's Elective Deferral.

          26.02.  Average Contribution Percentage Test.  The Average
                  ------------------------------------
Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall satisfy one of the following tests:

                  (a) The Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Eligible Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by 1.225; or

                  (b) The Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Eligible Participants who are Non-highly Compensated Employees for the Plan Year multiplied by 2, provided that the Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Average Contribution Percentage for Eligible Participants who are Non-highly Compensated Employees by more than 2 percentage points.

       26.03.  Special Rules for Average Contribution Percentage.  The
               -------------------------------------------------
following rules shall apply in determining Average Contribution Percentages:

               (a) If one or more Highly Compensated Employees participate in both a cash or deferred arrangement and a plan subject to the Actual Contribution Percentage Test maintained by the Employer and the sum of the Actual Deferral Percentage and Actual Contribution Percentage of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the Actual Contribution Percentage of those Highly Compensated Employees who also participate in a cash or deferred arrangement shall be reduced (beginning with the Highly Compensated Employee whose Actual Contribution Percentage is the highest) so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amounts is reduced shall be treated as an Excess Aggregate Contribution. The Actual Deferral Percentage and Actual Contribution Percentage of the Highly Compensated Employees are determined after any corrections required to meet the Actual Deferral Percentage and actual Contribution Percentage Tests. Multiple use does not occur if either the Actual Contribution Percentage or Actual Contribution Percentage of the Highly Compensated Employees does not exceed 1.25 multiplied by the Actual Deferral Percentage or Actual Contribution Percentage of the Non-highly Compensated Employees.

               (b) For purposes of this Section, the Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his account under two or more plans described in Section 401(a) of the Code, or arrangements described in Section 401(k) of the Code that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

               (c) In the event that this Plan satisfies the requirements of
Section 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan. For plan years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year.

               (d) For purposes of determining the Contribution Percentage of a Participant who is a five-percent owner or one of the ten most highly-paid Highly Compensated Employees, the Contribution Percentage Amounts and Compensation of such Participant shall include the Contribution Percentage Amounts and Compensation for the Plan Year of Family Members (as defined in
Section 414(q)(6) of the Code). Family Members, with respect to Highly Compensated Employees, shall be disregarded as separate Employees in determining the Contribution Percentage both for Participants who are Non-highly Compensated Employees and for Participants who are Highly Compensated Employees.

               (e) For purposes of determining the Contribution Percentage test, Employee Contributions are considered to have been made in the Plan Year in which contributed to the Plan. Matching Contributions and Qualified Non-elective Contributions shall be considered made for a Plan

Year if made no later than the end of the 12-month period beginning on the day after the close of the Plan Year.

               (f) The Employer shall maintain records sufficient to demonstrate satisfaction of the Average Contribution Percentage test and the amount of Qualified Non-elective Contributions or Qualified Matching Contributions, or both, used in such test.

               (g) The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

       26.04.  Distribution of Excess Aggregate Contributions. Notwithstanding
               ----------------------------------------------
any other provision of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Such distributions shall be subject to the following rules:

               (a) Excess Aggregate Contributions shall be allocated to Participants who are subject to the Family Member aggregation rules of Section 414(q)(6) of the Code in the manner prescribed by the Regulations. If such Excess Aggregate Contributions are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10% excise tax will be imposed on the Employer maintaining the Plan with respect to those amounts. Excess Aggregate Contributions shall be treated as Annual Additions under the Plan.

               (b) Excess Aggregate Contributions shall be adjusted for any income or loss up to date of distribution. The income or loss allocable to Excess Aggregate Contributions is the sum of: (1) income or loss allocable to the Participant's Employee Contribution Account, Matching Contribution Account (if any, and if all amounts therein are not used in the Actual Deferral Percentage test) and, if applicable, Qualified Non-elective Contribution Account and Salary Reduction Account for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Aggregate Contributions for the year and the denominator is the Participant's account balance(s) attributable to Contribution Percentage Amounts without regard to any income or loss occurring during such Plan Year; and (2) 10% of the amount determined under (1) above multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

               (c) Forfeitures of Excess Aggregate Contributions may either be reallocated to the accounts of Non-highly Compensated Employees or applied to reduce Employer contributions, as elected by the Employer in the Adoption Agreement.

               (d) Excess Aggregate Contributions shall be forfeited, if forfeitable, or distributed on a pro-rata basis from the Participant's Employee Contribution account and Matching Contribution Account (and, if applicable, the Participant's Qualified Non-elective Contribution Account or Salary Reduction Account, or both).

                                 ARTICLE XXVII

                             TOP-HEAVY PROVISIONS
                             --------------------

       27.01.  Top-Heavy Status. If the Plan is in Top-Heavy Status in any Plan
               ----------------
Year beginning after December 31, 1983, the provisions of this Article shall take precedence over any conflicting provisions in the Plan or the Adoption Agreement.

       27.02.  Definitions. For purposes of this Article, the following terms
               -----------
shall be defined as follows:

               (a) "KEY EMPLOYEE": Any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the Determination Period was (1) an officer of the Employer, if such Employee's Annual Compensation exceeds 50% of the dollar limitation under Section 415(b)(1)(A) of the Code; (2) an owner (or considered an owner under Section 318 of the Code) of one of the 10 largest interests in the Employer if such individual's Annual Compensation exceeds the dollar limitation under Section 415(c)(1)(A) of the Code; (3) a 5% owner of the Employer; (4) or a 1% owner of the Employer who has an Annual Compensation of more than $150,000. Annual Compensation means Compensation as defined in Section 2.07(d). The Determination Period is the Plan Year containing the Determination Date and the four preceding Plan Years. The determination of who is a Key Employee shall be made in accordance with Section 416(i)(1) of the Code and the regulations thereunder.

               (b) "TOP-HEAVY STATUS": For any Plan Year beginning after December 31, 1983, this Plan is Top-Heavy if any of the following conditions exists:

                    (1) If the Top-Heavy Ratio for this Plan exceeds 60% and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans,

                    (2) If this Plan is a part of a Required Aggregation Group of plans (but which is not part of a Permissive Aggregation Group) and the Top-Heavy Ratio for the group of plans exceeds 60%, or

                    (3) If this Plan is a part of a Required Aggregation Group of plans and part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

               (c)  "TOP-HEAVY RATIO":

                    (1) If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer has not maintained any defined benefit plan which during the 5-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio for this plan alone or for the Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any account balance distributed in the 5-year period ending on the Determination Date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the Determination Date(s)), both computed in accordance with Section 416 of the Code and the regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Section 416 of the Code and the regulations thereunder.

                    (2) If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (1) above, and the Present Value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with (1) above, and the Present Value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date(s), all determined in accordance with Section 416 of the Code and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the 5-year period ending on the Determination Date.

                    (3) For purposes of (1) and (2) above, the value of account balances and the Present Value of accrued benefits shall be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Section 416 of the Code and the regulations thereunder for the first and second Plan Years of a defined benefit plan. The account balances and accrued benefits of a Participant (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not completed an Hour of Service at any time during the 5-year period ending on the Determination Date shall be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account shall be made in accordance with Section 416 of the Code and the regulations thereunder. Deductible employee contributions shall not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans the value of account balances and accrued benefits shall be calculated with reference to the Determination Dates that fall within the same calendar year. The accrued benefit of a Participant other than a Key Employee shall be determined under (A) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (B) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.

               (d) "PERMISSIVE AGGREGATION GROUP": The Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

               (e) "REQUIRED AGGREGATION GROUP": (1) Each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the Determination Period (regardless of whether the Plan has terminated), and (2) any other qualified plan of the Employer which enables a plan described in (1) to meet the requirements of Sections 401(a)(4) or 410 of the Code.

               (f) "DETERMINATION DATE": For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that year.

               (g) "VALUATION DATE": The last day of each Plan Year.

               (h) "PRESENT VALUE": Present Value shall be based only on the interest and mortality rates specified in the Adoption Agreement.

       27.03.  Minimum Allocation. For any Plan Year in which this Plan is in
               ------------------
Top-Heavy Status, the following minimum allocation shall be provided:

               (a) Except as otherwise provided in (b) and (c) below, the Employer contributions and forfeitures allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of 3% of the Participant's Compensation, or in the case where the Employer has no defined benefit plan which designates this Plan to satisfy Section 401 of the Code, the largest percentage of Employer contributions and forfeitures, as a percentage of the first $200,000 of the Key Employee's Compensation, allocated on behalf of any Key Employee for that year. If the Employer has such a defined benefit plan, such allocation shall not be less than 5% of the Participant's Compensation. The minimum allocation shall be determined without regard to any Social Security contribution and shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the Plan Year because of (1) the Participant's failure to complete 1,000 Hours of Service (or any equivalent provided in the Plan), (2) the Participant's failure to make mandatory Participant contributions to the Plan, or (3) Compensation less than a stated amount. If a Salary Reduction Agreement is required as a condition of Participation in the Plan pursuant to Section 3.06, any Eligible Participant who would be a Participant if he had entered into such an agreement shall be considered a Participant for purposes of this Section.

               (b) The provision in (a) above shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

               (c) The provisions in (a) above shall not apply to any Participant to the extent that the Participant is covered under any other plan or plans of the Employer and the Employer has specified in the Adoption Agreement that the minimum allocation or benefit requirement applicable to this Plan if it is in Top-Heavy Status shall be met in such other plan or plans.

       The minimum allocation (to the extent required to be nonforfeitable under Section 416(b) of the Code) may not be forfeited under Section 411(a)(3)(B) or 411(a)(3)(D) of the Code. Neither salary reduction contributions nor matching contributions shall be taken into account for purposes of satisfying the minimum allocation requirements of paragraph (a) above.

       27.04.  Minimum Vesting Schedule.  For any Plan Year in which the Plan
               ------------------------
is in Top-Heavy Status, the minimum vesting under the Plan shall be 20% after 2 Years of Service, increased by 20% for each additional Year of Service thereafter, but not to exceed 100% after 6 Years of Service. Such minimum vesting schedule shall apply to all benefits within the meaning of Section 411(a)(7) of the Code except those attributable to Employee contributions, Qualified Matching Employer Contributions, Qualified Non-Elective Employer Contributions, Salary Reduction Contribution and those amounts subject to a more rapid vesting schedule, including benefits accrued before the effective date of
Section 416 of the

Code and benefits accrued before the Plan was in Top-Heavy Status. Notwithstanding the foregoing, this Section shall not apply to the account balances of any Employee who does not have an Hour of Service after the Plan initially entered Top-Heavy Status and such Employee's account balances attributable to Employer contributions and forfeitures shall be determined without regard to this Section. Further, no decrease in a Participant's nonforfeitable percentage may occur in the event the Plan's Top-Heavy Status changes for any Plan Year. In the case of the Non-Standardized Adoption Agreement #03-001, the Employer shall elect on the Adoption Agreement whether the above minimum vesting schedule shall continue to apply for subsequent Plan Years irrespective of whether the Plan remains in Top-Heavy Status. In the case of the Standardized Adoption Agreements #03-002 and 03-003, the above minimum vesting schedule shall continue to apply for subsequent Plan Years irrespective of whether the Plan remains in Top-Heavy Status.

       27.05.  Adjustment to the Limitation on Contributions and Benefits. If
               ----------------------------------------------------------
this Plan is in Top-Heavy Status and the Employer maintains, or at any time maintained, a qualified defined benefit plan covering any Participant of this Plan, the number 100 shall be substituted for the number 125 in subsections (c) and (d) of Section 24.05. However such substitution shall not take effect with respect to this Plan in any Plan Year in which the following requirements are satisfied.

               (a) If the Employer has indicated in Section 27.03 of the Adoption Agreement that the minimum allocation or benefit requirement is to be satisfied by this Plan, the minimum allocation under Section 27.03 is not less than 7 1/2 of Compensation. If the applicable minimum is to be provided in part or in full by another plan or plans of the Employer, such minimum shall be appropriately adjusted in accordance with Section 416(h)(2) of the Code.

               (b) The sum of the present value as of the Determination Date of
(1) the accounts of all Key Employees under all defined contribution plans of the Employer and (2) the cumulative accrued benefits of all Key Employees under all defined benefit plans of the Employer does not exceed 90% of the same amounts determined for all Participants under all plans of the Employer in Top-Heavy Status, excluding account values and accrued benefits for Employees who formerly were but are no longer Key Employees.

       In addition, the substitutions of the number 100 for 125 shall not take effect in any Limitation Year with respect to any Participant for whom no benefits are accrued or allocations made for such Year.

                                ARTICLE XXVIII

                           MISCELLANEOUS PROVISIONS
                           ------------------------

       28.01.  Spendthrift Provisions.  Except as otherwise provided by
               ----------------------
Section 17.06, the rights of any Participant or his Beneficiary to any benefit or to any payment under the Plan shall not be subject to alienation, assignment, attachment, transfer, garnishment or other legal or equitable process, and no Participant or his Beneficiary shall have any right to alienate, anticipate, commute, pledge, encumber or assign any such benefit or payment, either voluntarily or involuntarily. The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a "qualified domestic relations order," as defined in
Section 414(p) of the Code. A domestic relations order entered before January 1, 1985, will be treated as a qualified domestic relations order if payment of benefits pursuant to the order has commenced as of such date, and may be treated by the Plan Administrator as a qualified domestic relations order if payment of benefits has not commenced as of such date, even though the order does not satisfy the requirements of Section 414(p) of the Code. The Plan Administrator shall develop a procedure to determine the status of a domestic relations order as a qualified domestic relations order and to administer Plan distributions in accordance with qualified domestic relations orders.

       28.02.  Limitation of Rights and Benefits.  Nothing appearing in or
               ---------------------------------
done pursuant to the Plan shall be held or construed to create a contract of employment with the Employer, to obligate the Employer to continue the services of any Employee, or to affect or modify any Employee's terms of employment in any way; or to give any person any legal or equitable right or interest in the Trust Fund or any part thereof or distribution therefrom, or against the Employer, except as expressly provided herein.

       28.03.  Benefits Subject to Adequacy of Trust.  All benefits payable
               -------------------------------------
under the Trust shall be paid or provided solely from the Trust Fund and the Employer assumes no liability or responsibility therefor. The Employer is under no legal obligation to make any contribution to the Plan and no action or suit shall be brought by a Participant or his Beneficiary or by the Trustee, against the Employer for any such contribution.

       28.04.  Plan and Trust for Exclusive Benefit of Employees.
               -------------------------------------------------
Notwithstanding any other provisions to the contrary, no part of the Trust Fund shall revert to the Employer except as provided in Sections 1.04, 5.09 and
Article XXIII, and no part of the Trust Fund, other than such part as is required to pay taxes, if any, or administrative expenses chargeable against the Trust Fund, shall be used for any purpose other than the exclusive benefit of Employees and their Beneficiaries, pursuant to the provisions of the Plan and Trust.

       28.05.  Construction.  The headings of the Plan have been inserted for
               ------------
convenience of reference only and are to be ignored in any construction of the provisions hereof. Whenever used herein, a pronoun or adjective in the masculine gender includes the feminine gender, the singular includes the plural and the plural includes the singular, unless the context clearly indicates otherwise. To the extent not preempted by ERISA, the Plan and Trust shall be construed according to the laws of the state in which the Plan and Trust is executed. In the event any provision of the Plan or Trust shall be held illegal or invalid for any reason, such determination shall not affect the remaining provisions of the Plan or Trust and it shall be construed as if such illegal or invalid provisions had never been included.

       28.06.  Merger of Plan.  In the event of a merger, consolidation or
               --------------
transfer of the assets or liabilities of this Plan to any other plan, each Participant included in this Plan shall be entitled to a benefit immediately after such merger, consolidation or transfer (if such other plan then terminated) which is equal to or greater than the benefit he would have been entitled to receive immediately before such merger, consolidation or transfer had this Plan terminated.

       28.07.  Missing Participant or Beneficiary.  If any portion of a
               ----------------------------------
distribution which is payable under the Plan to a Participant, Beneficiary or any other individual remains unpaid at the expiration of 5 years after such distribution first became payable solely by reason of the Plan Administrator's inability to ascertain the whereabouts of such individual after having sent a registered letter, return receipt requested, to the last known address of such individual, such unpaid amount shall be forfeited and applied pursuant to
Section 11.05 unless the Plan provides for full and immediate vesting under Section 11.03 of the Adoption Agreement in which case such forfeited amount shall be used to offset future Employer contributions. If such individual is subsequently located, such forfeited amount shall be restored from earnings of the Trust Fund or by a special Employer contribution.

       28.08.  Multiple Employers.  If more than one Employer is included in
               ------------------
the Adoption Agreement, or if any trade or business with the consent of the Employer becomes a party to the Plan pursuant to Section 2.13, the Principal Employer, as designated on page 1 of the Adoption Agreement, shall have the sole authority and responsibility for the administration and management of the Plan as it applies to all other Employers, including without limitation the appointment of the Trustee and the amendment (where permitted) and termination of the Plan. The Principal Employer shall be the Plan Administrator unless an officer of the Principal Employer or other person is designated by the Principal Employer as the Plan Administrator. With the approval of the Principal Employer, any other Employer may at any time withdraw from the Plan by giving the Principal Employer and the Trustee at least 30 days written notice of its intention to withdraw. The Principal Employer may at any time revoke the Plan participation of any other Employer upon giving such Employer and the Trustee at least 30 days written notice. In the event of such withdrawal or revocation, the accounts of Participants affected by such withdrawal or revocation shall, at the discretion of the Principal Employer, either be retained in the Plan for distribution in accordance with Plan provisions pertaining to benefit payments or transferred to a trust fund or group insurance contract which is qualified and exempt under applicable provisions of the Code. The determinations of the Principal Employer shall be applied uniformly to all affected Participants.

       28.09.  Leave of Absence. A leave of absence not in excess of two years
               ----------------
granted by the Employer for reasons of sickness, disability, layoff for a temporary period, educational purposes, jury duty or for periods of military duty which the Employee's reemployment rights are protected by law shall not be considered a One-Year Break-in-Service or a Period of Severance, provided the Employee returns to the service of the Employer prior to the expiration of such leave or upon the completion of such military service. If the Employee does not so return, other than on account of death, he shall be deemed to have terminated employment at the time the absence commenced, provided such absence was an unpaid leave of absence. If the "elapsed time" method of determining Years of Service is specified in the Adoption Agreement, the preceding sentence shall not reduce the Employee's Years of Service as determined under Section 2.59. Any forfeiture that results from an Employee's failure to return to service shall not be considered to have occurred prior to the expiration of the approved leave of absence.

The New England


     ___________________________________________________________________________
     401(k)/Profit Sharing
     Prototype

     ___________________________________________________________________________
     Standardized
     Adoption Agreement #03-002

        INTERNAL REVENUE SERVICE                       DEPARTMENT OF THE TREASURY
Plan Description:   Prototype Standardized Profit      Washington, DC 20224
                    Sharing Plan with CODA

FFN:   50290700903-002    Case: 9500662                Person to Contact: Ms. Arlington

EIN:   04-2708937  BPD:   03  Plan:  002               Telephone Number: (202) 622-8173

Letter Serial No:  D249243b                            Refer Reply to:  CP:E:EP:P3

                                                       Date: 12/24/97

     NEW ENGLAND VARIABLE LIFE INSURANCE CO
     501 BOYLSTON STREET
     BOSTON, MA 02117

Dear Applicant:

In our opinion, the amendment to the form of the plan identified above does not in and of itself adversely affect plan's acceptability under section 401 of the Internal Revenue code. This opinion relates only to the amendment to the form of the plan. It is not an opinion as to the acceptability of any other amendment or of the form of the plan as a whole, or as to the effect of other Federal or local statutes.

You must furnish a copy of this letter to each employer who adopts this plan. You are also required to send a copy of the approved form of the plan, any approved amendments and related documents to each Key District Director of Internal Revenue Service in whose jurisdiction there are adopting employers.

Our opinion on the acceptability of the form of the plan is not a ruling or determination as to whether an employer's plan qualifies under Code section 401(a). An employer who adopts this plan will be considered to have a plan qualified under Code section 401(a) provided all the terms of the plan are followed, and the eligibility requirements and contribution or benefit provisions are not more favorable for highly compensated employees than for other employees. Except as stated below, the Key District Director will not issue a determination letter with regard to this plan.

Our opinion does not apply to the form of the plan for purposes of Code section 401(a)(16) if: (1) an employer ever maintained another qualified plan for one or more employees who are covered by this plan, other than a specified paired plan within the meaning of section 7 of Rev. Proc. 89-9, 1989-1 C.B. 780; or (2) after December 31, 1985, the employer maintains a welfare benefit fund defined in Code section 419(e), which provides post-retirement medical benefits allocated to separate accounts for key employees as defined in Code section 419A(d)(3).

An employer that has adopted a standardized plan may not rely on this opinion letter with respect to: (1) whether any amendment or series of amendments to the plan satisfies the nondiscrimination requirements of section 1.401(a)(4)-5(a) of the regulations, except with respect to plan amendments granting past service that meet the safe harbor described in section 1.401(a)(4)-5(a)(5) and are not part of a pattern of amendments that significantly discriminates in favor of highly compensated employees; or (2) whether the plan satisfies the effective availability requirement of section 1.401(a)(4)-4(c) of the regulations with respect to any benefit, right or feature.

An employer that has adopted a standardized plan as an amendment to a plan other than a standardized plan may not rely on this opinion letter with respect to whether a benefit, right or other feature that is prospectively eliminated satisfies the current availability requirements o section 1.401(a)-4 of the regulations.

The employer may request a determination (1) as to whether the plan, considered with all related qualified plans and, if appropriate, welfare benefit funds, satisfies the requirements of Code section 401(a)(16) as to limitations on benefits and contributions in Code section 415; (2) regarding the nondiscriminatory effect of grants of past service; and (3) with respect to whether a prospectively eliminated benefit, right or feature satisfies the current availability requirements.

             THE NEW ENGLAND 401(K)/PROFIT SHARING PROTOTYPE PLAN

                     STANDARDIZED ADOPTION AGREEMENT #002

The Employer named below hereby establishes a profit-sharing plan and trust by adopting the 401(k)/Profit Sharing Prototype Plan #03 which the Employer accepts and incorporates by reference herein, with the specifications set forth below with respect to the terms and provisions of the Plan. This Adoption Agreement together with the Basic Plan Document when registered in accordance with the Sponsoring Organization's requirements, shall be a Prototype Plan and constitutes a Plan and Trust for the exclusive benefit of participating Employees. Prototype Plan status depends upon initial registration and continued registration in accordance with the requirements of the Sponsoring Organization.

This Adoption Agreement constitutes (select one):

     [_] the establishment of a new Plan and Trust, effective ______________ (the "Effective Date").

     [X] the amendment and restatement of an existing Plan and Trust of the Employer which is qualified under Section 401(a) of the Internal Revenue Code and which was effective January 1, 1995 (the "Effective
                                               ---------------
          Date"). The name of the existing plan that is being amended and restated is:

          GTI 401(k) Plan
          ----------------------------------------------------------------------

          ______________________________________________________________________

          The effective date of this amendment is: July 1, 1997
                                                   -----------------------------
The Employer (if more than one employer is included in the Plan, list all Employers and indicate which Employer is the Principal Employer. Use attachment if necessary. Any related Employer must participate in this Plan.)


     Name Primus Telecommunications Group, Inc.
          ----------------------------------------------------------------------
     Address 2070 Chain Bridge Road, Suite 425
             -------------------------------------------------------------------
             Vienna, Virginia                               Zip Code 22182
     -----------------------------------------------------           -----------
     Employer Identification Number 54-1708481              Plan Number 001
                                    ----------------------              --------
     Type of Entity:

     [X] Corporation   [_] Partnership    [_] Sole Proprietorship  [_] Other

     Employer Fiscal year for Income Tax Purposes:
     [X]  Calendar Year      [_]  Year beginning the ____________ day of
_________

     Date incorporated (or date business commenced, if not a corporation): 2/94
                                                                           -----

The Trustee (Enter the name and address of the person(s) or corporate appointed by the Employer as Trustee under this Plan and Trust)

     Name(s)  K. Paul Singh
           ---------------------------------------------------------------------

     Address  2070 Chain Bridge Road, Suite 425
            --------------------------------------------------------------------
             Vienna, Virginia                     Zip Code  22182
            --------------------------------------        ----------------------

PLAN NAME

The name of the Plan shall be: Primus Telecommunications Group, Inc.
                              --------------------------------------------------

                              401(k) Plan
- --------------------------------------------------------------------------------

ARTICLE II - GENERAL DEFINITIONS

2.07 "COMPENSATION," subject to Section 2.07 of the Basic Plan Document, shall mean the following (complete A, B, and C):

     A. For purposes of determining contributions under Articles V and VI and allocations under Article VIII, "Compensation" shall mean the Participant's wages paid to him by the Employer during (select one):

          [X]  the Plan Year
          [_]  the Limitation Year ending with or within the Plan Year
          [_]  the Employer's fiscal year ending with or within the Plan Year which are subject to the Social Security Taxes under Section 3121(a) of the Code, without regard to the dollar limitation of Section 3121(a)(1) of the Code.

     B.   "COMPENSATION" as defined above (select one):

          [X]  shall include
          [_]  shall not include

          the following types of elective contributions and deferred compensation: (1) any Employer contributions made pursuant to a salary reduction agreement which are not includible in the gross income of the Employee under a "cafeteria plan" described in Section 125 of the code, a "cash or deferred arrangement" described in Section 401(k) of the Code, a "simplified employee pension plan" described in Section 402(h) of the Code or a "tax deferred annuity" program as provided in
          Section 403(b) of the Code, (2) any compensation deferred under an "eligible deferred compensation plan" described in Section 457 of the Code, or (3) any

          Employee contributions which are "picked up" under a government plan as described in Section 414(h)(2) of the code.

     C. For purposes of the Actual Deferral Percentage Test under Article XXV and the Actual Contribution Percentage Test under Article XXVI, "Compensation" shall mean the Participant's Compensation, as defined in A above, which is paid to him during the applicable period (as specified below), but including any elective contributions or deferred compensation described in B above. The applicable period shall be (select one):

          [X]  the entire Plan Year
          [_] the part of the Plan Year during which the Participant is a member of the Plan

          Note:  Unless otherwise provided by final regulations issued by the
          ----
          Internal Revenue Service, the first option above shall automatically apply beginning with Plan Years that commence after the later of (1) December 31, 1991 or (2) sixty days after such regulations are issued.

2.08 "EARLY RETIREMENT DATE" for a Participant shall mean (select and complete one):

     [X]  not applicable
     [_]  the date he attains age ________
     [_] the date he attains age ________ and competes ________ Years of Service

     Note:  Early Retirement under the Prototype Plan operates only the
     ----
     accelerate vesting and, if Section 13.03(a)B is selected below, to defer the distribution of Employer derived benefits. No early retirement date should be selected if neither of these reasons apply.

2.15 "ENTRY DATE" shall mean (select one):

     [_] the _____________ day of each ___________. (Must be either first or last day of Plan Year. Unless the "elapsed time" method is selected under Section 3.01D below, an additional Entry Date exactly 6 months from the date specified above may apply to some Employees as required by law. See Section 2.27 of the Basic Plan Document.)

     [_]  the first day of each month.
     [_]  the first day of the first and seventh month of each Plan Year.
     [X] the first day of the first, fourth, seventh and tenth month of each Plan Year.

     If the adoption of this Prototype Plan establishes a new Plan, the Effective Date shall also be an Entry Date if such date is not included above.

2.24 "LIMITATION YEAR" shall mean (select one):

     [X]  the Plan Year
     [_]  the calendar year
     [_]  other 12-month period ending on ___________.

2.29 "NORMAL RETIREMENT AGE" for a Participant shall mean (select and complete one):

     [X]  the date he attains age  65  (not to exceed 65).
                                  ----
     [_] the date he attains age 65 of the fifth anniversary of the first day of the Plan Year in which he first became a Participant, whichever is later .

2.35 "PLAN ADMINISTRATOR" (complete only if other than Employer)

     The Employer designates ___________________________________________ as the
     Plan Administrator and his successor shall be that person who shall from time to time hold the office of (select one):

     [_]  President    [_]  Treasurer  [_]  Other ________________ (specify)

     or other person designated in writing by the President or Board of Directors

2.36 "PLAN YEAR" shall mean (select one):

     [X] the 12-consecutive month period corresponding to the Employer's fiscal year for income tax purposes as specified on the Adoption Agreement. (Must be selected if Employer is a Partnership or Sole
          Proprietorship.)

     [_]  the 12-consecutive month period on each _____________________________.
          (insert month and day)

     [_]  the calendar year.

     [_]  a short Plan Year commencing on ______________________________ (insert month/day/year) and ending on ________________________________ (insert month/day/year) and immediately thereafter the 12-consecutive month period commencing on each _____________________________ (insert month/day).

2.57 "VALUATION DATE" Plan assets shall be valued (select one):

     [_]  annually; the last day of each Plan Year.

     [_] semi-annually; the last day of the sixth and twelfth month of each Plan Year.

     [X] quarterly; the last day of the third, sixth, ninth and twelfth month of each Plan Year.

     [_]  monthly; the last day of each month.

2.59 "YEARS OF SERVICE" for purposes of early retirement and vesting shall be based on (select one):

     [X] HOURLY METHOD. 12-consecutive month computation periods of 1,000 Hours of Service based on (select one):

          [_] the Employee's employment year, beginning on the date the Employee first completes an Hour of Service (or on his reemployment date, if applicable) and on each anniversary thereof.

          [X]  the Plan Year.

     [_] ELAPSED TIME METHOD. Years and fractions of years of employment, based on days.

     PREDECESSOR EMPLOYER SERVICE. (select one):

     [X]  Not Applicable.  There is no predecessor employer.

     [_] The Employer maintains the plan of a predecessor employer. In such case, the Plan provides that service with the predecessor employer shall be treated as Years of Service and Months of Service with the Employer. (Insert the name of the predecessor employer and the effective date of the predecessor employer plan in the space provided below.)

     [_] There is a predecessor employer but the Employer does not maintain a plan of the predecessor employer. Service with such predecessor employer (select one);

          [_] shall be treated as Years of Service and Months of Service with the Employer. (Insert the name of predecessor employer in the space provided below.)

          [_]  shall not be treated as service with the Employer.

          ______________________________________________________________________
          (predecessor employer)        (effective date of predecessor plan)


ARTICLE III - ELIGIBILITY AND PARTICIPATION

3.01 Each Employee shall be eligible to participate in the Plan if he is employed in the job classification described below, after he has satisfied the following requirements (complete A, B, C and D).

     A. The Plan's age requirement shall be as follows (Select one): for full-time employees

          [_]  No age requirement.

          [X]  Attained age 21 (maximum age 21).

     B.   The Plan's service requirement shall be as follows (select one):

          [_]  No service requirement.

          [X] Completion of 90 Day(s) of Service (for full-time employees). This requirement shall apply (select one):

               [_] to all contributions, including salary reduction, thrift, matching and profit sharing contributions.

               [_] only to salary reductions and thrift contributions. The service requirement for matching and profit sharing contributions shall be _______ Month(s) of Service.

               [X] only to salary reduction, thrift and matching contributions. The service requirement for profit sharing contributions shall be 12 Month(s) of Service.

     B-1. The Plan's service requirement for employees who are classified as part-time or temporary employees shall be as follows:

          Completion of 12 Months of Service for all contributions, including salary reduction, thrift, matching and profit sharing contributions.

     C. The service requirement(s) under B and B-1 above shall apply (select one):

          [_]  not applicable. There is no service requirement.

          [X]  to present and future Employees.

          [_] only to persons who are Employees on the Effective Date of the Plan. The service requirement(s) for persons who become Employees after the Effective Date of the Plan shall be as follows: (select one):

               [_] For all contributions, including salary reduction, thrift, matching and profit sharing contributions: _____ Month(s) of Service.

               [_] For salary reduction and thrift contributions: ____ Month(s) of Service. For matching and profit sharing contributions:
                    _____ Month(s) of Service.

               [_]  For salary reduction, thrift and matching contributions:
                    _____ Month(s) of Service. For profit sharing contributions:
                    _____ Month(s) of Service.

          NOTE:  If the first option under Section 2.15 above is selected any
          ----
          age requirement under A above must not exceed age 20-1/2 and any service requirement under B or C above must not exceed 6 months, unless full and immediate vesting is selected in Section 11.03 below in which case up to 18 months may be used for thrift, matching and profit sharing contributions. If the first option under Section 2.15 above is not selected, (1) the service requirement for salary
                   ---
          reduction contributions must not exceed 12 months, and (2) the service requirement for thrift, matching and profit sharing contributions must also not exceed 12 months unless full and immediate vesting under
          Section 11.03 below is elected in which case up to 24 months may be used.

     D. The Months of Service requirement(s) under B and C above shall be based on (select one):

          [_]  NOT APPLICABLE.  There is no service requirement.

          [X] HOURLY METHOD. Computation periods based on consecutive months during which the Employee completes a number of Hours of Service equal to at least 83-1/3 times the number of Months of Service specified under B or C above.

               If the hourly method is selected above and the Months of Service
                                                      ---
               requirement is exactly 12 months, complete the following:

               The second and succeeding eligibility computation period shall be based on (select one):

               [_] the Employee's employment year, beginning on the date the Employee first completes an Hour of Service (or on his reemployment date, if applicable) and on each anniversary thereof.

               [X] the Plan Year, commencing with the first Plan Year which begins after the date the Employee first completes an Hour of Service (or after his reemployment date, if applicable).

          [_] ELAPSED TIME METHOD. A period of employment of 30 days multiplied by the number of Months of Service specified in B or C above during which the Employee does not have to complete a specific number of Hours of Service.

     JOB CLASSIFICATION (select as appropriate)

     [_]  All job classifications.

     [X]  All job classifications except:

          [_] Employees included in a unit of Employees covered by a collective bargaining agreement between the Employer and Employee representatives, if retirement benefits were the subject of good faith bargaining. For this purpose, the term "Employee representatives" does not include any organization more than half of whose members are employees who are owners, officers or executives of the Employer.

          [X] Employees who are nonresident aliens and who receive no earned income from the Employer which constitutes income from sources within the United States.

ARTICLE V - EMPLOYER CONTRIBUTIONS

5.01 SOURCE OF CONTRIBUTIONS. Employer contributions to the Plan for any Plan Year shall be made (select one):

     [X]  without regard to current or accumulated Profits.

     [_] subject to Section 5.01 of the Basic Plan Document, only out of current or accumulated Profits for the fiscal year ending with or within the Plan Year.

5.04 MATCHING CONTRIBUTIONS. The Employer shall make matching contributions for each eligible Part _____________ specified in Section 8.03 below) each Plan Year as follows (select one):

     [_] NOT APPLICABLE. No matching contributions shall be made by the Employer under the Plan.

     [X] FIXED MATCH. The Employer shall contribute an amount equal to the percentage of the Participant's salary reduction contributions and/or thrift contributions for the Plan Year as specified in A and B below.

     [_] FLEXIBLE MATCH. If no resolution is made by the Board of Directors, the Employer shall contribute an amount for each Participant equal to the percentage of his salary reduction contributions and/or thrift contributions for the Plan Year as specified in A and B below.

          A.   MATCHING PERCENTAGE.  (select as appropriate)
          [_] 25%   [X] 50%   [_] 75%    [_]  ___% (insert single percentage)

          B. LIMITS ON MATCHING CONTRIBUTIONS. The amount of matching contributions shall be limited as follows (select as appropriate):

          [_] The matching contribution on behalf of each Participant each Plan Year shall not exceed $_________ (insert dollar amount).

          [X]  Only   3%   (insert percentage of dollar amount) of the
                    -----
               Participant's Compensation while a Participant each Plan Year shall be matched.

     [_] OPTIONAL MATCH. The Employer shall contribute an amount (if any) equal to a percentage of each Participant's salary reduction contributions and/or thrift contributions for the Plan Year as specified by resolution of the Board of Directors each Plan Year. The amount of matching contributions may be subject to a maximum as specified by the Board of Directors. The matching percentage and any maximum shall be applied uniformly to all Participants.

5.05 QUALIFIED MATCHING CONTRIBUTIONS (select one)

     [_]  Not Applicable.  There are no matching contributions under the Plan.

     [_]  The matching contributions under Section 5.04 above (select one):

          [_]  shall

          [X]  shall not

          be designated as Qualified Matching Contributions to be included in the Actual Deferral Percentage Test.

     NOTE:  If such designation is made, matching contributions must be fully
     ----
     vested when made and may not be distributed until age 59-1/2, death, disability or termination of employment.

5.06 PROFIT SHARING CONTRIBUTIONS. The Employer shall make profit sharing contributions to the Plan for each Plan Year as follows (select one):

     [_] NOT APPLICABLE. No profit sharing contributions shall be made by the Employer.

     [X] DISCRETIONARY FORMULA. An amount as determined each year by resolution of the Board of Directors.

     [_] FIXED FORMULA. An amount equal to _______% of the total Compensation paid to eligible Participants during the fiscal year which ends with or within the Plan Year.

     [_] COMBINATION FIXED/DISCRETIONARY FORMULA. An amount equal to ______% of the total Compensation paid to eligible Participants during the fiscal year which ends with or within the Plan Year, but not in excess of $________, plus an amount as determined each year by resolution of the Board of Directors.

     [_] PER CAPITA FORMULA. The Employer shall contribute $________ for each eligible Participant, or such other amount as determined each year by the Board of Directors.

ARTICLE VI - PARTICIPANT CONTRIBUTIONS, ROLLOVERS AND TRANSFERS

6.01 SALARY REDUCTION AND THRIFT CONTRIBUTIONS (select A, B, C or D):
and

6.02 [_]  A.   NOT APPLICABLE.  No salary reduction or thrift contributions shall be permitted or required under the Plan.

     [X]  B.   SALARY REDUCTION ONLY.  Each Participant may contribute a
               percentage of his Compensation on a pre-tax basis by salary reduction pursuant to Section 7.04 below.

     [_}  C.   THRIFT ONLY.  Each Participant may contribute a percentage of his
               Compensation on an after-tax basis by payroll deduction pursuant to Section 7.04 below. (Available only if matching contributions are specified in Section 5.04 above.)

     [_]  D.   COMBINATION SALARY REDUCTION/THRIFT.  Each Participant may
               contribute a percentage of his Compensation on either a pre-tax basis by salary reduction or an after-tax basis by payroll deduction pursuant to Section 7.04 below:

               Participants (select one):

               [_]  shall

               [_]  shall not

               be permitted to make both salary reduction and thrift contributions in the same Plan Year.

6.03 VOLUNTARY EMPLOYEE CONTRIBUTIONS UNDER THE PLAN (select one):

     [_]  shall be permitted.

     [X]  shall not be permitted.

6.04 ROLLOVERS AND TRANSFERS TO THE PLAN (select one):
and

6.05 [X]  shall be permitted.

     [_]  shall not be permitted.

ARTICLE VII - PAYROLL AGREEMENTS

7.04 AMOUNT OF SALARY REDUCTION OR THRIFT CONTRIBUTION.  (select one):

     [_] Not Applicable. No salary reduction or thrift contributions are permitted under the Plan.

     [X]  Salary reduction and/or thrift contributions are specified under
          Article VI above. The following limits shall apply (complete A and B).

          A. The maximum salary reduction or thrift contribution shall be (select one):

               [_]  Not Applicable.  No maximum shall apply.

               [X]  20% of Compensation for the [X] Plan Year. [_] payroll
                    --
                    period. (whole percent)

               [_]  $____________ per [_] Plan Year.  [_] payroll period.

          B. The minimum salary reduction or thrift contributions shall be (select one):

               [_]  Not Applicable.  No minimum shall apply.

               [X]  1% of Compensation for the [X] Plan Year. [_] payroll
                    -
                    period. (whole percent)

               [_]  $____________ per [_] Plan Year.  [_] payroll period.

          NOTE:  If both salary reduction and thrift contributions are permitted
          ----
          in the same Plan Year, any limit specified above shall apply on an aggregate basis.

7.05 A Participant who terminates his Payroll Agreement may enter into a new Payroll Agreement as of any subsequent Entry Date after a waiting period of (select one):

     [_] Not Applicable. No salary reduction or thrift contributions are permitted under the Plan.

     [_]  Not Applicable.  There shall be no waiting period.

     [X]    3    months (not to exceed 6 months) (as of first payroll period in
          -----
          next calendar quarter)

     NOTE:  No waiting period is permitted if the first option is selected under
     ----
     Section 2.15 above.

ARTICLE VIII - ALLOCATION AND VALUATION

8.02 Any profit sharing contributions made by the Employer shall be allocated to Participants who satisfy the following requirements (select one):

     [_]  A.   Not Applicable.  No profit sharing contributions shall be made by the Employer.

     [_]  B.   Completion of at least one Hour of Service during the Plan Year.

     [X]  C.   Completion of at least 501 Hours of Service during the Plan Year and employment with the Employer on the last day of the Plan
               Year.

     [_]  D.   For Plan Years commencing prior to January 1, 1990, Participants who satisfy the following requirements (select one):

               [_] Completion of at least 1,000 Hours of Service during the Plan Year.

               [_]  Employment with the Employer on the last day of the Plan
                    Year.

               [_] Completion of at least 1,000 Hours of Service during the Plan Year and employment with the Employer on the last day of the Plan Year.

               For Plan Years commencing on or after January 1, 1990, Participants who complete at least 501 Hours of Service during the Plan Year or are employed by the Employer on the last day of the Plan Year.

     Participants who are not eligible for an allocation as specified above but die, retire or become disabled during the Plan Year (select one):

     [_] not applicable. Option B has been selected above. All Participants who complete at least one Hour of Service during the Plan Year shall receive an allocation.

     [_]  shall receive an allocation.

     [X]  shall not receive an allocation.

     NOTE:  If forfeitures derived from matching contributions will be
     ----
     reallocated under Section 8.05 below to eligible Participants rather than applied to reduce future employer contributions, Section 8.02 above should be completed to specify eligibility requirements for such reallocation even if there will be no profit sharing contributions under the Plan.

     ALLOCATION FORMULA. Subject to the top-heavy minimum contribution requirements in Article XXVII of the Basic Plan Document, profit sharing contributions to the Plan for any Plan Year shall be allocated to eligible Participants (as determined in Section 8.02 above) as follows (select one):

          [_]  NON-INTEGRATED FORMULA.  (select one):

               [_] COMPENSATION FORMULA. The allocation shall be in the ratio that each eligible Participant's Compensation bears to the total Compensation of all eligible Participants.

               [_] PER CAPITA FORMULA. Each eligible Participant shall receive the dollar amount specified in Section 5.06 above, or such other dollar amount as determined each year by resolution of the Board of Directors. (This option must be selected if the per capita formula is selected in Section 5.06 above.)

          [X] INTEGRATED FORMULA. In accordance with the allocation formula set forth in Section 8.02(b) of the Basic Plan Document. For purposes of such allocation formula, the following factors shall apply (complete A and B):

               A. INTEGRATION LEVEL. The Integration Level shall be (select one):

                    [X]  the Taxable Wage Base.

                    [_] $__________ (insert dollar amount not to exceed the Taxable Wage Base).

                    [_] ______% (insert percentage not to exceed 100% of the Taxable Wage Base).

               B.   MAXIMUM DISPARITY RATE.  The Maximum Disparity Rate shall be
                      5.7%     (insert percentage not to exceed 5.7%).  If the
                    --------
                    Integration Level is below the Taxable Wage Base, the 5.7% factor shall be reduced in accordance with the table below.

     ---------------------------------------------------------------------
       IF THE INTEGRATION LEVEL IS         THE 5.7% FACTOR IS REDUCED TO
     ---------------------------------------------------------------------
      Not greater than the greater of              No Reduction
      $10,000 or 20% of the Taxable
      Wage Base.
     ---------------------------------------------------------------------
      Greater than the amount in the                    4.3%
      box above but not greater than
      80% of the Taxable Wage Base.
     ---------------------------------------------------------------------
      Greater than 80% of the Taxable                   5.4%
      Wage Base.
     ---------------------------------------------------------------------

8.03 Any matching contributions shall be allocated to Participants as follows (select one):

     [_] Not Applicable. No matching contributions shall be made by the Employer.

     [X]  Matching contributions shall be allocated during the Plan Year on a
                                                    --------------------
          monthly, quarterly or semi-annual basis to all Participants who have salary reduction or thrift contributions during the period for which the matching contributions are being made.

     [_]  Matching contributions shall be allocated as of the last day of the
                                                    -------------------------
          Plan Year to Participants who have salary reduction or thrift
          ---------
          contributions during the Plan Year and satisfy the following requirements (select one):

          [_]  A.   Completion of at least one Hour of Service during the Plan
                    Year.

          [_]  B.   Completion of at least 501 Hours of Service during the Plan
                    Year or employment with the Employer on the last day of the Plan Year.

          [_]  C.   For Plan Years commencing prior to January 1, 1990,
                    Participants who satisfy the following requirements (select one):

               [_] Completion of at least 1,000 Hours of Service during the Plan Year.

               [_]  Employment with the Employer on the last day of the Plan
                    Year.

               [_] Completion of at least 1,000 Hours of Service during the Plan Year and employment with the Employer on the last day of the Plan Year.

               For Plan Years commencing on or after January 1, 1990, Participants who complete at least 501 Hours of Service during the Plan Year or are employed by the Employer on the last day of the Plan Year.

     Participants who are not eligible for an allocation as specified above but die, retire or become disabled during the Plan Year (select one):

     [_] not applicable. Option A has been selected above. All Participants who have salary reduction or thrift contributions during the Plan Year shall receive an allocation.

     [_]  shall receive an allocation.

     [X]  shall not receive an allocation.

8.05 FORFEITURES. Amounts forfeited by Participants shall be applied as follows (select one):

     [_] Not Applicable. There are no forfeitures under the Plan. All accounts are fully vested.

     [_] All forfeitures shall be reallocated to eligible Participants (as determined in Section 8.02 above) in the same manner as profit sharing contributions. If profit sharing contributions are not elected in
          Section 5.06 above, or if the Per Capita allocation formula is selected in Section 8.02 above, forfeitures shall be reallocated to eligible Participants (as determined in Section 8.02 above) on the basis of their Compensation.

     [_] Any forfeitures derived from profit sharing contributions shall be reallocated to eligible Participants (as determined in Section 8.02 above) in the same manner as profit sharing contributions. If the Per Capita allocation formula is selected under Section 8.02 above, the reallocation shall be on the basis of each eligible Participant's Compensation. Any forfeitures derived from matching contributions shall be used to reduce Employer matching contributions otherwise payable for the Plan Year in which such forfeitures arise, and for each succeeding Plan Year if necessary, until such forfeitures have been exhausted.

     [X] All forfeitures shall be used to reduce Employer contributions otherwise payable for the Plan Year in which such forfeitures arise, and for each succeeding Plan Year if necessary, until such forfeitures have been exhausted.

ARTICLE IX - PARTICIPANT DIRECTION OF INVESTMENTS

9.01 Contributions to the Plan shall be invested as follows (select one):

     [_]  The Trustee shall make all investment selections.

     [_]  The Participant shall make all investment selections.

     [X] The Participant shall designate how the following contributions shall be invested. All other contributions shall be invested in accordance with instructions of the Trustee (select as appropriate):

            [X]  Salary reduction contributions.

            [_]  Matching contributions.

            [_]  Thrift contributions.

            [X]  Profit sharing contributions (made in cash).

            [_]  Voluntary contributions.

            [X]  Rollover contributions, including trust-to-trust transfers.

            [_]  Contributions made prior to _____________ (insert date).

            [_]  Contributions made after _____________ (insert date).


ARTICLE XI - TERMINATION OF EMPLOYMENT AND VESTING

11.03  The interest of a Participant in any matching contributions under Section
       5.04 and any profit sharing contributions under Section 5.06 shall vest and become nonforfeitable in accordance with the following vesting schedule (select one and complete as appropriate):

       [_] NOT APPLICABLE. No profit sharing or matching contributions shall be made by the Employer.

       [X] SINGLE VESTING SCHEDULE. The vesting schedule to be applied for both matching and profit sharing contributions shall be Schedule C. (Select and insert one of the vesting schedules described below.)

       [_] DUAL VESTING SCHEDULE. The vesting schedule to be applied for matching contributions shall be Schedule _____ and for profit sharing contributions shall be Schedule ______. (Select and insert in each blank one of the vesting schedules described below -- one of the schedules must be schedule A.)

       VESTING SCHEDULES.

            A.   Full and immediate vesting.

            B. Graduated vesting (insert percentages in blanks) _____% after 1 Year of Service
                 _____% after 2 Years of Service
                 _____% (not less than 20) after 3 Years of Service
                 _____% (not less than 40) after 4 Years of Service
                 _____% (not less than 60) after 5 Years of Service
                 _____% (not less than 80) after 6 Years of Service 100% after 7 Years of Service.

            C.   Cliff vesting - 100% after    3    (not to exceed 6) Years of
                                            -------
                 Service.

11.04 Exclusion of Years of Service for vesting purposes, including the Top-Heavy vesting schedule in Section 27.04.

       In computing a Participant's nonforfeitable interest in his Employer Contribution Account, the following Years of Service shall be excluded (select as appropriate):

       [_] Not Applicable. Full and immediate vesting with respect to all contributions has been selected in Section 11.03, above.

       [X]  Not Applicable.  All Years of Service shall be counted.

       [_] Years of Service before the Employer maintained this Plan or a predecessor plan.

       [_]  Years of Service prior to attainment of age ____ (not to exceed age
            18).

ARTICLE XIII - DISTRIBUTION AND FORM OF BENEFITS

13.03(a) If a Participant terminates employment for any reason other than death or Total and Permanent Disability prior to his Early Retirement Date, if applicable, or Normal Retirement Age, and the value of his Vested Account Balance exceeds $3,500, the vested portion of his Employer Contribution Account shall be distributed (select one):

            [X]  A.   as soon as administratively possible following his
                      termination (provided the Participant and his spouse, if applicable, agree to such distribution pursuant to Article
                      XIII of the Basic Plan Document).

            [_]  B.   no earlier than his Early Retirement Date, if applicable,
                      or his Normal Retirement Age.

13.03(c) PARTICIPANT ELECTION TO DEFER COMMENCEMENT OF BENEFITS. The Plan permits a terminated Participant whose Vested Account Balance exceeds $3,500 to defer the commencement of benefits until the later of his Normal Retirement Age and age 62. In addition, such a Participant (select one):

            [_]  shall

            [X]  shall not

            be permitted to defer the commencement of his benefits until his Required Beginning Date as defined in Section 15.06 of the Basic Plan Document.

ARTICLE XIV - JOINT AND SURVIVOR REQUIREMENTS

14.06 The full qualified joint and survivor annuity and preretirement survivor annuity requirements of Section 401(a)(11) and Section 417 of the Code (select one):

       [X]  A.   shall apply to all Participants at all times (only with respect to contributions as of July 1, 1997)

       [X]  B.   shall not apply to a participant until (and unless) the
                 Participant elects to receive his benefits under the Plan in the form of an annuity.

       NOTE:  If the Plan is (or becomes) a direct or indirect transferee of a
       ----
       defined benefit plan, money purchase plan, target benefit plan, stock bonus plan, or a profit sharing plan which is subject to the full survivor annuity requirements of Section 401(a)(11) and Section 417 of the Code, then such requirements shall apply to all Participants at all times and the selection of B. above shall be voided.

ARTICLE XVI - WITHDRAWALS FROM ACCOUNTS

       The Plan allows Participants to make in-service withdrawals from Voluntary Contribution Accounts, if voluntary contributions are permitted. In addition, Participants shall be permitted to make in-service withdrawals from other accounts, as follows (select as appropriate):

       [_]  Not Applicable.  Additional withdrawals are not permitted.

       [X]  Withdrawals from all other accounts at age 59-1/2 are permitted.

       [X] Withdrawals from all other accounts at Normal Retirement Age are permitted.

       [_] Hardship withdrawals from Profit Sharing Contribution Accounts and Matching Contribution Accounts are permitted.

       [X] Hardship withdrawals from Salary Reduction Accounts (excluding any income accrued after 1988) are permitted.

       [X] Withdrawals from Profit Sharing Contribution Accounts under the IRS 2-year rule (described in Section 16.05 of the Basic Plan Document) are permitted.

       [X] Withdrawals from Thrift Contribution Accounts and Rollover Contribution Accounts are permitted.

16.01  The minimum amount of any withdrawal shall be (select one):

       [_]  not applicable.

       [X]  the lesser of    $1,000     (insert dollar amount, not to exceed
                          -------------
            $1,000) or the Participant's total vested account balance under the Plan, excluding any income accrued after 1988 under his Salary
            Reduction Account.

ARTICLE XVII - LOANS

17.01  (Select one)

       [_]  No loans to Participants shall be permitted under the Plan.

       [X] Loans to Participants shall be permitted under the Plan in an amount not to exceed the lesser of (a) one-half of the Participant's non-forfeitable interest under the Plan, or (b) $50,000.

17.02 A Participant shall not have to meet any years of participation requirement to be eligible for loans.

17.03  The minimum amount of any loan shall be (select one):

       [_]  Not Applicable.

       [X]  $   1,000    (insert dollar amount, not to exceed $1,000).
           -----------

ARTICLE XXIV - LIMITATIONS ON ALLOCATIONS

       LIMITATIONS-ADDITIONAL EMPLOYER PLANS. If the Employer maintains, or ever maintained, another qualified plan in which any Participant in this Plan is (or was) a participant or could possibly become a participant, the Employer must complete Sections 24.03 and 24.04 below. The Employer must also complete these Sections if it maintains a welfare benefit fund, as defined in Section 419(e) of the Code, or an individual medical account, as defined in Section 415(l)(2) of the Code, under which amounts are treated as Annual Additions with respect to any Participant in this Plan. If you maintain such a plan or plans, failure to complete these Sections may adversely affect the qualification of the plans you maintain.

24.03 CODE SECTION 415 LIMITATIONS - MULTIPLE DEFINED CONTRIBUTION PLANS (select one)

       [X] Not Applicable. Employer does not maintain another qualified defined contribution plan which covers Participants of this Plan.

       [_] Not Applicable. Employer does maintain another qualified defined contribution plan which covers Participants of this Plan, but such other plan is a Master or Prototype plan.

       [_] Employer does maintain another qualified defined contribution plan, other than a Master or Prototype Plan, which covers Participants of this Plan. If a Participant is covered by such other plan (select one):

            [_] The provisions of Section 24.02 shall apply as if the other plan were a Master or Prototype Plan.

            [_] (Provide the method under which such other plan will limit the total Annual Additions to the Maximum Permissible Amount, and will properly reduce any Excess Amounts, in a manner that precludes Employer discretion.)

                 _______________________________________________________________

                 _______________________________________________________________

24.04  CODE SECTION 415 LIMITATIONS - COMBINED PLANS (select one)

       [X] Not Applicable. Employer does not maintain and has never maintained a qualified defined benefit plan which covers or covered Participants of this Plan.

       [_] Employer either maintains or has maintained a qualified defined benefit plan which covers Participants of this Plan. (In the space below, provide language which will satisfy the 1.0 limitation of
            Section 415(e) of the Code.)

                 _______________________________________________________________

                 _______________________________________________________________

ARTICLE XXVI - LIMITATIONS ON EMPLOYEE CONTRIBUTIONS AND MATCHING CONTRIBUTIONS

26.04  FORFEITURES OF EXCESS AGGREGATE CONTRIBUTIONS SHALL BE (select one):

       [_] not applicable. No matching contributions shall be made under the Plan.

       [_] not applicable. All Matching Contribution Accounts are fully vested.

       [X] applied to reduce Employer contributions for Plan Year in which such Excess Aggregate Contributions arise, but allocated in accordance with the next option below to the extent such Excess Aggregate Contributions exceed Employer contributions for such Plan Year or if the Employer has already contributed for such Plan Year.

       [_] allocated, after all other forfeitures under the Plan, to all Participants who are Non-Highly Compensated Employees in the ratio that each such Employee's Compensation bears to the total Compensation of all such Employees.

ARTICLE XXVII - TOP-HEAVY PROVISIONS

27.02  PRESENT VALUE UNDER DEFINED BENEFIT PLANS (select one)

       [X] Not Applicable. Employer does not maintain a qualified defined benefit plan which covers Participants of this Plan.

       [_] Employer maintains a qualified defined benefit plan which covers Participants of this Plan. For purposes of establishing Present Value to compute the Top-Heavy Ratio, any benefit shall be discounted only for mortality and interest based on the following (complete both):

            Interest rate: ___________%

            Mortality table:____________________________________________________

27.03  MINIMUM ALLOCATION - MULTIPLE PLANS (select one)

       [X] Not Applicable. Employer does not maintain another qualified plan which covers Participants of this Plan.

       [_] Employer maintains another qualified plan which covers Participants of this Plan. The minimum Top-Heavy allocation requirement applicable to this Plan (select one):

            [_]  shall be met by this Plan.

            [_] shall be met by another plan or plans of the Employer. (Indicate name(s) of such other plan(s) in the space provided below.)

                 _______________________________________________________________

27.04 VESTING SCHEDULE IN TOP-HEAVY STATUS. If the Plan becomes Top-Heavy, the Plan's minimum vesting schedule shall be 20% after 2 Years of
                  -------
       Service, increasing by 20% for each Year of Service thereafter, but not to exceed 100% after 6 Years of Service.

       If the Plan is no longer in Top-Heavy status, the above minimum vesting schedule shall continue to apply for succeeding Plan Years.

       It is understood and agreed that the Sponsoring Organization shall not be responsible for the tax and legal aspects of the Plan and Trust, full responsibility for which is assumed by the undersigned Employer, who hereby acknowledges that he has consulted legal and tax counsel to the extent considered necessary.

       An Employer who has ever maintained or who later adopts any plan (including after December 31, 1985, a welfare benefit fund, as defined in Section 419(e) of the Code, which provides post-retirement medical benefits allocated to separate accounts for key employees, as defined in
       Section 419A(d)(3) of the Code, or an individual medical account, as defined in Section 415(l)(2) of the Code) in addition to this Plan may not rely on the opinion letter issued by the National Office of the Internal Revenue Service as evidence that this Plan is qualified under
       Section 401 of the Internal Revenue Code. If the Employer wishes to obtain reliance that this plan is qualified, application for a determination letter should be made to the appropriate Key District Office of the Internal Revenue Service.

       This Adoption Agreement may be used only in conjunction with the 401(k)/Profit Sharing Prototype Plan Basic Plan Document #03.

       This Plan and Trust is signed this 3Oth day of June, 1997.

                              Primus Telecommunications Group, Inc.
                              -------------------------------------
                                         (name of Employer)


                              By: /s/ K. Paul Singh
                                 ----------------------------------
                                       (authorized signature)


                              _____________________________________
                                   (name of additional Employer)


                              By:__________________________________
                                       (authorized signature)

Appointment as Trustee is accepted

 /s/ K. Paul Singh
- ----------------------------------

- ----------------------------------    Appointment as Plan Administrator is

                                      accepted

_______________________      __________________________________________________
    (as Trustee(s))       (to be signed by Plan Administrator if other than
                           Employer)

     Failure to property fill out this Adoption Agreement may result in the disqualification of the Plan.

     The Sponsoring Organization will inform the adopting Employer of any amendments made to the Prototype Plan or of the discontinuance or abandonment of the Prototype Plan, provided the Employer complies with the initial and continuing registration requirements of the Sponsoring Organization. The adopting Employer should keep the initial registration form and all registration renewal forms with its copy of the Plan.

     The Sponsoring Organization is:  New England Mutual Life Insurance Company
                                      500 Boylston Street
                                      Boston, MA  02117
                                      Tel. No. (617) 578-6158

     This prototype plan is an important legal document. You should consult with your attorney regarding the legal and tax implications of adopting this plan. Although the overall form of the plan has been approved by the Internal Revenue Service, neither The New England nor its agents can act as your attorney in qualifying your plan with the IRS, or assure that it automatically is suited to your needs.